AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                METALS USA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
               DELAWARE                                  5051                                 76-0533626
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                ARTHUR L. FRENCH
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 600
                              HOUSTON, TEXAS 77056
                                 (713) 965-0990
     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:

           WILLIAM D. GUTERMUTH                         JOHN A. HAGEMAN
       BRACEWELL & PATTERSON, L.L.P.                   METALS USA, INC.
        SOUTH TOWER PENNZOIL PLACE                      THREE RIVERWAY
     711 LOUISIANA STREET, SUITE 2900                      SUITE 600
         HOUSTON, TEXAS 77002-2781                   HOUSTON, TEXAS 77056

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED         PER SHARE(1)           PRICE(1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share              2,000,000             $20.00             $40,000,000           $11,800
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                2,000,000 SHARES

                                     [LOGO]

                                   METALS USA

                                  COMMON STOCK
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus covers 2,000,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Metals USA, Inc., a Delaware corporation (the "Company") to be offered, from time to time, by certain stockholders (the "Selling Stockholders") of the Company to or through BT
Alex. Brown Incorporated ("BT Alex. Brown") as placement agent who may act as agent, or who may acquire Shares as principal. The distribution of the Shares through BT Alex. Brown may be effected in one or more transactions that may take place on the NYSE or in over-the-counter transactions, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution." All of the Shares to be sold by the Selling
Stockholders were issued in connection with the acquisition by the Company of various businesses which were previously owned by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of any Shares by the Selling Stockholders. All expenses of registration of the Shares which may be offered hereby under the Securities Act of 1933, as amended (the "Securities Act") will be paid by the Company (other than selling commissions, and fees and expenses of advisers to the Selling Stockholders).

     The Company currently has 35,412,438 shares of its Common Stock listed on the NYSE, of which 16,506,832 are registered and available for unrestricted trading in the public markets unless owned by affiliates of the Company. On May 19, 1998, the closing price of the Common Stock on the NYSE was $19.50 per share as published in THE WALL STREET JOURNAL on May 20, 1998. The Company is subject to the informational requirements of the Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission.

     The executive offices of the Company are located at Three Riverway, Suite 600, Houston, Texas 77056, and its telephone number is (713) 965-0990.

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ------------------

                   THE DATE OF THIS PROSPECTUS IS MAY 20, 1998

                      [This page intentionally left blank]

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA AND HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE INFORMATION SET FORTH UNDER THE CAPTIONS "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH HEREIN AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY. UNLESS OTHERWISE INDICATED, "METALS USA" MEANS METALS USA, INC. PRIOR TO THE IPO, AND THE "COMPANY" MEANS METALS USA AND ALL OF ITS SUBSIDIARIES. ADDITIONALLY, THE TERM "ACQUIRED COMPANIES," AS USED HEREIN, REFERS TO EACH COMPANY ACQUIRED IN CONNECTION WITH THE IPO AND THEREAFTER. CERTAIN INFORMATION REGARDING THE ACQUIRED COMPANIES, INCLUDING THE DEFINED TERMS USED TO REFER TO THE INDIVIDUAL ACQUIRED COMPANIES, APPEARS UNDER THE CAPTION "BUSINESS -- ACQUIRED
COMPANIES."

                                  THE COMPANY

     Metals USA was founded in 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly fragmented metals processing industry. On July 11, 1997, Metals USA acquired in separate concurrent transactions eight companies (the "Founding Companies") engaged principally in the value-added metals processing business and consummated its initial public offering (the "IPO"). Subsequent to the IPO and through the date of this Prospectus, the Company has acquired a number of companies in the metals processing industry collectively referred to as the "Subsequent Acquisitions," in continuation of its consolidation strategy. On average, the Company's subsidiaries have been in business for over 40 years. See "Business -- Acquired Companies" for a description of the Acquired Companies and the associated individual defined terms. The Company engages in the preproduction processing of steel, aluminum and specialty metals and intends to continue to capitalize on the trend occurring among both primary metals producers and end-users of metals products to reduce in-house processing and outsource processing and inventory management requirements. For the twelve months ended December 31, 1997, the Company had pro forma net sales and net income of $1,285.4 million and $26.4 million, respectively and for the three months ended March 31, 1998, the Company had pro forma net sales and net income of $352.8 million and $9.1 million, respectively.

     The Company sells to over 30,000 customers in industries such as aerospace, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment. The Company purchases metals from primary producers, maintains an inventory of various metals to allow rapid fulfillment of customer orders and performs customized processing services to the specifications provided by end-users in order to reduce its customers' overall cost of manufactured metal products. In addition to its metals processing capabilities, the Company manufactures higher-value components from processed metals, such as finished building products, and produces a number of finished components machined from specialty metals.

     The Company believes it has successfully established itself as a leading consolidator in the metals processor/service center industry and has significant opportunities for growth due to its (i) wide array of products and services;
(ii) broad and diversified customer base; (iii) geographic diversification; and
(iv) successful track record of identifying and consummating accretive acquisitions. The Company believes these competitive strengths will allow it to further build upon its consolidation strategy as well as reduce its susceptibility to economic fluctuations affecting any one industry or geographic area.

                                    INDUSTRY

     The Company believes that the metals processor/service center industry in the United States currently has over 3,500 participants generating over $75 billion in annual revenues and is undergoing consolidation. Growth in the metal service center industry has been driven by trends occurring among both primary metals producers and end-users of processed metals. In order to remain competitive, primary metals producers are focusing on their core competencies of high-volume production of a limited number of standardized metal products, and are limiting or eliminating their processing services. At the same time, customers are increasingly outsourcing their metals processing and inventory management requirements as they focus on their core competencies and reduce material costs, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses. Additionally, customers are seeking to reduce complexity and costs by limiting the number of processors/service centers with whom they do business, often eliminating those suppliers offering limited ranges of products and services.

     To date, the primary acquirors in the metals processor/service center industry have been a few large metals service center companies that have acquired businesses on a service center-by-service center basis. Following an acquisition, these acquirors typically install their operating systems, procedures and management and eliminate the acquired service center's separate identity, thereby effectively converting the business into a branch office. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business. The Company, therefore, believes that significant acquisition opportunities exist for a well-capitalized, national value-added metals processor/service center that employs a decentralized operating strategy and preserves the identity of the acquired businesses. The Company believes that this operating strategy and the highly-fragmented nature of the metals industry should allow it to enhance its leadership in the industry's consolidation.

                               BUSINESS STRATEGY

     Key elements of the Company's strategy are:

       o GROW THROUGH ADDITIONAL ACQUISITIONS. The Company intends to continue to grow through its acquisition program, the key elements of which are: to enter new geographic markets, to expand within existing geographic markets and to enter complementary processing and service markets. The Company believes that there continue to be significant opportunities to expand through acquisitions in geographic markets where the Company does not currently have a strong presence by acquiring companies that are leaders in their regional markets. The Company also plans to improve its market share in existing geographic markets by pursuing "tuck-in" acquisitions as well as acquisitions of companies that expand its range of products and services.

       o OPERATE ON A DECENTRALIZED BASIS. The Company manages its existing operations and intends to manage subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business and the flexibility to capitalize on the considerable regional market knowledge, name recognition and customer relationships.

       o GROW INTERNAL SALES. A key component of the Company's strategy is to accelerate internal sales growth of its subsidiaries and at each subsequently acquired business. The key elements of this internal growth strategy are: to expand products and services to existing customers and to add new customers. The Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services offered by the Company. The Company is in the process of implementing a Company-wide marketing program which will utilize professional marketing sources and adopting "best-practices" among its subsidiaries to demonstrate to the numerous customers not currently served by the Company that they could reduce their production costs by taking advantage of the Company's processing, inventory management and other services.

       o IMPROVE OPERATING MARGINS. The Company believes that the combination of the acquired businesses provide significant opportunities to realize purchasing economies and increase the Company's profitability. The key components of this strategy are: to increase operating efficiencies and to centralize appropriate administrative functions. The Company uses its increased purchasing power to gain volume discounts and to develop more effective inventory management systems. The Company expects measureable cost savings in such areas as vehicle leasing and maintenance, information systems and other purchases. The Company also believes there are significant opportunities to improve operating margins by consolidating administrative functions such as financing, insurance and employee benefits.

                              RECENT DEVELOPMENTS

     On February 11, 1998, the Company completed the sale of $200 million aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Notes mature on February 15, 2008 and bear interest at the rate of 8 5/8% per annum. Interest on the Notes is payable semiannually on February 15 and August 15 of each year, commencing August 15, 1998. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the redemption prices set forth in the indenture together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the Common Stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption.

     Additionally, the Company completed an extension and modification of its revolving credit facility on February 11, 1998. The credit facility provides for up to $300.0 million of borrowings, matures February 2003 and is secured by the pledge of all of the capital stock of the Company's material subsidiaries (the "Credit Facility"). The Credit Facility will be used to make acquisitions, make capital expenditures, refinance the debt of acquired companies and for the Company's general working capital requirements. The Company used approximately $179.3 million of the net proceeds ($194.5 million before expected expenses of $0.8 million) it received from the sale of the Notes to repay the outstanding borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness under the Credit Facility (as amended and restated), and ranks PARI PASSU or senior in right of payment to any future subordinated indebtedness of the Company. The Notes are unconditionally guaranteed on a senior subordinated unsecured basis by each of the Company's subsidiaries. The indenture governing the Notes (the "Indenture") permits the Company to incur additional indebtedness, including senior indebtedness, subject to certain limitations. On April 9, 1998, the Company filed a registration statement on Form S-4 (No. 333-49823), for the benefit of all holders of the Notes, relating to an exchange offer for the Notes under the Securities Act of 1933, as amended.

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S.$1.7 (CAN$2.5) from Ideal as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra") and Fullerton Industries, Inc. ("Fullerton"). These acquisitions will be accounted for using the "purchase" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $16.5 in cash and 984,702 shares of common stock (excluding assumed indebtedness of approximately $12.0).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission under cover of Form S-1 No. 333-50449 (the "1998 Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998.

     On May 4, 1998, the Company and Krohn Steel Service Center, Inc. ("Krohn Steel") announced the signing of a definitive agreement for the acquisition of Krohn Steel. This acquisition will be accounted for as a "pooling-of-interests;" however, the closing of the transaction is contingent upon the receipt of the necessary approvals from the Federal Trade Commission. The Company will not restate any of its historical financial statements with respect to this acquisition until such time as the necessary approvals are obtained.

     The Company's executive offices are located at Three Riverway, Suite 600, Houston, Texas 77056, and its telephone number is (713) 965-0990.

                             SUMMARY FINANCIAL DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

     The following consolidated financial information should be read in conjunction with the Audited and Unaudited Consolidated Financial Statements of the Company and the applicable Notes thereto and the following Pro Forma financial information should be read in conjunction with the Unaudited Pro Forma Financial Statements and the Notes thereto contained elsewhere in this Prospectus.

                                              THREE MONTHS
                                            ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
                                          --------------------  --------------------------------
                                            1998       1997        1997       1996       1995
                                          ---------  ---------  ----------  ---------  ---------
  CONSOLIDATED STATEMENTS OF OPERATIONS
     DATA:
     Net sales..........................  $   270.5  $    65.1  $    507.8  $   240.1  $   235.2
     Cost of sales......................      208.1       49.9       390.7      183.6      183.8
     Operating and delivery.............       25.6        6.6        52.2       24.0       20.7
     Selling, general and
       administrative...................       17.7        6.7        39.4       19.8       14.2
     Depreciation and amortization......        3.0         .7         5.4        3.5        2.8
     Operating income...................       16.1        1.2        20.1        9.2       13.7
     Interest expense...................        4.8         .4         5.0        1.7        2.3
     Other income.......................     --            (.1)        (.1)       (.4)       (.3)
     Income before income taxes.........       11.3         .9        15.2        7.9       11.7
     Net income (loss)..................        6.7        (.7)        6.0        3.3        6.9
     Earnings per share -- assuming
       dilution.........................  $     .20  $    (.05) $      .28  $     .31  $     .84
     Shares used in computing earnings
       per share -- assuming dilution...       33.3       13.0        21.6       10.6        8.2
  PRO FORMA STATEMENTS OF OPERATIONS
     DATA(1):
     Net sales..........................  $   352.8             $  1,285.4
     Cost of sales......................      271.2                  994.4
     Operating and delivery(2)..........       31.9                  120.3
     Selling, general and
       administrative(2)................       24.1                   87.8
     Depreciation and amortization(3)...        3.8                   14.8
     Operating income...................       21.8                   68.1
     Interest expense(4)................        6.9                   23.5
     Other income.......................        (.4)                  (1.2)
     Income before income taxes.........       15.3                   45.8
     Net income.........................        9.1                   26.4
     Earnings per share -- assuming
       dilution.........................  $     .25             $      .74
     Shares used in computing earnings
       per share -- assuming dilution...       36.1                   35.6

                                               MARCH 31, 1998
                                           -----------------------    DECEMBER 31,
                                           PRO FORMA(5)    ACTUAL         1997
                                           ------------    -------    ------------
  BALANCE SHEET DATA:
     Working capital....................     $  300.0      $ 274.6      $  186.6
     Total assets.......................        717.8        656.6         467.0
     Long-term debt, net of current
       maturities.......................        297.3        273.2         167.1
     Stockholders' equity...............        277.1        262.4         217.1

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) The pro forma statements of operations data assumes that the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes occurred on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The pro forma statements of operations data for the three months ended March 31, 1998 and for the year ended December 31, 1997 reflects (a) in selling, general and administrative, an aggregate of approximately $.3 million and $9.6 million, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively (the "Compensation Differential"), (b) in operating and delivery, a $.2 million and $.6 million, respectively, reduction in lease expense pursuant to the renegotiation of certain leases (the "Rent Differential"), and (c) in selling, general and administrative, a reduction of $5.7 million attributable to the non-recurring portion of the non-cash compensation charge ("Compensation Charge").

(3) Includes $.2 million and $3.2 million, respectively, of amortization of goodwill to be recorded as a result of the acquisition of the Founding Companies and the Subsequent Acquisitions computed on the basis described in Notes to the Unaudited Pro Forma Financial Statements for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively.

(4) Includes $.1 million and $1.3 million, respectively, reduction in interest expense due to assumed refinancing of outstanding indebtedness with the Company's Credit Facility for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Interest expense is increased for the three months ended March 31, 1998 and for the year ended December 31, 1997 by $.7 million and $5.0 million, respectively, due to the assumed financing of the cash portion of the Acquired Companies' purchase price with the Company's Credit Facility and by $.7 million and $5.4 million, respectively, due to the issuance of the Notes.

(5) The pro forma balance sheet data assumes that the acquisitions of Industrial, Sierra and Fullerton were completed on March 31, 1998.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. Metals USA was founded in 1996 but conducted no operations and generated no net sales prior to July 11, 1997. The Acquired Companies were operated as separate independent entities prior to their acquisition, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity effectively or to implement successfully the Company's acquisition and internal growth operating strategies. The pro forma historical financial results of the Acquired Companies cover periods when the Acquired Companies and Metals USA were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Acquired Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Strategy" and "Management."

     POSSIBLE IMPACT OF VARYING METAL PRICES. The principal raw materials used by the Company are carbon steel, aluminum, stainless steel, copper, brass, titanium and various special alloys and other metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond the control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for the Company, and may, therefore, adversely affect the Company's net sales, operating margin and net income. During the last five years, carbon steel prices for the Acquired Companies have increased an average of 2.7% per year. Aluminum prices have declined approximately 7% per year for the past two years. While the overall trend of steel and aluminum prices has been relatively stable, prices have fluctuated approximately 10% up or down during interim periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's service centers maintain substantial inventories of metal to accommodate the short lead times and just-in-time delivery requirements of its customers. Accordingly, the Company purchases metal in an effort to maintain its inventory at levels that it believes to be appropriate to satisfy the anticipated needs of its customers based on information derived from customers, market conditions, historic usage and industry research. The Company's commitments for metal purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price purchase contracts. During periods of rising raw materials pricing, there can be no assurance the Company will be able to pass any portion of such increases on to customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as the Company uses existing inventory, lower margins. Changing metal prices could adversely affect the Company's operating margin and net income.

     CYCLICALITY OF DEMAND. Many of the Company's products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional value-added metals processors/service centers and manufacturers. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the Acquired Companies or other subsequently acquired businesses will achieve anticipated net sales and earnings. See "Business -- Strategy."

     RESTRICTIVE LOAN COVENANTS. The Credit Facility and the Indenture governing the Notes contain numerous financial and operating covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Credit Facility will also require the Company to meet certain financial ratios and tests. A failure to comply with the obligations contained in the Credit Facility or the Indenture could result in an event of default under either the Credit Facility or the Indenture which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. The Company currently maintains a $300.0 million revolving Credit Facility with a group of commercial banks. On a pro forma basis, after giving effect to the issuance of the Notes and the acquisitions completed subsequent to March 31, 1998, the Company would have had $232.6 million of borrowing availability under the Credit Facility at March 31, 1998. As of May 14, 1998, $221.6 million was available to the Company under the Credit Facility. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     RISKS RELATED TO INTERNAL GROWTH AND OPERATING STRATEGIES. Key elements of the Company's strategy are to improve the profitability of the Acquired Companies and subsequently acquired businesses and to continue to expand the net sales of the Acquired Companies and any subsequently acquired businesses. Although the Company intends to seek to improve the profitability of the Acquired Companies and any subsequently acquired businesses by various means, including realizing overhead and purchasing efficiencies, there can be no assurances that the Company will be able to do so. The Company's ability to increase the net sales of the Acquired Companies and any subsequently acquired businesses will be affected by various factors, including demand for metals, pricing and availability of raw materials, the Company's ability to expand the range of products and services offered by each Acquired Company and any subsequently acquired businesses and the Company's ability to successfully enter new markets. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow adequate for its operations and to support internal growth. A key component of the Company's strategy is to operate the Acquired Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Acquired Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. See "Business -- Strategy -- Operating on a
Decentralized Basis."

     COMPETITION. The Company is engaged in a highly-fragmented and competitive industry. The Company competes with a large number of other value-added metals processors/service centers on a regional and local basis, some of which may have greater financial resources than the Company and several of which are public companies. The Company also competes to a lesser extent with primary metals producers, who typically sell to very large customers requiring regular shipments of large volumes of metals. The Company may also face competition for acquisition candidates from those public companies that have acquired a number of metals service center businesses during the past decade. Other smaller metals processors/service centers may also seek acquisitions from time to time. Increased competition could have a material adverse effect on the Company's net sales and profitability. See "Business -- Competition."

     REGULATION. The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environment protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations primarily include lubricants, cleaning solvents and hydrochloric acid used in its pickling operations at two facilities.

     Some of the properties owned or leased by the Company are located in industrial areas close to properties with histories of heavy industrial use, three of which are on or near sites listed on the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") National Priority List. The Company believes that as many as three of the properties leased by Founding Companies have been contaminated by pollutants which have migrated from neighboring facilities or have been deposited by prior occupants.

     Prior to entering into the agreements relating to the Mergers and the Subsequent Acquisitions, the Company evaluated the properties owned or leased by the Acquired Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. Although no environmental claims have been made against the Company and it has not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that the Company could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, the Company could incur substantial litigation costs to prove it is not responsible for the environmental damage. The Company has obtained limited indemnities from the stockholders of the Acquired Companies whose facilities are located at the contaminated sites. The Company believes that these indemnities will be adequate to protect it from a material adverse effect on its financial condition should the Company be found to be responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that the limited indemnities will fully protect the Company. See
"Business -- Governmental Regulation and Environmental Matters."

     RELIANCE ON KEY PERSONNEL. Due in part to the Company's decentralized operating strategy, the Company is highly dependent on the continuing efforts of its executive officers and the senior management of the Acquired Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the Acquired Companies and entities affiliated with them beneficially own approximately 65.2% of the outstanding shares of Common Stock. Holders of Restricted Common Stock are entitled to elect one member of the Company's Board of Directors and 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Accordingly, the Company's executive officers, directors and the former stockholders of the Acquired Companies control in the aggregate approximately 66.5% of the votes of all shares of Common Stock, and if acting in concert, will be able to exercise control over the

Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     LIMITED PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to the IPO, there was no public market for the Common Stock. The offering price for the Common Stock to be issued pursuant to this Prospectus will be based upon the Company's closing stock price at a date certain or the average closing stock price over a period of time determined by negotiations between the Company and the owners of the companies to be acquired. The negotiated price may bear no relationship to the price at which the Common Stock will trade after the respective acquisition and there can be no assurance that an active trading market will be sustained subsequent to any future acquisition transactions. The market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the metals industry. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. There are currently 35,412,438 shares of Common Stock issued and outstanding, of which 16,506,832 shares are freely tradeable (consisting of 6,785,000 shares sold in the IPO and 9,721,832 shares issued in connection with certain of the Subsequent Acquisitions and registered pursuant to the Company's shelf registration statement on Form S-1 (No. 333-35575), dated September 12, 1997, as amended (the "1997 Shelf Registration Statement")). The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain demand rights to have their shares registered in the future under the Securities Act, but may not exercise such demand registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for one year following the consummation of the IPO. The Company has granted options to purchase up to a total of 3,596,778 shares of Common Stock. The Company has filed a registration statement on Form S-8 for the purpose of registering all the shares subject to these options under the Securities Act for public resale. In addition, on April 20, 1998, the Company filed the 1998 Shelf Registration Statement relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The 1998 Shelf Registration Statement was declared effective on April 22, 1998. The shares which will be available for issuance pursuant to the 1998 Shelf Registration Statement will generally be freely tradeable after their issuance by persons not affiliated with the Company unless their resale is contractually restricted. Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock. See "Shares Eligible for Future Sale."

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. Metals USA's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the New York Stock Exchange since July 11, 1997. On May 19, 1998, the last sale price of the Common Stock was $19.50 per share, as published in THE WALL STREET JOURNAL on May 20, 1998. The Company believes there are over 2,000 holders of its Common Stock.

     The following table sets forth the range of high and low sales prices for the Common Stock for the periods indicated:

                                         HIGH        LOW
                                       ---------  ---------
1997:
     July 11, 1997 to September 30,
     1997............................  $   16.00  $   10.00
     October 1, 1997 to December 31,
     1997............................  $   16.50  $   13.38
1998:
     January 1, 1998 to March 31,
     1998............................  $   19.25  $   14.00
     April 1, 1998 to May 19, 1998...  $   20.15  $   18.19

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's Credit Facility (See Management's Discussion and Analysis of Financial Condition and Results of Operations) includes restrictions on the ability of the Company to pay dividends without the consent of the lender.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at March 31, 1998 of the Company on a (i) consolidated basis and (ii) pro forma basis to give effect to the acquisitions completed after March 31, 1998 as if each had occurred on March 31, 1998. This table should be read in conjunction with the Company's Audited and Unaudited Consolidated Financial Statements together with the applicable Notes thereto and the Unaudited Pro Forma Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.

                                                MARCH 31, 1998
                                           ------------------------
                                           ACTUAL        PRO FORMA
                                           -------       ----------
                                           (IN MILLIONS OF DOLLARS)
Current maturities of long-term debt
  obligations (1).......................   $   6.5         $  9.6
                                           =======       ==========
Long-term debt (net of current
  maturities):
     Bank Credit Facility...............   $  50.9         $ 67.4
     Other notes payable and capital
       lease obligations (1)............      22.3           29.9
     8 5/8% Senior Subordinated Notes
       due 2003.........................     200.0          200.0
                                           -------       ----------
          Total long-term debt..........     273.2          297.3
                                           -------       ----------
Stockholders' equity:
     Preferred Stock: $0.01 par value,
       5,000,000 shares authorized; none
       issued or outstanding............     --             --
     Common Stock: $0.01 par value,
       53,122,914 shares authorized;
       34,427,736 issued and
       outstanding; and 35,412,438
       shares issued and outstanding,
       pro forma (2)....................        .3             .4
     Additional paid-in capital.........     222.0          236.6
     Unearned compensation..............      (1.7)          (1.7)
     Retained earnings..................      41.8           41.8
                                           -------       ----------
          Total stockholders' equity....     262.4          277.1
                                           -------       ----------
             Total capitalization.......   $ 535.6         $574.4
                                           =======       ==========

------------

(1) See Notes to the Company's Audited Consolidated Financial Statements for a description of certain other debt obligations.

(2) Excludes shares of Common Stock subject to options granted upon consummation of the IPO and shares of Common Stock subject to options granted or to be granted in connection with the Subsequent Acquisitions. See
    "Management -- 1997 Long-Term Incentive Plan" and " -- 1997 Non-Employee Directors' Stock Plan," and the Notes to the Company's Audited Consolidated Financial Statements.

                            SELECTED FINANCIAL DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

     The following consolidated financial information should be read in conjunction with the Audited and Unaudited Consolidated Financial Statements of Metals USA, Inc. and Subsidiaries and the applicable Notes thereto included elsewhere in this Prospectus. The consolidated financial information for the fiscal years ended 1993 through 1997 and the three months ended March 31, 1998 and 1997 reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys and Wayne which were accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates.

     The Acquired Companies operated as privately-owned entities prior to their acquisition by Metals USA and their results of operations reflect varying tax structures ("S Corporations" or "C Corporations") which have influenced the level of owners' compensation. The owners of the Acquired Companies have contractually agreed to certain reductions in both their compensation and benefits and in certain cases lease payments for their respective facilities in connection with the acquisitions. These cost savings, which are not reflected in the consolidated financial information presented below, are reflected in the pro forma information presented below and elsewhere in this Prospectus.

                                        THREE MONTHS ENDED
                                            MARCH 31,                       YEARS ENDED DECEMBER 31,
                                       --------------------  ------------------------------------------------------
                                         1998       1997        1997       1996       1995       1994       1993
                                       ---------  ---------  ----------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENTS OF OPERATIONS
  DATA:
  Net sales..........................  $   270.5  $    65.1  $    507.8  $   240.1  $   235.2  $   212.3  $   136.1
  Cost of sales......................      208.1       49.9       390.7      183.6      183.8      165.3      103.7
  Operating and delivery.............       25.6        6.6        52.2       24.0       20.7       18.5       12.5
  Selling, general and
     administrative..................       17.7        6.7        39.4       19.8       14.2       12.8        9.1
  Depreciation and amortization......        3.0         .7         5.4        3.5        2.8        2.2        1.8
  Operating income...................       16.1        1.2        20.1        9.2       13.7       13.5        9.0
  Interest expense...................        4.8         .4         5.0        1.7        2.3        1.7        1.9
  Other income.......................     --            (.1)        (.1)       (.4)       (.3)       (.3)      (1.3)
  Income before income taxes.........       11.3         .9        15.2        7.9       11.7       12.1        8.4
  Net income (loss)..................        6.7        (.7)        6.0        3.3        6.9        7.3        5.2
  Earnings per share -- assuming
     dilution........................  $     .20  $    (.05) $      .28  $     .31  $     .84  $     .89  $     .63
  Shares used in computing earnings
     per share -- assuming
     dilution........................       33.3       13.0        21.6       10.6        8.2        8.2        8.2
PRO FORMA STATEMENTS OF OPERATIONS
  DATA(1):
  Net sales..........................  $   352.8             $  1,285.4
  Cost of sales......................      271.2                  994.4
  Operating and delivery(2)..........       31.9                  120.3
  Selling, general and
     administrative(2)...............       24.1                   87.8
  Depreciation and amortization(3)...        3.8                   14.8
  Operating income...................       21.8                   68.1
  Interest expense(4)................        6.9                   23.5
  Other income.......................        (.4)                  (1.2)
  Income before income taxes.........       15.3                   45.8
  Net income.........................        9.1                   26.4
  Earnings per share -- assuming
     dilution........................  $     .25             $      .74
  Shares used in computing earnings
     per share -- assuming
     dilution........................       36.1                   35.6

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                       15

                                           MARCH 31, 1998                     YEARS ENDED DECEMBER 31,
                                       ----------------------   -----------------------------------------------------
                                       PRO FORMA(5)   ACTUAL      1997       1996       1995       1994       1993
                                       ------------   -------   ---------  ---------  ---------  ---------  ---------
                                                                  (IN MILLIONS)
BALANCE SHEET DATA:
  Working capital....................     $300.0      $ 274.6   $   186.6  $    46.3  $    48.0  $    43.5  $    36.5
  Total assets.......................      717.8        656.6       467.0       95.1       88.8       88.5       62.0
  Long-term debt, net of current
     maturities......................      297.3        273.2       167.1       24.6       31.4       23.2       21.3
  Stockholders' equity...............      277.1        262.4       217.1       49.2       41.8       36.5       30.0
  Dividends declared(6)..............     --            --         --         --         --         --         --

------------

(1) The pro forma statements of operations data assumes that the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes occurred on January 1, 1997 and is not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The pro forma statements of operations data for the three months ended March 31, 1998 and for the year ended December 31, 1997 reflects (a) in selling, general and administrative, an aggregate of approximately $.3 million and $9.6 million, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively (the "Compensation Differential"), (b) in operating and delivery, a $.2 million and $.6 million, respectively, reduction in lease expense pursuant to the renegotiation of certain leases (the "Rent Differential"), and (c) in selling, general and administrative, a reduction of $5.7 million attributable to the non-recurring portion of the non-cash compensation charge ("Compensation Charge").

(3) Includes $.2 million and $3.2 million, respectively, of amortization of goodwill to be recorded as a result of the acquisition of the Founding Companies and the Subsequent Acquisitions computed on the basis described in Notes to the Unaudited Pro Forma Financial Statements for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively,.

(4) Includes $.1 million and $1.3 million, respectively, reduction in interest expense due to assumed refinancing of outstanding indebtedness with the Company's Credit Facility for the three months ended March 31, 1998 and for the year ended December 31, 1997, respectively. Interest expense is increased for the three months ended March 31, 1998 and for the year ended December 31, 1997 by $.7 million and $5.0 million, respectively, due to the assumed financing of the cash portion of the Acquired Companies' purchase price with the Company's Credit Facility and by $.7 million and $5.4 million, respectively, due to the issuance of the Notes.

(5) The pro forma balance sheet data assumes that the acquisitions of Industrial, Sierra and Fullerton were completed on March 31, 1998.

(6) Exclusive of pre-acquisition distributions from S Corporations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Company's Audited and Unaudited Consolidated Financial Statements and applicable Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's net sales are derived from the processing of steel, aluminum and other specialty metals and the use of processed metals to manufacture high-value end-use products. Most of the metal sold by the Company is processed by the Company. The Company processes various metals to specified thickness, length, width, shape and surface quality pursuant to specific customer orders. Additionally, certain of the Acquired Companies manufacture finished building products for commercial and residential applications and machine certain specialty metals.

     The Company anticipates that it will realize savings from: (i) greater volume discounts from raw materials and other suppliers and (ii) consolidation of insurance and other general and administrative costs. It is anticipated that the administrative cost savings will be offset by costs related to the Company's new corporate management and by the costs attributable to being a public company, at least until the Company's cost savings program can be fully implemented. The Company's Unaudited Pro Forma Combined Statements of Operations do not reflect any amounts as may be realized from future cost savings.

     During 1996 and the first half of 1997, the Company sold an aggregate of 1,385,500 shares of Common Stock to management of and consultants to the Company for $0.01 per share. Accordingly, the Company recorded a compensation charge of $3.6 million in 1996 and $6.0 million in the first half of 1997 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined (the "Compensation Charge").

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the "purchase" method of acquisition accounting. Under SAB 97, the company receiving the largest voting position from the shares issued in connection with the mergers must be designated as the accounting acquiror. Accordingly, Metals USA was the designated "accounting acquiror" and the Company recorded the excess of the fair value of the Merger consideration paid (exclusive of debt assumed), over the fair value of the net assets acquired with respect to the Founding Companies as "goodwill." Collectively, the excess of consideration paid (exclusive of debt assumed) over the fair value of the net assets acquired from the merger of the Founding Companies together with the merger of certain of the Subsequent Acquisitions that were accounted for using the "purchase" method of accounting, totaled approximately $164.4 million, on a pro forma basis, at March 31, 1998. Generally accepted accounting principles require the amortization of goodwill over its useful life, not to exceed 40 years. The amortization of goodwill is a non-cash charge to operating income. The pro forma impact of the amortization expense attributable to the goodwill created from the application of SAB 97 with respect to the Founding Companies is approximately $2.1 million per year and is not deductible for income tax purposes. The pro forma impact of the amortization expense attributable to the goodwill created from the Subsequent Acquisitions is approximately $2.0 million per year, a portion of which is deductible for income tax purposes. Prior to the issuance of SAB 97, most business combinations similar to the IPO were accounted for by combining the historical financial statements of the respective companies without the revaluation of acquired assets and liabilities and, therefore, did not result in the creation of "goodwill."

     The accounting classifications used by the Company to present the combined results of operations for the Founding Companies and the Subsequent Acquisitions generally conform to the conventions established by the Steel Service Center Institute ("SSCI") and the National Association of Aluminum Distributors.

Depreciation and amortization expenses are shown separately as management believes certain investors find the information beneficial. Brief descriptions of the classifications are as follows:

     NET SALES. Net sales include sales of materials, processing and fabrication, less sales returns, allowances and cash discounts. Net sales also exclude any sales and use taxes collected.

     COST OF SALES. Cost of sales include the cost of material and freight and all processing services purchased from unaffiliated third parties, less any applicable purchase discounts realized. The Company carries a substantial quantity of raw material inventories and five of its Subsidiaries use the last-in first-out ("LIFO") method of accounting. The LIFO method of accounting generally matches current costs more closely with current sales. However, variations in inventory quantities and/or prices may have a significant impact on cost of sales.

     OPERATING AND DELIVERY. Operating and delivery expenses consist of labor, utilities, rent, repairs and maintenance expenses attributable to material processing operations, warehouse facilities and delivery operations, including the cost of freight attributable to product shipments.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses include the cost of personnel conducting sales and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, rent, utilities, repairs and maintenance costs for non-warehouse facilities, professional fees, property taxes and other costs not included in the preceding classifications that are directly attributable to operations.

RESULTS OF OPERATIONS

     The following historical financial information reflects the historical financial statements of Metals USA restated for the effects of the business combinations with Jeffreys and Wayne accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates.

                                            THREE MONTHS ENDED MARCH 31,
                                    ------------------------------------------
                                      1998         %        1997         %
                                    ---------  ---------  ---------  ---------
                                        (IN MILLIONS, EXCEPT PERCENTAGES)
Net sales...........................$   270.5      100.0% $    65.1      100.0%
     Cost of sales..................    208.1       76.9%      49.9       76.7%
     Operating and delivery.........     25.6        9.5%       6.6       10.1%
     Selling, general and
       administrative...............     17.7        6.5%       6.7       10.3%
     Depreciation and amortization..      3.0        1.1%        .7        1.1%
                                    ---------  ---------  ---------  ---------
Operating income....................     16.1        6.0%       1.2        1.8%
Interest expense....................      4.8        1.8%        .4         .6%
Other income........................   --         --    %       (.1)       (.2%)
                                    ---------  ---------  ---------  ---------
Income before income taxes..........$    11.3        4.2% $      .9        1.4%
                                    =========  =========  =========  =========

  RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     NET SALES. Net sales increased $205.4 million, or 315.5%, from $65.1 million for the three months ended March 31, 1997 to $270.5 million for the three months ended March 31, 1998. The increase in net sales was principally due to acquisitions completed during 1997. The purchase acquisitions completed in the first quarter of 1998 did not have a significant impact on net sales or results of operations for the three months ended March 31, 1998.

     COST OF SALES. Cost of sales increased $158.2 million, or 317.0%, from $49.9 million for the three months ended March 31, 1997, to $208.1 million for the three months ended March 31, 1998. The increase in cost of sales was principally due to the acquisitions described above. As a percentage of net sales, cost of sales increased from 76.7% for the three months ended March 31, 1997 to 76.9% for the three months ended March 31, 1998. This percentage increase was due to higher cost of raw materials.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $19.0 million, or 287.9%, from $6.6 million for the three months ended March 31, 1997 to $25.6 million for the three months ended March 31, 1998. The increase in operating and delivery expenses was principally due to the acquisitions described above. As a percentage of net sales, operating and delivery expenses decreased from 10.1% for the three months ended March 31, 1997 to 9.5% for the three months ended March 31, 1998. This percentage decrease was primarily due to spreading of fixed operating costs over a higher volume of net sales.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $11.0 million, or 164.2%, from $6.7 million for the three months ended March 31, 1997 to $17.7 million for the three months ended March 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions described above and, to a lesser extent, increased volumes of product shipments. As a percentage of net sales, selling, general and administrative expenses decreased from 10.3% for the three months ended March 31, 1997 to 6.5% for the three months ended March 31, 1998. This percentage decrease was primarily due to the non-recurring non-cash Compensation Charge of $2.8 million the Company incurred in connection with the sale of common stock to consultants and members of management during the three months ended March 31, 1997.

     OPERATING INCOME. Operating income increased $14.9 million, from $1.2 million for the three months ended March 31, 1997 to $16.1 million for the three months ended March 31, 1998. The increase in operating income was attributable to the factors discussed above. As a percentage of net sales, operating income increased from 1.8% for the three months ended March 31, 1997 to 6.0% for the three months ended March 31, 1998. This percentage increase was primarily due to the non-recurring non-cash Compensation Charge described above, partially offset by higher cost of raw materials during the three months ended March 31, 1998.

     INTEREST EXPENSE. Interest expense increased $4.4 million, from $0.4 million for the three months ended March 31, 1997 to $4.8 million for the three months ended March 31, 1998. The increase in interest expense was primarily due to increased borrowings attributable to the debt assumed and the cash portion of the purchase price paid in connection with the acquisitions completed by the Company on July 11, 1997 and periods thereafter.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

     The following historical financial information reflects the historical financial statements of Metals USA, restated for the effects of the business combinations with Jeffreys and Wayne accounted for as "poolings-of-interests" and the remaining Acquired Companies from their respective acquisition dates. Because of the merger with Metals USA, Jeffreys changed its fiscal year end from July 31 to December 31, beginning January 1, 1996 to conform to the fiscal periods of Metals USA and the other Acquired Companies. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995.

                                                           YEARS ENDED DECEMBER 31,
                                       ----------------------------------------------------------------
                                         1997         %        1996         %        1995         %
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                                (IN MILLIONS)
Net sales............................  $   507.8      100.0% $   240.1      100.0% $   235.2      100.0%
Operating costs and expenses:
     Cost of sales...................      390.7       76.9%     183.6       76.5%     183.8       78.1%
     Operating and delivery..........       52.2       10.3%      24.0       10.0%      20.7        8.8%
     Selling, general and
       administrative................       39.4        7.8%      19.8        8.2%      14.2        6.0%
     Depreciation and amortization...        5.4        1.0%       3.5        1.5%       2.8        1.3%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................       20.1        4.0%       9.2        3.8%      13.7        5.8%

  RESULTS FOR 1997 COMPARED TO 1996

     NET SALES. Net sales increased $267.7 million, or 111.5%, from $240.1 million in 1996 to $507.8 million in 1997. The increase in net sales was principally due to acquisitions of the Founding Companies on July 11, 1997 and the purchase acquisitions of Harvey, Meier and Federal Bronze on September 26, 1997. Average realized prices for steel products declined approximately 3.2% in 1997 compared to 1996.

     COST OF SALES. Cost of sales increased $207.1 million, or 112.8%, from $183.6 million in 1996 to $390.7 million in 1997. The increase in cost of sales was principally due to the business acquisitions described above. As a percentage of net sales, cost of sales increased from 76.5% in 1996 to 76.9% in 1997. This percentage increase was due to higher cost of raw materials.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $28.2 million, or 117.5%, from $24.0 million in 1996 to $52.2 million in 1997. The increase in operating and delivery expenses was principally due to the business acquisitions described above. As a percentage of net sales, operating and delivery expenses increased from 10.0% in 1996 to 10.3% in 1997. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $19.6 million, or 99.0%, from $19.8 million in 1996 to $39.4 million in 1997. This increase in selling, general and administrative expenses was primarily attributable to the business acquisitions described above. Additionally, the Company recorded a Compensation Charge of $3.6 million and $6.0 million in 1996 and 1997, respectively. As a percentage of net sales, selling, general and administrative expenses decreased from 8.2% in 1996 to 7.8% in 1997. This percentage decrease was primarily due to the Compensation Charge as a percentage of net sales being less for 1997 than for 1996. Excluding the effect of the Compensation Charges recorded in 1996 and 1997, as a percentage of net sales, selling, general and administrative expenses decreased from 6.7% in 1996 to 6.6% in 1997. This percentage decrease was primarily due to the allocation of fixed costs over a higher volume of net sales.

     OPERATING INCOME. Operating income increased $10.9 million, or 118.5%, from $9.2 million in 1996 to $20.1 million in 1997. The increase in operating income was primarily attributable to the business acquisitions described above, offset by the $6.0 million Compensation Charge described in the preceding paragraph. As a percentage of net sales, operating income increased from 3.8% in 1996 to 4.0% in 1997.

     INTEREST EXPENSE. Interest expense increased $3.3 million, or 194.1%, from $1.7 million in 1996 to $5.0 million in 1997. The increase in interest expense was due to increased borrowings in connection with the business acquisitions described above.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit), the non-deductibility of the Compensation Charge and the amortization of goodwill attributable to certain acquisitions.

  RESULTS FOR 1996 COMPARED TO 1995

     NET SALES. Net sales increased $4.9 million, or 2.1%, from $235.2 million in 1995 to $240.1 million in 1996. The increase in net sales was principally due to a 6.0% increase in shipments from 388,600 tons in 1995 to 411,900 tons in 1996. Additionally, average realized prices decreased by approximately 2.5%. Approximately one-third of the increased shipments were from the Oakwood, Georgia facility acquired in March 1995.

     COST OF SALES. Cost of sales decreased $0.2 million, or 0.1%, from $183.8 million in 1995 to $183.6 million in 1996. The decrease in cost of sales was primarily attributable to a 4.4% decline in the cost of raw materials, partially offset by the increased shipments described above. As a percentage of net sales, cost of sales decreased from 78.1% in 1995 to 76.5% in 1996 due primarily to the decline in the cost of raw materials referred to above.

     OPERATING AND DELIVERY. Operating and delivery expenses increased $3.3 million, or 15.9%, from $20.7 million in 1995 to $24.0 million in 1996. This increase was primarily attributable to the increased shipments described above. As a percentage of net sales, operating and delivery expenses increased from

8.8% in 1995 to 10.0% in 1996. This percentage increase was primarily due to higher transportation costs to support an expanding market area.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $5.6 million, or 39.4%, from $14.2 million in 1995 to $19.8 million in 1996. The increase in selling, general and administrative expenses was primarily due to a $3.6 million Compensation Charge recorded during 1996 and, to a lesser extent, the increased selling costs attributable to the increased shipments described above. As a percentage of net sales, selling, general and administrative expenses increased from 6.0% for 1995 to 8.2% for 1996. This percentage increase was primarily due to the Compensation Charge described above.

     OPERATING INCOME. Operating income decreased $4.5 million, or 32.8%, from $13.7 million in 1995 to $9.2 million in 1996. The decrease in operating income was primarily attributable to the compensation charge discussed above. As a percentage of net sales, operating income decreased from 5.8% in 1995 to 3.8% in 1996.

     INTEREST EXPENSE. Interest expense decreased $0.6 million, or 26.1%, from $2.3 million in 1995 to $1.7 million in 1996. The decrease in interest expense was primarily due to lower average balances outstanding under the revolving credit facilities.

     PROVISION FOR INCOME TAXES. The Company's provision for income taxes differs from the federal statutory rate principally due to state income taxes (net of federal income tax benefit) and the non-deductibility of the Compensation Charge.

  LIQUIDITY AND CAPITAL RESOURCES

     Beginning with the IPO on July 11, 1997, and through February 11, 1998, the Company has completed a number of financing transactions designed to enhance the Company's liquidity, reduce incremental interest expense and extend debt maturities. The transactions included a public equity offering of Common Stock which resulted in net proceeds of $58.3 million, a private offering for $200.0 million aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes") and the establishment of a $300.0 million revolving credit facility with a group of commercial banks (the "Credit Facility"). As of March 31, 1998, $249.1 million was available to the Company under the Credit Facility. As of May 14, 1998, the Company had outstanding borrowings of $78.4 million and $221.6 million available for use under the Credit Facility.

     At March 31, 1998, the Company had cash of $11.9 million, working capital of $274.6 million and total debt of $279.7 million. At December 31, 1997, the Company had cash of $7.3 million, working capital of $186.6 million and total debt of $173.0 million (of which $144.8 million was attributable to the Original Credit Facility, as defined below). At December 31, 1996, the Company had cash of $1.7 million, working capital of $46.3 million and total debt of $26.5 million. The Company anticipates that its cash flow from operations (excluding acquisition requirements) will be sufficient to meet the Company's normal working capital and debt service requirements for at least the next several years. The Company intends to retain all of its earnings, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the next several years. In addition, the Company's Credit Facility and the indenture governing the Notes (the "Indenture") include restrictions on the ability of the Company to pay dividends.

     The Company used $15.7 million in net cash for operating activities and generated $4.4 million in net cash from operating activities for the three months ended March 31, 1998 and 1997, respectively. The Company generated $2.3 million and $7.9 million in net cash from operating activities for 1997 and 1996, respectively. Net cash used for investing activities was $36.4 million and $1.8 million for the three months ended March 31, 1998 and 1997, respectively. The principal use of cash during the three months ended March 31, 1998 was to fund the cash portion of the acquisition cost for the Subsequent Acquisitions and the repayment of a portion of the indebtedness assumed in the acquisitions. Net cash used in investing activities was $85.7 million and $6.3 million for 1997 and 1996, respectively. The principal use of cash during 1997 was to fund the cash portion of the acquisition cost for the Acquired Companies. Net cash provided by financing activities was $56.7 million and net cash used in financing activities was $2.0 million for the three months ended March 31, 1998 and 1997, respectively. Net cash provided by financing activities was $89.0 million for 1997 and net cash used in financing was $3.0 million in 1996. For the three months ended March 31, 1998, the cash provided by financing activities consisted primarily of the net proceeds from the sale of the Notes of $193.7 million offset by net repayments on the Credit Facility. At December 31, 1997, the Company had cash of $7.3 million, working capital of $186.6 million and total debt of $173.0 million. For 1997, the cash provided by financing activities consisted primarily of the net proceeds from the sale of Common Stock of $58.3 million and borrowings under the initial $150.0 million unsecured revolving credit facility (the "Original
Credit Facility").

     INVESTING ACTIVITIES

     Concurrent with the completion of the IPO, Metals USA acquired the Founding Companies for $27.8 million in cash, 10,128,609 shares of common stock and assumed approximately $92.6 million of existing indebtedness. Following the IPO, the Company acquired a number of additional metal processing companies. These acquisitions include Jeffreys, Wayne, Meier, Harvey, Independent, Royal, RJ Fabricating, Federal Bronze, Pacific, National, Western, Mark Metals, Metalmart, Levinson, Seaboard, Sierra, Industrial, Fullerton and Concord. The acquisitions of Jeffreys and Wayne have been accounted for using the "pooling-of-interests" method of accounting. The remaining acquisitions were accounted for using the "purchase" method of accounting. Collectively, the Company paid a total of $101.2 million in cash and issued 13,745,415 shares of Common Stock in connection with these acquisitions. Additionally, the Company assumed approximately $109.5 million of existing indebtedness of these companies.

     The Company intends to continue to actively pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including use of amounts available under the Credit Facility, and cash flow from operations. Capital expenditures for equipment and expansion of facilities are expected to be funded from cash flow from operations and supplemented as necessary by borrowings from the Credit Facility or other sources of financing. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount of the Credit Facility or obtain other sources of financing.

     On April 20, 1998, the Company filed the Shelf Registration Statement relating to the issuance of up to 10,000,000 shares of Common Stock to be issued in connection with future acquisitions. The Shelf Registration Statement was declared effective on April 22, 1998.

     FINANCING ACTIVITIES

     In July 1997, the Company completed its IPO of 5,900,000 shares of Common Stock for which it received net proceeds of approximately $50.1 million. The Company used a portion of the Credit Facility together with the net proceeds from the IPO to retire substantially all of the indebtedness of the Founding Companies. Additionally, on August 12, 1997, the Company sold 885,000 shares of its Common Stock pursuant to the overallotment option granted to the underwriters in connection with the IPO for net proceeds of $8.2 million. The Company used the net proceeds from the exercise of the overallotment option to repay borrowings on the Credit Facility and for other corporate purposes.

     Concurrent with the IPO, the Company obtained the Original Credit Facility which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 million Interim Credit Facility to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 million of borrowing availability. The closing of the extension and modification of the Credit Facility on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003 and will be used to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions and (v) maintenance of a specified level of consolidated net worth. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries.

     On February 11, 1998, the Company received $194.5 million of net cash proceeds (before estimated expenses of $.8 million) from the sale of the Notes. The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company used $179.3 million of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

  YEAR 2000 ISSUE

     The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Specifically, computational errors are a known risk with respect to dates after December 31, 1999. The Company has addressed the issue with respect to its existing subsidiaries and potential acquisitions as part of its normal due diligence procedures. The Company does not believe the cost of achieving Year 2000 compliance, in excess of the cost of normal software upgrades and replacements incurred through fiscal 1999, will be material to the Company's consolidated results of operations, financial position or liquidity.

  RECENT DEVELOPMENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S.$1.7 (CAN$2.5) from Ideal as a result of the competing offer.

     On May 4, 1998, the Company and Krohn Steel Service Center, Inc. ("Krohn Steel") announced the signing of a definitive agreement for the acquisition of Krohn Steel. This acquisition will be accounted for as a "pooling-of-interests;" however, the closing of the transaction is contingent upon the receipt of the necessary approvals from the Federal Trade Commission. The Company will not restate any of its historical financial statements with respect to this acquisition until such time as the necessary approvals are obtained.

                                    BUSINESS

     Metals USA was founded in 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly-fragmented metals processing industry. In connection with its IPO on July 11, 1997, Metals USA acquired the Founding Companies in exchange for cash and shares of Common Stock. The Founding Companies are engaged in value-added processing of steel, aluminum and specialty metals, as well as manufacturing metal components. Since that date, Metals USA has acquired a number of additional companies in similar businesses. On average, the Acquired Companies have been in business for over 40 years. See "Business -- Strategy" and " -- Acquired Companies."

     The Company's metals processing business purchases metals from primary producers, who focus on large volume sales of unprocessed metals, and in most cases performs customized processing services to meet specifications provided by end-use customers. By providing these services, as well as offering inventory management and just-in-time delivery services, the Company enables its customers to reduce material costs, enhance quality, decrease capital required for raw materials inventory and processing equipment and save time, labor and other expenses. The Company believes that these "partnering" relationships with suppliers and customers enable it to reduce its customers' overall cost of their manufactured metal products. In addition to its metals processing capabilities, the Company manufactures higher-value components from processed metals, such as finished building products, and produces a number of finished components machined from specialty metals, such as bushings, pump parts and hydraulic cylinder parts. The Company intends to continue its focus on aluminum and other specialty metals, which are the fastest growing segment of the metals processing industry.

     The Acquired Companies sell to over 30,000 customers in businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

INDUSTRY OVERVIEW

     Companies operating in the metals industry can be generally characterized as: (i) primary metals producers, (ii) metals processors/service centers or
(iii) end-users. The Company believes that both primary metals producers and end-users are increasingly seeking to have their metals processing and inventory management requirements met by value-added metals processors/service centers. Primary metals producers, which manufacture and sell large volumes of steel, aluminum and specialty metals in standard sizes and configurations, generally sell only to those large end-users and metals processors/service centers who do not require processing of the products and who can tolerate relatively long lead times. Metals processors/service centers, which offer services ranging from precision, value-added preproduction processing in accordance with specific customer demands, to storage and distribution of unprocessed metal products, function as intermediaries between primary metals producers and end-users, such as contractors and original equipment manufacturers ("OEMs"). End-users incorporate the processed metal into a product, in some cases without further modification.

     Historically, metals service centers provided few value-added services and were little more than distribution centers, linking metals producers with all but the largest end-users of metals. In the past two decades, however, the metals service center business has evolved significantly, and the most successful metals service centers have added processing capabilities, thereby offering an increasingly broad range of value-added services and products both to primary metals producers and end-users. This evolution has resulted from several trends in the primary metals industry as well as trends among end-users.

     The current trend among primary metals producers is to focus on their core competency of high-volume production of a limited number of standardized metal products. This change in focus has been driven by their need to develop and improve efficient, volume-driven production techniques in order to remain competitive. As a result, during the past two decades, most of the primary producers have sold their service centers. Accordingly, most end-users are no longer able to obtain processed products directly from primary metals producers and have recognized the economic advantages associated with outsourcing their customized metals processing and inventory management requirements. Outsourcing permits end-users to reduce total production cost by shifting the responsibility for preproduction processing to value-added metals processors/service centers, whose higher efficiencies in performing these processing services make the ownership and operation of the necessary equipment more financially feasible.

     Value-added metals processors/service centers have also benefited from growing customer demand for inventory management and just-in-time delivery services. These services, which are not normally available from primary metals producers, enable end-users to reduce material costs, decrease capital required for inventory and equipment and save time, labor and other expenses. In response to customer expectations, the more sophisticated value-added metals processors/service centers have acquired specialized and expensive equipment to perform customized processing and have installed sophisticated computer systems to automate order entry, inventory tracking, management and sourcing and work-order scheduling. Additionally, some value-added metals processors/service centers have installed electronic data interchange ("EDI") between their computer systems and those of their customers to facilitate order entry, timely delivery and billing.

     These trends have resulted in value-added metals processors/service centers playing an increasingly important role in all segments of the metals industry. For example, the percentage of total flat rolled steel shipments sold by service centers in the United States increased from approximately one-quarter in 1975 to approximately one-half in 1995. Metals processors/service centers now serve the needs of over 300,000 OEMs and fabricators nationwide.

INDUSTRY CONSOLIDATION

     Based on industry data, the Company believes that the metals processor/service center industry is highly fragmented, with as many as 3,500 participants. The Company believes that this industry is consolidating and that most companies are small, owner-operated businesses with limited access to capital for modernization and expansion. These owners traditionally have not had a viable exit strategy, leaving them with few attractive liquidity options. According to industry data, the metals processor/service center industry generates over $75 billion in annual net sales.

     The necessity for value-added metals processors/service centers to add specialized processing equipment, manage inventory on behalf of their customers and utilize sophisticated computer systems is requiring industry participants to make substantial capital investments in order to remain competitive. In addition, many customers are seeking to reduce their operating costs by limiting the number of suppliers with whom they do business, often eliminating those suppliers offering limited ranges of products and services. These trends have placed the substantial number of small, owner-operated businesses at a competitive disadvantage because their operations are limited as to product line, processing equipment, inventory and service area, and they have limited access to the capital resources necessary to increase their capabilities. As a result, smaller companies without access to capital for expansion and modernization are finding it increasingly difficult to compete as present industry trends continue, and the Company believes these businesses are potential acquisition candidates.

     To date, the primary acquirors in the metals processor/service center industry have been a few large metals service center companies that have acquired businesses on a service center-by-service center basis. Following an acquisition, the acquiror typically installs its operating systems, procedures and management and eliminates the acquired service center's separate identity, thereby effectively converting the business into a branch office. The Company believes that the sale of well-established businesses to these acquirors is not an attractive alternative for many owners, particularly those who do not wish to retire from the business. The Company, therefore, believes significant acquisition opportunities exist for a well-capitalized, national value-added metals processor/service center that employs a decentralized operating strategy and preserves the identity of the acquired businesses. The Company believes that this operating strategy and the highly fragmented nature of the metals industry should allow it to be a leader in the industry's consolidation.

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
STRATEGY

     The Company's objective is to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly-fragmented metals processing industry. Management plans to achieve this goal by:

  EXPANDING THROUGH ACQUISITIONS

     The Company believes that the metals processor/service center industry is highly fragmented and consolidating, with as many as 3,500 participants, collectively generating over $75 billion in annual net sales. The key elements of the Company's acquisition strategy are:

     ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Acquired Companies by acquiring well-established value-added metals processors/service centers that, like the Acquired Companies, are leaders in their regional markets.

     EXPAND WITHIN EXISTING GEOGRAPHIC MARKETS. The Company also plans to acquire additional value-added metals processors/service centers in many of the markets in which it currently operates in order to expand the volume and scope of the Company's operations in a particular market. The Company also intends to pursue "tuck-in" acquisitions of smaller operations to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively utilize its capital without a proportionate increase in administrative costs.

     ENTER COMPLEMENTARY PROCESSING AND SERVICES MARKETS. The Company intends to acquire companies offering complementary processes and services to those industries currently served by the Company as well as new industries. This will enable existing and future customers to obtain a broader range of value-added processes and services from the Company. The Company also intends to leverage its metals processing capabilities by acquiring leading companies who manufacture higher-value components from processed metals.

  OPERATING ON A DECENTRALIZED BASIS

     The Company intends to manage the Acquired Companies and subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business. While maintaining strong operating and financial controls, the Company believes that a decentralized structure will retain the entrepreneurial culture present in each of the Acquired Companies and will allow the Company to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships possessed by each Acquired Company and subsequently acquired businesses.

  ACCELERATING INTERNAL SALES GROWTH

     A key component of the Company's strategy is to accelerate internal sales growth at each Acquired Company and at each subsequently acquired company. The key elements of this internal growth strategy are:

     EXPAND PRODUCTS AND SERVICES TO EXISTING CUSTOMERS. The Company believes it will be able to expand the products and services it offers to its existing customers by leveraging the specialized and diverse product, processing and marketing expertise of individual Acquired Companies. Additionally, the Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and processing equipment, thereby expanding the range of processes and services offered by the Company. The Company intends to develop and maintain long-term "partnering" relationships with customers in response to their demand for shorter production cycles, outsourcing, just-in-time delivery and other services that lower customers' total production costs.

     ADD NEW CUSTOMERS. The Company believes that there are numerous OEMs not currently served by the Company that could reduce their production costs by taking advantage of the Company's processing, inventory management and other services. Many of these OEMs currently perform in-house metals processing tasks and maintain significant inventories of metal. Through its well-trained, technically competent sales force, the Company believes that it can demonstrate to these OEMs the cost savings achievable through the Company's processing, inventory management and other services. The Company also intends to implement a Company-wide marketing program that will utilize professional marketing services and to adopt "best practices" among the Acquired Companies to identify, obtain and maintain new customers. In addition, the Company intends to increase its visibility through trade shows, associations, publications and telemarketing.

  IMPROVING OPERATING MARGINS

     The Company believes that the combination of the Acquired Companies will provide significant opportunities to realize purchasing economies and increase the Company's profitability. The key components of this strategy are:

     INCREASE OPERATING EFFICIENCIES. The Company believes that the combination of the Acquired Companies presents significant opportunities to achieve operating efficiencies and cost savings. The Company intends to use its increased purchasing power to gain volume discounts and to develop more effective inventory management systems. The Company expects measurable cost savings in such areas as vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, the Company intends to review its operating and training programs at the local and regional levels to identify those "best practices" that can be successfully implemented throughout its operations. As primary metals producers and end-users continue to follow the industry trend of outsourcing processing and distribution services to value-added metals processors/services centers, the Company expects to increase asset utilization, particularly of its metals processing machinery, and realize increased efficiencies and economies of scale.

     CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. The Company believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as financing, marketing, insurance, employee benefits, accounting and risk management.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed value-added metals processor/service center company; (ii) the Company's decentralized operating strategy which emphasizes an ongoing role for owners, management and key personnel of acquired businesses, as well as meaningful equity positions for these individuals which will enable them to participate in the Company's growth;
(iii) the Company's increased visibility and access to financial resources as a public company and (iv) the potential for increased profitability of the acquired company due to purchasing economies, centralization of administrative functions, enhanced systems capabilities and access to increased marketing resources.

     The Company believes management of the Acquired Companies will be instrumental in identifying and completing future acquisitions. Some of the Acquired Companies have recently completed acquisitions, which has given them valuable acquisition experience. Moreover, several of the principals of the Acquired Companies currently have leadership roles in industry trade associations, which has enabled these individuals to become personally acquainted with the owners of numerous acquisition targets across the country. The Company expects that the visibility of these individuals and the Company within the industry will increase the awareness of, and interest of acquisition candidates in, the Company and its acquisition program. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the target and the ability of the target to complement the services offered by the Company. The Company believes that it can structure acquisitions as tax-free reorganizations by using its Common Stock as consideration, which will be attractive to those targeted business owners with a low tax basis in the stock of their businesses.

PROCESSING SERVICES AND PRODUCTS

     The Company engages in preproduction processing of steel, aluminum and specialty metals and acts as an intermediary between primary metals producers and end-users. The Company purchases metals from primary producers, maintains an inventory of various metals to allow rapid fulfillment of customer orders and performs customized processing services to the specifications provided by end-users and other customers. By providing these services, as well as offering inventory management and just-in-time delivery services, the Company enables its customers to reduce overall production costs and decrease capital required for raw materials inventory and metals processing equipment.

     The Company buys steel and aluminum from integrated mills and mini-mills and specialty metals from foundries. The Company purchases its raw materials in anticipation of projected customer requirements based on interaction and feedback from customers, market conditions, historical usage and industry research. Primary producers typically find it more cost effective to focus on large volume production and sale of steel, aluminum and specialty metals in standard sizes and configurations to large volume purchasers. For example, flat rolled steel is normally sold by mills in coils typically weighing between 40,000 and 50,000 pounds. The Company processes the metals to the precise thickness, length, width, shape, temper and surface quality specified by its customers. Value-added processes provided by the Company include:

      o SHEARING AND CUTTING TO LENGTH -- the cutting of metals into pieces and along the width of a coil to create sheets or plates.

      o METALLURGY -- the analysis and testing of the physical and chemical composition of metals.

      o PRECISION BLANKING -- the process in which flat rolled metal is cut into precise two dimensional shapes by passing it through a press employing a blanking die.

      o LASER, FLAME AND PLASMA CUTTING -- the cutting of metals to produce various shapes according to customer-supplied drawings.

      o LEVELING -- the flattening of metals to uniform tolerances for proper machining.

      o SLITTING -- the cutting of coiled metals to specified widths along the length of the coil.

      o PICKLING -- a chemical treatment to improve surface quality by removing the surface oxidation and scale which develops on the metal shortly after it is hot-rolled.

      o   TEE-SPLITTING -- the splitting of metal beams.

      o EDGE TRIMMING -- a process which removes a specified portion of the outside edges of coiled metal to produce uniform width and round or smooth edges.

      o CAMBERING -- the bending of structural steel to improve load-bearing capabilities.

     Additional capabilities of the Company include precision roll forming (the process by which metals are bent and stretched into various shapes), machining and applications engineering. Using these capabilities, the Company uses processed metals to manufacture higher-value components, such as finished building products, and machines specialty metals into such items as bushings, pump parts and hydraulic cylinder parts.

     Once an order is received, the appropriate inventory is selected and scheduled for processing in accordance with the customer's requirements and specified delivery date. Orders are monitored by the Company's computer systems including, in certain locations, the use of bar coding to aid in and reduce the cost of tracking material. The Company's computer systems record the source of all metal shipped to customers. This enables the Company to identify the source of any metal which later is shown not to meet industry standards or that fails during or after manufacture. This capability is important to the Company's customers as it allows them to assign responsibility for non-conforming or defective metal to the mill or foundry that produced that metal. Many of the products and services provided by the Company can be ordered and tracked through EDI, a sophisticated electronic network that directly connects the Company's computer system to those of its customers.

     A majority of the Company's orders are filled within 24 hours. This is accomplished through the Company's special inventory management programs which permit the Company to deliver processed metals in accordance with the just-in-time inventory programs of its customers. The Company is required to carry sufficient inventory of raw materials to meet the short lead time and just-in-time delivery requirements of its customers.

     While the Company ships products throughout the United States, most of its customers are located within a 200-mile radius of the Company's facilities, thus enabling an efficient delivery system capable of handling a large number of short lead-time orders. The Company transports most of its products directly to its customers either through common or contract trucking companies or through its own trucks for short-distance and/or multi-stop deliveries.

     The following are examples of the types of value-added processes and services offered by the Company:

          One of the Company's larger customers is one of the world's largest elevator and escalator manufacturers. The Company sells a variety of steel products to this customer in customized lengths and perform the majority of its preproduction processing and just-in-time inventory management. The services and preproduction processing includes sawing, shearing, flame cutting, forming, punching and drilling holes in the metal parts for delivery within 24 hours of ordering.

          The Company achieved substantial total production cost savings for a major manufacturer of electrical components once the customer purchased all of its steel directly from one of the Company's service centers rather than an integrated mill. Management personnel worked with the customer to develop a just-in-time inventory management program which enabled the customer to substantially reduce the amount of on-hand inventory as well as reduce the need for capital intensive processing equipment. The customer realized a significant cash flow savings as its steel inventory dropped from approximately a two month supply to approximately a three day supply.

     The Acquired Companies have quality control systems to ensure product quality and traceability throughout processing. Quality controls include periodic supplier audits, customer approved quality standards, inspection criteria and metals source traceability. Six of the Acquired Companies' facilities have International Standards Organization ("ISO") 9002 certification while several others are actively working on their certification. Management believes that the Company's emphasis on quality assurance is a distinct competitive advantage and is increasingly important to customers seeking to establish "partnering" relationships with their key suppliers.

SOURCES OF SUPPLY

     In recent years, steel and aluminum production in the United States has fluctuated from period to period as mills attempt to match production to projected demand. Periodically, this has resulted in shortages of, or increased ordering lead times for, some steel or aluminum products as well as fluctuations in price. Typically, metals producers announce price changes only once or twice per year, often sufficiently in advance to allow the Company to order additional products prior to the effective date of a price increase or to defer purchases until a price decrease becomes effective. The Company's purchasing decisions are based on its forecast of the availability of metal products, ordering lead times and pricing as well as its prediction of customer demand for specific products.

     The Company purchases steel and aluminum from domestic and foreign integrated mills and mini-mills and specialty metals from foundries. The Company's principal domestic steel suppliers are Nucor Corp., LTV Steel Co., Bethlehem Steel Corp. and National Steel Corp. Although most forms of steel and aluminum produced by mills can be obtained from a number of integrated mills or mini-mills, both domestically and internationally, there are a few products that are available from only a limited number of producers. Since most metals are shipped F.O.B. the mill and the transportation of metals is a significant cost factor, the Company seeks to purchase metals to the extent possible from the nearest mill unless a more distant mill has a significantly lower price. The Company believes that it can purchase raw materials in sufficient quantities to permit it to realize purchasing economies and discounts from its suppliers. The Company believes it is not materially dependent on any one of its suppliers for raw materials and that its relationships with its suppliers are good.

SALES AND MARKETING; CUSTOMERS

     The Company believes that its commitment to consistent quality, service and just-in-time delivery has enabled it to develop and maintain long-term relationships with existing customers, while expanding its market penetration through the use of its sales and marketing program. The Company's sales and marketing program focuses on the identification of OEMs and other metals end-users that could achieve significant cost savings through the use of the Company's inventory management, processing, just-in-time delivery and other services. The typical target customer carries a significant inventory of unprocessed metal and performs most of its own processing. The Company uses a variety of methods to identify these target customers, including the utilization of databases, telemarketing, direct mail and participation in manufacturers' trade shows. Customer referrals and the knowledge of the Company's sales force about regional end-users also result in the identification of target customers. Once a target customer is identified, the Company's "outside" salespeople assume responsibility for visiting the appropriate person at the target, typically the purchasing manager or manager of operations. The Company's salesperson seeks to explain the potential cost savings achievable through the Company's services and the Company's commitment to service and quality.

     The Company employs a sales force consisting of "inside" and "outside" salespeople. "Inside" salespeople are primarily responsible for maintaining customer relationships, receiving and soliciting individual orders and responding to service and other inquiries by customers. Increasingly, these "inside" salespeople have been given responsibility for telemarketing to target customers. The Company's "outside" sales force is primarily responsible for identifying target customers and calling on them to explain the Company's services. The sales force is trained and knowledgeable about the characteristics and applications of various metals and applications as well as the manufacturing methods employed by the Company's customers. The Company believes that its high level of interaction with its customers provides it with meaningful feedback and information about sales opportunities. For example, the Company has shown customers that a component of a machine (such as hydraulic cylinder parts) would be less expensive and more effective if manufactured from Dura-Bar, a continuous cast iron product which is a registered trademark of Wells Manufacturing Company, Dura-Bar Division, because Dura-Bar has greater machinability and improved application performance characteristics.

     Nearly all sales by the Company are on a negotiated price basis. In some cases, sales are the result of a competitive bid process where a customer sends the Company and several competitors a list of products required, and the Company submits a bid on each product.

     The Company has a diverse customer base of more than 30,000 customers, with no single customer accounting for more than 2% of the Company's revenues in 1997. The Company believes that its long-term relationships with many of its customers contribute significantly to its success.

COMPETITION

     The Company is engaged in a highly-fragmented and competitive industry. Competition is based primarily on price, quality, service, timeliness and geographic proximity. The Company competes with a large number of other metals processors/service centers on a regional and local basis, some of which may have greater financial resources than the Company, and several of which are public companies. The Company also competes to a lesser extent with primary metals producers, who typically sell directly only to very large customers requiring regular shipments of large volumes of metals. The Company may also face competition for acquisition candidates from these public companies, most of whom have acquired a number of metals service center businesses during the past decade. Other smaller metals processors/service centers may also seek acquisitions from time to time.

     The Company believes that it will be able to compete effectively because of its significant number of locations, geographic dispersion, knowledgeable and trained sales force, integrated computer systems, modern equipment, broad-based inventory, combined purchasing volume and operational economies of scale. The Company intends to seek to differentiate itself from its competition in terms of service and quality by investing in systems and equipment and by offering a broad range of products and services as well as through its entrepreneurial culture and decentralized operating structure.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations include lubricants, cleaning solvents and hydrochloric acid used in pickling operations at three of its facilities.

     The Company's management believes that the Company is in substantial compliance with all such laws and does not currently anticipate that the Company will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties owned or leased by the Company are located in areas with a history of heavy industrial use, three of which are on or near sites listed on the CERCLA National Priority List. The Company believes that as many as three of the properties leased by the Founding Companies have been contaminated by pollutants which have migrated from neighboring facilities or have been deposited by prior occupants.

     Prior to entering into the agreements relating to the IPO and the Subsequent Acquisitions, the Company evaluated the properties owned or leased by the Acquired Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. Although no environmental claims have been made against the Company and it has not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that the Company could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, the Company could incur substantial litigation costs to prove that it is not responsible for the environmental damage. The Company has obtained limited indemnities from the stockholders of the Acquired Companies whose facilities are located at the contaminated sites. The Company believes that these indemnities will be adequate to protect it from a material adverse effect on its consolidated financial condition, results of operations or liability, should the Company be found responsible for a share of the clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that these limited indemnities will fully protect the Company.

MANAGEMENT INFORMATION SYSTEMS

     Each of the Acquired Companies operates a management information system that is used to purchase, monitor and allocate inventory throughout its production facilities. The Company believes that these systems enable it to manage inventory costs effectively and to achieve appropriate inventory turnover rates. Many of these systems also include computerized order entry, sales analysis, inventory status, work-in-process status, bar-code tracking, invoicing and payment. These systems are designed to improve productivity for both the Company and its customers. Six of the Acquired Companies use EDI, through which they offer their customers a paperless process for order entry, shipment tracking, customer billing, remittance processing and other routine matters. In addition, several of the Acquired Companies have computer-aided drafting systems that control equipment used to perform some metals processing functions.

EMPLOYEES

     As of March 31, 1998, the Acquired Companies employed a total of approximately 2,800 persons. Approximately 350 employees at 12 sites were members of one of six unions: the United Steelworkers of America; the International Association of Bridge, Structural, and Ornamental Ironworkers of America; the International Brotherhood of Teamsters; Local 40 of the Glass, Molders, Pottery, Plastic & Allied Workers International Union; United Auto Workers; or the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers. The Company's relationship with these unions generally has been satisfactory, but occasional work stoppages have occurred. Within the last five years, one work stoppage occurred at one facility, which involved 28 employees and lasted 10 days. The Company is currently a party to 14 collective bargaining agreements which expire at various times. Collective bargaining agreements expiring in 1998, 1999, 2000 and 2001 cover 155, 36, 66 and 93 employees, respectively. Historically, the Acquired Companies have succeeded in negotiating new collective bargaining agreements without a strike.

     From time to time, there are shortages of qualified operators of metals processing equipment. In addition, turnover among less skilled workers is relatively high. The Company intends to adopt "best practices" for its employee benefits programs and human relations functions. The Company believes that its relations with its employees are good.

VEHICLES

     The Company operates a fleet of owned or leased trucks and trailers as well as fork lifts and support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company expects it will be able to purchase or lease vehicles at lower prices due to its combined purchasing and leasing volume.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company maintains liability insurance for bodily injury and third-party property damage and workers' compensation coverage which it considers sufficient to insure against these risks, subject to self-insured amounts.

     The Company is, from time to time, a party to litigation arising in the ordinary course of its business, most of which involves claims for personal injury or property damage incurred in connection with its operations. The Company is not currently involved in any litigation that the Company believes will have a material adverse effect on its consolidated financial condition, results of operations or liquidity.

SAFETY

     The Company is committed to continuing the Acquired Companies' focus and emphasis on safety in the workplace. The Acquired Companies currently have a variety of safety programs in place, which may include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safe work procedures. The Company plans to establish "best practices" throughout its operations to ensure that all employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. In addition, the Company intends to continue to promote the Acquired Companies' emphasis on an accident-free workplace.

ACQUIRED COMPANIES

  AFFILIATED METALS COMPANY

     Affiliated Metals Company ("Affiliated"), headquartered in Granite City, Illinois, was founded in 1979 and operates primarily in the midwestern region of the United States. Affiliated operates service centers in Granite City, Illinois and a newly-constructed facility in Butler, Indiana and is a value-added metals processor/service center providing products and services primarily to manufacturers of consumer durables, commercial transportation equipment, appliances and furniture. Affiliated has about 130 employees. Patrick A. Notestine, the President of Affiliated, has been employed by Affiliated for nine years, has signed an employment agreement with Affiliated to continue in that capacity and is a director of the Company.

  CONCORD

     Concord Metals Corporation ("Concord"), headquartered in Walker,
Michigan, was founded in 1981 by Michael Sheppard and operates primarily in the Michigan market area. Concord is a value-added metals processor and distributor of flat rolled steel. Concord has 18 employees. Concord is a wholly-owned subsidiary of Wayne. Michael Sheppard has signed an employment agreement with Concord and will serve as General Manager and Vice President.

  FEDERAL BRONZE ALLOYS INC.

     Federal Bronze Alloys Inc. ("Federal Bronze"), headquartered in Newark, New Jersey, is the successor entity to Federal Bronze Products, Inc., which was founded in 1947 by Steve Stefiuk and operates primarily in the northeast region of the United States. Federal Bronze is a specialty metals processor, providing products and services primarily to the fluid power, machine tool and the pump valve industries. Federal Bronze has about 55 employees. John Stefiuk, the President and Chief Executive Officer of Federal Bronze, has been employed by Federal Bronze for 25 years and has signed an employment agreement with Federal Bronze to continue in that capacity.

  FULLERTON INDUSTRIES, INC.

     Fullerton Industries, Inc., ("Fullerton"), headquartered in Northbrook, Illinois, was founded in 1943 and operates primarily in the midwestern region of the United States. Fullerton is a flat rolled processor of steel and specialty metal, including copper, brass, and aluminum. Principal customers include manufacturers of consumer durable goods and the household appliance and automotive industries. Fullerton has about 150 employees. Craig R. Doveala, President of Steel Service Systems and a director of the Company, also serves as the Chief Executive Officer of Fullerton.

  HARVEY TITANIUM, LTD.

     Harvey Titanium, Ltd. ("Harvey"), headquartered in Santa Monica, California, was founded in 1978 by Barry Harvey and operates on a global basis through its international sales office in the United Kingdom and through agents around the world. Harvey is a value-added metal service center supplying primarily custom orders of titanium products, as well as nickel-based alloys, vacuum melted stainless steels and other exotic alloys. Harvey's customers are primarily in the aerospace industry; however, Harvey also serves customers in the recreation, petrochemical and biomedical industries. Harvey has about 50 employees. Barry Harvey, the President and Chief Executive Officer of Harvey, has been employed by Harvey for 19 years and has signed an employment agreement with Harvey to continue in that capacity.

  INDEPENDENT METALS CO., INC.

     Independent Metals Co., Inc. ("Independent"), headquartered in Germantown, Wisconsin, was founded in 1982 by Barry Quinnies and operates primarily in the upper midwest and southeastern regions of the United States. Independent operates service centers in Germantown, Wisconsin; Broadview, Illinois; Minneapolis, Minnesota and Orlando, Florida and is a processor and distributor of flat rolled stainless steel, aluminum, brass and copper. Independent sells its products to the industrial machine, transportation, food processing and electronics manufacturing industries. Independent has about 160 employees. Barry Quinnies, the Chairman and Chief Executive Officer of Independent, has been employed by Independent for 16 years and has signed an employment agreement with Independent to continue in that capacity.

  INDUSTRIAL METALS, INC.

     Industrial Metals Incorporated ("Industrial"), headquartered in Mokena, Illinois, was founded in 1978 by David Hall, Jr. and operates primarily in the midwest market area. Industrial is a distributor of stainless steel, aluminum, and copper based alloys. Industrial has 19 employees. Industrial will operate as a subsidiary of Independent. David Hall, Jr., President of Industrial, has signed an employment agreement with Industrial to continue in that same capacity.

  INTERSTATE STEEL SUPPLY CO.

     Interstate Steel Supply Co. ("Interstate"), headquartered in
Philadelphia, Pennsylvania, was founded in 1949 and operates primarily in the northeast and mid-Atlantic regions of the United States. Interstate operates service centers in Philadelphia and Pittsburgh, Pennsylvania and Baltimore, Maryland and is a value-added metals processor/service center providing products and services primarily to structural steel fabricators of buildings and bridges and to the shipbuilding, railroad and electric power generation industries. Interstate has about 180 employees. Arnold W. Bradburd, the Chairman of the Board and Chief Executive Officer of Interstate, has been employed by Interstate for 23 years, has signed an employment agreement with Interstate to continue in those capacities and is the Vice-Chairman of the Board of the Company.

  JEFFREYS STEEL COMPANY, INC.

     Jeffreys Steel Company, Inc. ("Jeffreys"), headquartered in Mobile, Alabama, was founded in 1966 by Leon Jeffreys. Jeffreys operates steel service centers in the south and southeastern United States. These service center operations include locations in Mobile, Muscle Shoals and Attalla, Alabama; Columbus, Mississippi; Kenner, Louisiana; Jacksonville, Lakeland and Fort Lauderdale, Florida and Oakwood, Georgia. Jeffreys is a value-added processor/service center specializing in steel plate and structural components and provides products and services to the marine (including new ship construction and repair), offshore oil and gas, construction and fabrication, transportation pulp and paper and chemical industries. Jeffreys Steel has about 450 employees. Toby Jeffreys, the President of Jeffreys, has been employed by Jeffreys for 23 years, and has signed an employment agreement with Jeffreys to continue in that capacity. Leon Jeffreys, the Chairman of the Board of Jeffreys, has signed an employment agreement with Jeffreys to continue in that capacity, and serves as a director of the Company.

  THE LEVINSON STEEL COMPANY

     The Levinson Steel Company ("Levinson"), founded in 1902, is a Pittsburgh-based distributor and processor of plate and other structural products, including high strength beams. Levinson has additional locations in Ambridge and York, Pennsylvania; Camden, New Jersey; Seekonk, Massachusetts and Greenville, Kentucky. Levinson's facilities are a good geographic fit with Metals USA's Interstate subsidiary and will complement the Jeffreys and Queensboro operations as well. Levinson has about 165 employees. William Bennett, the President and CEO of Levinson, has been employed by Levinson for seven years and has signed an employment agreement to continue in that capacity.

  MEIER METAL SERVICENTERS, INC.

     Meier Metal Servicenters, Inc. ("Meier"), headquartered in Hazel Park, Michigan, was founded in 1945 by Louis F. Meier and operates primarily in the upper midwest and southeastern regions of the United States. Meier operates service centers in Hazel Park and Grand Rapids, Michigan; Chicago, Illinois; Dayton and Cleveland, Ohio and Greensboro, North Carolina and is a value-added processor and distributor of nonferrous metals, including aluminum, brass, copper, bronze and stainless steel. Meier sells its products to customers in the tool and die, screw machine products, industrial machinery, transportation and aerospace industries. Meier has about 115 employees. Lawrence Sauers, recently appointed President and Chief Operating Officer of Meier, has been employed by Meier for 36 years and has signed an employment agreement with Meier to continue in that capacity.

  METALMART, INC. AND MARK METALS, INC.

     Metalmart, Inc. ("Metalmart"), founded in 1974, is headquartered in Carlsbad, California and has a large manufacturing plant in Whittier, California. Metalmart has exclusive distribution of magnesium bar stock in the western United States and access to sources for hard-to-find metal alloys. Metalmart and Mark Metals, Inc. ("Mark Metals") have about 37 employees. Randall Biggs, the Chief Executive Officer of

Metalmart and Mark Metals, has been employed by Metalmart for 23 years and has signed an employment agreement with Metalmart to continue in that capacity.

  NATIONAL MANUFACTURING, INC.

     National Manufacturing, Inc. ("National"), headquartered in North Kansas City, Missouri was founded in 1943 and manufacturers and distributes a variety of aluminum products, including windows, storm doors and sidings. National has about 41 employees. Ramon Coleman, the Chief Operating Officer of National, has been employed by National for ten years and has signed an employment agreement with National to continue in that capacity.

  PACIFIC METAL COMPANY

     Pacific Metal Company ("Pacific"), is headquartered in Portland, Oregon, was founded in 1876 by Fredrick K. Morrow and operates in Seattle and Spokane, Washington; Medford and Eugene, Oregon; Boise, Idaho; and Billings, Montana. Pacific is a value-added metals processor of flat rolled common alloy aluminum and steel; other products include sheet, bar and rod in a variety of dimensions and alloys of brass, copper, stainless and galvanized steel. Pacific provides a number of products and services primarily to the transportation, consumer durables, electrical and telecommunications equipment and other manufacturing industries. Pacific has about 160 employees. Don Peck, the Chairman and Chief Executive Officer of Pacific, has been employed by Pacific for 41 years and has signed an employment agreement with Pacific to continue in that capacity.

  QUEENSBORO STEEL CORPORATION

     Queensboro Steel Corporation ("Queensboro"), headquartered in Wilmington, North Carolina, was founded in 1952 by George and Seymour Alper and operates primarily in the southeastern region of the United States. Queensboro operates service centers in Wilmington and Greensboro, North Carolina and Norfolk, Virginia and is a value-added metals processor/service center and fabricator, providing products and services primarily to the shipbuilding, transportation, construction, pulp and paper and chemical industries. Queensboro has about 200 employees. Mark Alper, the President of Queensboro, has been employed by Queensboro for 26 years, has signed an employment agreement with Queensboro to continue in that capacity and is the Vice President Development and a director of the Company.

  R. J. FABRICATING INC.

     R. J. Fabricating Inc. ("RJ Fabricating"), headquartered in Milwaukee, Wisconsin, is a processor of steel products using laser burning, computer-controlled ("CNC") punching and general fabrication. RJ Fabricating has about 21 employees. Lester G. Peterson, the President of Williams and a director of the Company, also serves as the President of RJ Fabricating.

  ROYAL ALUMINUM, INC.

     Royal Aluminum, Inc. ("Royal"), is headquartered in Leesburg, Florida and is the successor to a business founded in 1965. Royal manufactures and distributes aluminum building products through its manufacturing facility in Leesburg, Florida, and sells its products through five distribution centers located primarily in the southeastern United States. Royal has about 85 employees. Allen Applebee, the President and Chief Operating Officer of Royal, has been employed by Royal for 29 years and has signed an employment agreement with Royal to continue in that capacity.

  SEABOARD STEEL AND IRON CORPORATION

     Interstate acquired the assets of Seaboard Steel and Iron Corporation ("Seaboard") in January 1998. Seaboard was a Baltimore-based full-line steel service center with a diverse inventory of heavy carbon structural products. Seaboard has been integrated with Interstate and had ten employees who are now employed by Interstate.

  SIERRA PACIFIC STEEL, INC.

     Sierra Pacific Steel, Inc. ("Sierra") headquartered in Haywood, California, was founded in 1957. Sierra is a distributor and processor of steel pipe, plate, structural tubing, and other steel products to customers in the Pacific northwest, Arizona and Utah. Sierra has about 34 employees. Joseph I. Epstein, President of Sierra, has signed an employment agreement with Sierra to continue in that capacity.

  SOUTHERN ALLOY OF AMERICA, INC.

     Southern Alloy of America, Inc. ("Southern Alloy"), headquartered in Salisbury, North Carolina, was founded in 1977 and operates primarily in the southeastern region of the United States. Southern Alloy operates a plant in Salisbury, North Carolina and is a specialty metals processor, providing products and services primarily to the fluid power, machine tools, pump and valve, power transmission and textile machinery industries. Southern Alloy has about 30 employees. William B. Edge, the President of Southern Alloy, has been employed by Southern Alloy for 16 years, has signed an employment agreement with Southern Alloy to continue in that capacity and is a Senior Vice President and director of the Company.

  STEEL SERVICE SYSTEMS, INC.

     Steel Service Systems, Inc. ("Service Systems"), headquartered in
Horicon, Wisconsin, was founded in 1990 and operates primarily in the midwestern region of the United States. Service Systems operates a service center in Horicon, Wisconsin and is a value-added metals processor/service center providing products and services primarily for manufacturers of lawn and garden equipment, outdoor recreation vehicles and furniture. Service Systems has about 75 employees. Craig R. Doveala, the President of Service Systems, has been employed by Service Systems since its founding, has signed an employment agreement with Service Systems to continue in that capacity and is a director of the Company.

  TEXAS ALUMINUM INDUSTRIES, INC./THE CORNERSTONE GROUP

     Texas Aluminum Industries, Inc. ("Texas Aluminum"), headquartered in Houston, Texas, was founded in 1949 by Gene C. Elkins. The Cornerstone Group ("Cornerstone") includes four entities founded in 1995, 1996 and 1997 by Michael E. Christopher and Mark Elkins, who were the principal stockholders of Texas Aluminum (Texas Aluminum and Cornerstone being collectively referred to herein as "Texas Aluminum/Cornerstone"). Texas Aluminum/Cornerstone operates through five manufacturing plants and 37 service centers and distribution facilities primarily in the Sunbelt. Texas Aluminum/Cornerstone produces and distributes aluminum and steel building products consisting of windows, doors, insulated wall panels, canopies and awnings primarily for the commercial and residential building products industries. Texas Aluminum/Cornerstone has about 275 employees. Michael E. Christopher has been employed by Texas Aluminum for ten years, has signed an employment agreement with Texas Aluminum/Cornerstone as President of Texas Aluminum/Cornerstone and is a Senior Vice President and a director of the Company.

  UNI-STEEL, INC.

     Uni-Steel, Inc. ("Uni-Steel"), headquartered in Enid, Oklahoma, was founded in 1987 as a result of the merger of two companies which began operations in 1907 and 1924, and operates primarily in the southwestern and midwestern regions of the United States. Uni-Steel operates service centers in Enid, Muskogee and the Port of Muskogee, Oklahoma and is a value-added metals processor/service center providing products and services primarily to customers in the oil and gas, transportation, mining and manufacturing industries. Uni-Steel has about 130 employees. Richard A. Singer, the Chief Executive Officer of Uni-Steel, has been employed by Uni-Steel for 32 years, has signed an employment agreement with Uni-Steel to continue in such capacity and is a Senior Vice President and a director of the Company.

  WAYNE STEEL, INC.

     Wayne Steel, Inc. ("Wayne"), headquartered in Wooster, Ohio, was founded in 1921 by Meyer Shapiro and operates in Randleman, North Carolina, and opened a newly-constructed processing facility in Jeffersonville, Indiana in January 1998. Wayne is a value-added metals processor of flat rolled steel providing products and services primarily in the transportation, electrical and telecommunications equipment manufacturing industries. Wayne has about 220 employees. Tom Shapiro, the President and Chief Executive Officer of Wayne, has been employed by Wayne for 25 years and has signed an employment agreement with Wayne to continue in that capacity.

  WESTERN AWNING COMPANY, INC.

     Western Awning Company, Inc. ("Western") was founded in 1982 and is headquartered in Pacific, Washington. Western processes and distributes a variety of aluminum products. Western currently has 12 employees. Neal Sorenson, the President of Western, has been employed by Western for 20 years and has signed an employment agreement with Western to continue in that capacity.

  WILLIAMS STEEL & SUPPLY CO., INC.

     Williams Steel & Supply Co., Inc. ("Williams"), headquartered in Milwaukee, Wisconsin, was founded in 1944 and operates primarily in the midwest region of the United States. Williams operates a service center in Milwaukee, Wisconsin and is a value-added metals processor/service center, providing products and services primarily to the construction industry, OEMs and fabricators. Williams has about 80 employees. Lester G. Peterson, the President of Williams, has been employed by Williams for 27 years, has signed an employment agreement with Williams to continue in that capacity and is a director of the Company.

FACILITIES

     The Company operates a number of metals processing facilities that are used to receive, warehouse, process and ship metals. These facilities utilize various metals processing and materials handling machinery and equipment. These service center facilities are as follows:

                                                                           SQUARE        OWNED/
                                                   LOCATION                FOOTAGE       LEASED
                                       ---------------------------------  ---------     --------
Affiliated...........................  Granite City, Illinois               300,000       Leased
                                       Butler, Indiana                      200,000        Owned
Concord..............................  Walker, Michigan                      50,000       Leased
Federal Bronze.......................  Newark, New Jersey                    41,000       Leased
Fullerton............................  Northbrook, Illinois                 182,000        Owned
                                       Minneapolis, Minnesota                20,000        Owned
Harvey...............................  Santa Monica, California              50,000       Leased
Independent..........................  Germantown, Wisconsin                 90,000        Owned
                                       New Hope, Minnesota                   19,000       Leased
                                       Broadview, Illinois                   61,000       Leased
                                       Orlando, Florida                      23,000       Leased
Industrial...........................  Molena, Illinois                      21,000       Leased
Interstate...........................  Philadelphia, Pennsylvania            70,000       Leased
                                       Philadelphia, Pennsylvania           120,000       Leased
                                       Baltimore, Maryland                   65,000       Leased
                                       Ambridge, Pennsylvania               133,000       Leased
Jeffreys.............................  Mobile, Alabama                      214,000        Owned
                                       Muscle Shoals, Alabama               104,000        Owned
                                       Attalla, Alabama                      53,000        Owned
                                       Columbus, Mississippi                 45,000        Owned
                                       Kenner, Louisiana                     61,000        Owned
                                       Oakwood, Georgia                     206,000        Owned
                                       Jacksonville, Florida                 60,000        Owned
                                       Lakeland, Florida                    120,000        Owned
                                       Fort Lauderdale, Florida              27,000       Leased

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                       37

                                                                           SQUARE        OWNED/
                                                   LOCATION                FOOTAGE       LEASED
                                       ---------------------------------  ---------     --------
Levinson.............................  Ambridge, Pennsylvania               130,000       Leased
                                       Camden, New Jersey                   104,000       Leased
                                       Greenville, Kentucky                  33,000        Owned
                                       Seekonk, Massachusetts               115,000        Owned
                                       York, Pennsylvania                   109,000       Leased
Meier................................  Hazel Park, Michigan                  73,000        Owned
                                       Broadview, Illinois                   21,000        Owned
                                       Moraine, Ohio                         21,000        Owned
                                       Greensboro, North Carolina            52,000       Leased
                                       Kentwood, Michigan                    12,000       Leased
                                       Cleveland, Ohio                       12,000       Leased
Metalmart and Mark Metals............  Whittier, California                  42,000       Leased
National.............................  Kansas City, Missouri                 58,000       Leased
Pacific..............................  Billings, Montana                     10,000       Leased
                                       Boise, Idaho                          26,000       Leased
                                       Eugene, Oregon                        33,000        Owned
                                       Medford, Oregon                       14,000        Owned
                                       Portland, Oregon                     111,000       Leased
                                       Spokane, Washington                   49,000        Owned
                                       Tukwila, Washington                   80,000        Owned
Queensboro...........................  Wilmington, North Carolina           178,000       Leased
                                       Wilmington, North Carolina*           45,000        Owned
                                       Greensboro, North Carolina*          115,000        Owned
                                       Chesapeake, Virginia                  62,000       Leased
RJ Fabricating.......................  Milwaukee, Wisconsin                  31,000       Leased
Royal................................  Leesburg, Florida                     69,000        Owned
                                       Leesburg, Florida                     76,000       Leased
                                       Irmo, South Carolina                  38,000       Leased
Southern Alloy.......................  Salisbury, North Carolina             24,000       Leased
Service Systems......................  Horicon, Wisconsin*                  103,000       Leased
Sierra Pacific.......................  Haywood, California                   64,500       Leased
Texas Aluminum/Cornerstone...........  Houston, Texas                       165,000        Owned
                                       Houston, Texas                       220,000       Leased
                                       Las Vegas, Nevada                     42,000       Leased
                                       Ontario, California                   11,000       Leased
                                       Tempe, Arizona                        24,000       Leased
                                       Rancho Cordova, California            24,000       Leased
Uni-Steel............................  Enid, Oklahoma                       112,000       Leased
                                       Muskogee, Oklahoma                   134,000       Leased
Wayne................................  Wooster, Ohio*                       140,000        Owned
                                       Randleman, North Carolina*           110,000        Owned
                                       Jeffersonville, Indiana*              90,000        Owned
Western..............................  Pacific, Washington                   24,000       Leased
Williams.............................  Milwaukee, Wisconsin                 137,000       Leased

------------

* These facilities are subject to liens with respect to certain debt agreements.

     In addition to the service center facilities listed above, the Company's aluminum building products division also operates 37 sales and distribution centers throughout the western, southwestern and southeastern United States. These facilities, which are all leased, range in size from 4,800 square feet to 50,000 square feet. Many of the Company's facilities are capable of being utilized at higher capacities, if necessary. The Company is planning to expand two of its existing facilities over the next 12 months. The Company believes that its facilities after the planned expansions will be adequate for the expected needs of its existing businesses over the next several years.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers.

                    NAME                       AGE                POSITION
--------------------------------------------   ---- -------------------------------------
Arthur L. French............................   58   Chairman of the Board, Chief
                                                    Executive Officer and President
Arnold W. Bradburd..........................   74   Vice-Chairman of the Board, Chairman
                                                    and Chief Executive Officer of
                                                      Interstate
J. Michael Kirksey..........................   43   Senior Vice President, Chief
                                                    Financial Officer and Director
Stephen R. Baur.............................   33   Senior Vice President and Chief
                                                    Development Officer
John A. Hageman.............................   44   Senior Vice President, General
                                                    Counsel and Secretary
Terry L. Freeman............................   48   Vice President and Corporate
                                                    Controller
Keith E. St. Clair..........................   41   Vice President and Treasurer
Mark Alper..................................   54   Vice President -- Development,
                                                    President of Queensboro, Director
Michael E. Christopher......................   38   Senior Vice President, President of
                                                    Texas Aluminum/Cornerstone, Director
Craig R. Doveala............................   47   President of Service Systems,
                                                    Director
William B. Edge.............................   39   Senior Vice President, President of
                                                    Southern Alloy, Director
Patrick A. Notestine........................   51   President of Affiliated, Director
Lester G. Peterson..........................   57   President of Williams, Director
Richard A. Singer...........................   53   Senior Vice President, Chief
                                                    Executive Officer of
                                                      Uni-Steel, Director
A. Leon Jeffreys............................   69   Director
Steven S. Harter............................   36   Director
Tommy E. Knight.............................   59   Director
Richard H. Kristinik........................   59   Director
T. William Porter...........................   57   Director

------------

     Arthur L. French has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1996 and has been involved in the organization of the Company, the acquisition of the Founding Companies and this Offering. From 1989 through 1996, Mr. French served as Executive Vice President and a director of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and controls, with responsibility for domestic and international operations. From 1966 to 1989, Mr. French held various positions with Fisher Controls International, Inc., a control valve and instrumentation manufacturer, and served as its President and Chief Operating Officer and a director prior to joining Keystone. Mr. French is also a director of Innovative Valve Technologies, Inc., whose shares are listed on the NASDAQ.

     Arnold W. Bradburd is Vice-Chairman of the Board of the Company. He has been employed by Interstate since 1974, serving as Chairman of the Board and Chief Executive Officer since 1979. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of SSCI.

     J. Michael Kirksey has served as Senior Vice President, Chief Financial Officer and a director of the Company since March 1997. From 1995 through February 1997, Mr. Kirksey was Director -- Business Development and Acquisitions of Keystone. From 1993 to 1995, Mr. Kirksey was Vice President of Finance of Keystone for European operations based in Brussels, Belgium, and from 1989 to 1993, he was Vice President and Controller of Keystone. From 1976 to 1989, Mr. Kirksey was a certified public accountant with Arthur Andersen LLP.

     Stephen R. Baur is a Senior Vice President and Chief Development Officer of the Company. From July 1996 until joining the Company, Mr. Baur was a Senior Vice President of Notre. From November 1995 to June 1996, he was a consultant to a venture capital firm. From July 1988 through September 1995, he was a certified public accountant with Arthur Andersen LLP.

     John A. Hageman has served as Senior Vice President, General Counsel and Secretary of the Company since April 1997. From 1987 through March 1997, Mr. Hageman was Senior Vice President of Legal Affairs, General Counsel and Secretary of Physician Corporation of America, a publicly-traded health maintenance organization. From 1981 to 1987, Mr. Hageman was a partner with a law firm in Wichita, Kansas.

     Terry L. Freeman has served as Vice President and Corporate Controller of the Company since April 1997. From February 1997 through March 1997, Mr. Freeman served as Controller of Maxxam Inc. ("Maxxam"), a publicly-traded aluminum, forest products operations and real estate investment and development company. From May 1994 to February 1997, he was Assistant Controller of Maxxam, and from June 1990 to May 1994, he was Director -- Financial Reporting of Maxxam. From December 1984 to June 1990, he was a certified public accountant with Deloitte & Touche LLP. From August 1980 to December 1984, Mr. Freeman was a certified public accountant with Arthur Andersen LLP.

     Keith E. St. Clair has served as Vice President and Treasurer of the Company since April 1997. From 1987 through March 1997, he served as Corporate Controller of Gundle/SLT Environmental, Inc.
("Gundle/SLT"), a publicly-traded manufacturer and installer of synthetic lining systems. From 1980 through 1986, Mr. St. Clair was a certified public accountant with Arthur Andersen LLP.

     Mark Alper is the Vice President -- Development and a director of the Company and President of Queensboro. He has been an employee of Queensboro since 1971 and President since 1995.

     Michael E. Christopher is a Senior Vice President and a director of the Company. He became Executive Vice President of Texas Aluminum in 1987, and President of Cornerstone in 1995, and became President of Texas Aluminum/Cornerstone in July 1997. Mr. Christopher currently serves as Vice President of the Board of Directors of the National Patio Enclosure Association.

     Craig R. Doveala is a director of the Company and the President of Service Systems. He has been President of Service Systems since 1990.

     William B. Edge is a Senior Vice President and a director of the Company. He has been President of Southern Alloy since 1990.

     Patrick A. Notestine is a director of the Company and the President of Affiliated. He has been President of Affiliated since 1988.

     Lester G. Peterson is a director of the Company and the President of Williams. He has been President of Williams since 1981. Mr. Peterson is a member of the Wisconsin Board of the SSCI.

     Richard A. Singer is a Senior Vice President and a director of the Company and Chief Executive Officer of Uni-Steel. He has been President and Chief Executive Officer of Uni-Steel since 1972.

     A. Leon Jeffreys is the founder and has served as the Chairman of the Board of Directors of Jeffreys since inception. Mr. Jeffreys was elected to the Company's Board on October 21, 1997.

     Steven S. Harter has been a director of the Company since July 1996. Mr. Harter is the President of Notre. Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., a publicly-traded environmental services company. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Coach USA, Inc., Comfort-Systems USA, Inc. and HomeUSA, Inc.

     Tommy E. Knight is a director of the Company. Mr. Knight was President and Chief Executive Officer of Brown and Root, Inc., a subsidiary of Halliburton Company, and one of the largest international construction firms in the world, from June 1992 until his retirement in December 1996. Prior to that time, he served in a variety of other capacities with Brown and Root, Inc. since joining Brown and Root, Inc. in 1964.

     Richard H. Kristinik is a director of the Company. Mr. Kristinik is the Chairman of the Board of Directors and Chief Executive Officer of Coach USA, Inc. and has served in that capacity since March 1996. Prior to that time, Mr. Kristinik was a partner with Arthur Andersen LLP from 1973 to March 1996, serving in its Houston office for all those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

     T. William Porter is a director of the Company. Mr. Porter has been a partner with Porter & Hedges, L.L.P., a law firm, since 1981 and currently serves as a director of Gundle/SLT and ITEQ, Inc., a manufacturer of specialized process equipment.

     The Board of Directors has been divided into three classes of five, five and four directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Harter is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Acquisition Committee, Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. The members of the Audit Committee are Messrs. Harter, Kristinik and Knight and the members of the Compensation Committee are Messrs. Knight, Harter and Porter.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1997.

                                                                                            LONG-TERM COMPENSATION
                                                    ANNUAL COMPENSATION                    -------------------------
                                                    -------------------    OTHER ANNUAL     RESTRICTED     NUMBER OF     ALL OTHER
                                                    SALARY       BONUS     COMPENSATION    STOCK AWARDS     OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR     ($)(1)        ($)          ($)             ($)          GRANTED         ($)
----------------------------------------   -----    -------      ------    ------------    ------------    ---------    ------------
Arthur L. French........................    1997     75,000      50,000       --               --           200,000         1,465
  Chief Executive Officer
Michael E. Christopher..................    1997     77,884        --         --               --             --           --
  Senior Vice President
William B. Edge.........................    1997     79,448        --         --               --             --           --
  Senior Vice President
J. Michael Kirksey......................    1997     75,000      40,000       --               --           100,000           266
  Senior Vice President and
     Chief Financial Officer
Richard A. Singer.......................    1997     75,000        --         --               --             --              470
  Senior Vice President

------------

(1) Reflects the compensation from July 1, 1997 through December 31, 1997 at the rate stated in their respective employment agreements. Messrs. Christopher and Edge are paid bi-weekly and Messrs. French, Kirksey and Singer are paid semi-monthly.

                                 STOCK OPTIONS

     The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1997.

                             OPTION GRANTS IN 1997

                                                                      INDIVIDUAL GRANTS
                                           NUMBER OF     -------------------------------------------
                                           SECURITIES    PERCENT OF TOTAL                                PRESENT
                                           UNDERLYING     OPTIONS GRANTED                                VALUE AT
                                            OPTIONS             TO            EXERCISE    EXPIRATION      GRANT
NAME                                        GRANTED      EMPLOYEES IN 1997     PRICE         DATE        DATE(1)
----------------------------------------   ----------    -----------------    --------    ----------    ----------
Arthur L. French........................     200,000             6%             $ 10        07/11/07    $1,260,000
Michael E. Christopher..................      --            --                  --            --            --
William B. Edge.........................      --            --                  --            --            --
J. Michael Kirksey......................     100,000             3%             $ 10        07/11/07       630,000
Richard A. Singer.......................      --            --                  --            --            --

------------

(1) Computed using the Black-Scholes model, with the following assumptions:
    Expected price volatility -- 43.3%, risk free rate of return -- 6.18%, Expected dividend yield --0%, and the Expected life of the option was 7.5 years.

     The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

                          YEAR END 1997 OPTION VALUES

                                                     NUMBER OF                    VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS             "IN-THE-MONEY" OPTIONS
                                               AT DECEMBER 31, 1997              AT DECEMBER 31, 1997(1)
                                           -----------------------------      -----------------------------
                  NAME                     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----------------------------------------   -----------     -------------      -----------     -------------
Arthur L. French........................      --              200,000            --            $ 1,050,000
Michael E. Christopher..................      --               --                --                --
William B. Edge.........................      --               --                --                --
J. Michael Kirksey......................      --              100,000            --                525,000
Richard A. Singer.......................      --               --                --                --

------------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to Messrs. French and Kirksey is $10.00 per share. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1997 ($15.25 per share).

DIRECTORS COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1997 Non-Employee Directors' Stock Plan, each non-employee director is granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1997 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     Each of Messrs. French and Kirksey have entered into an employment agreement with the Company providing for an annual base salary of $150,000. The employment agreements for Messrs. French and Kirksey are for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to his then-current salary for the remainder of the term or one year, whichever is greater, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Bradburd, Christopher, Alper, Doveala, Edge, Jeffreys, Notestine, Peterson, Singer and Shapiro have entered into an employment agreement with one of the Company's subsidiaries providing for an annual base salary of $150,000. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the respective company without cause during the first five years of the employment term (the "Initial Term"), the employee will be entitled to receive from the respective company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment with cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1996. In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and selects the individuals who receive awards and establishes the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed 13% of the aggregate number of shares of Common Stock outstanding. Metals USA granted NQSOs to purchase a total of 705,000 shares of Common Stock to key employees of Metals USA at the initial public offering price upon consummation of the IPO. In addition, Metals USA granted NQSOs to purchase a total of 1,426,024 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. Subsequent to the IPO, the Company has granted NQSOs to purchase a total of 1,425,754 shares of Common Stock at prices which vary between $6.810 and $18.1875 a share. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (ii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, Metals USA issued to Notre a total of 3,367,914 shares of Common Stock for an aggregate consideration of $35,375. Mr. Harter is the President of Notre and a director of the Company. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Common Stock. See "Description of Capital Stock." Prior to the consummation of the IPO, Notre advanced to the Company funds necessary to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.

     From December 1996 through April 1997, the Company issued a total of 695,000 shares of Common Stock (as adjusted for a 135.81-to-one stock split) at $.01 per share to various members of management, as follows: Mr.
French -- 260,000 shares, Mr. Kirksey -- 120,000 shares, Mr. Baur -- 120,000 shares, Mr. Freeman -- 60,000 shares, Mr. St. Clair -- 60,000 shares and Mr. Hageman -- 75,000 shares. The Company also issued 690,500 shares of Common Stock at $0.01 per share to other employees of and consultants to the Company, including a total of 405,000 shares of Common Stock to persons who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO to Messrs. Knight, Kristinik, Porter and Harter, who are directors of the Company.

     The aggregate consideration paid by Metals USA for the Acquired Companies consists of approximately $129.0 million in cash, 23,874,024 shares of Common Stock, plus the assumption of $202.1 million of indebtedness. The consideration paid by Metals USA for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

     Pursuant to the agreements that were entered into in connection with the Acquisitions, the principal stockholders of the Acquired Companies have agreed not to compete with the Company for five years, effective on the respective dates of acquisition.

LEASES OF REAL PROPERTY BY ACQUIRED COMPANIES

     Interstate leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA"), a partnership controlled by Mr. Bradburd, the Vice-Chairman of the Company, and his wife. The leases are for an initial term of ten years and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Interstate has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. Additionally, Interstate pays all utility, taxes and insurance costs on the leased premises. The Company believes that the rent to be paid under the leases does not exceed fair market value.

     Queensboro leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Alper, a director of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Queensboro has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Queensboro does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Queensboro will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

     Service Systems leases certain real property located in Horicon, Wisconsin from an entity owned in part by Mr. Doveala, a director of the Company. The lease for the real property expires in 2011 and provides for an annual rental of $420,000. The rental rate will be adjusted every three years in accordance with the CPI and will increase or decrease with changes in the prime rate. Additionally, Service Systems pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value. The purchase of the real property, the construction of improvements and the purchase of equipment was financed by the issuance of $5.0 million of industrial revenue bonds. Service Systems remains obligated to pay these industrial revenue bonds.

     Texas Aluminum leases certain real property located in Jackson, Mississippi from an entity controlled by Mr. Christopher, a Senior Vice President and director of the Company. The lease for the real property expires in 2012 and provides for rental of $3,500 per month. The rent will be adjusted every three years in accordance with the CPI. Additionally, Texas Aluminum pays for all utilities, taxes and insurance on the leased premises. Texas Aluminum also continues to lease from a number of entities owned by Mr. Christopher and/or related affiliates the following facilities, which are used for manufacturing and distribution services: (i) a warehouse in Lafayette, Louisiana for a term of 15 years at an annual rental of $24,000, (ii) three warehouses in Houston, Texas, each for terms of 15 years and an aggregate monthly rental of $27,280,
(iii) a facility in Las Vegas, Nevada for $16,500 per month for a term of 15 years, (iv) a facility in Atlanta, Georgia for $6,000 per month for a term of 15 years, (v) a facility in Beaumont, Texas for $2,500 per month for a term of 15 years, (vi) a building in Weslaco, Texas for $2,500 per month for a term of 15 years, and (vii) a building in Oklahoma City, Oklahoma for $7,000 per month for a term of 15 years. The Company believes that the rent for each of these properties does not exceed fair market value.

     Uni-Steel leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the properties does not exceed fair market value.

     Williams leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, a director of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $458,950. The rent will be adjusted every five years in accordance with the CPI. Additionally, Williams pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the properties does not exceed fair market value.

     Jeffreys has a lease agreement for the use of executive aircraft with J-Air, Inc., an entity controlled by Mr. Toby Jeffreys, President and Chief Executive Officer of Jeffreys. The lease calls for minimum rental payments during 1998 of $256,000. Any time used beyond the stated minimums is billed at actual cost. The lease terminates in December 1998.

OTHER TRANSACTIONS

     On or about July 11, 1997, Interstate purchased certain equipment from WREA for $530,000. WREA is controlled by Mr. Bradburd, the Vice-Chairman of the Company. The Company believes that the purchase price for the equipment does not exceed the fair market value thereof. Interstate has guaranteed bank loans to WREA. The balance of the loans guaranteed was $769,000 and $694,000 at December 31, 1995 and 1996, respectively. These guarantees were released prior to July 11, 1997.

     Queensboro provides administrative services to Southern Metals Recycling, Inc. ("Southern"), an entity owned in part by Mr. Alper, a director of the Company. In its last fiscal year, Queensboro provided services and billed Southern $344,000 for these services. The Company believes that the fees charged for such services represent the fair market value of such services.

     An entity owned in part by Mr. Christopher leases equipment to Texas Aluminum/Cornerstone under several leases totaling $96,000 per year. The leases expire December 31, 2011. Mr. Christopher is a director and officer of the Company.

     Texas Aluminum/Cornerstone holds two promissory notes from EmC Industries, LLC ("EmC") having balances as of June 30, 1997, in the amounts of $116,433 and $324,401, which are payable monthly and are due on May 1, 2001, and March 1, 2007, respectively. In November 1996, Texas Aluminum/Cornerstone sold certain machinery and equipment to EmC resulting in a gain of $242,000. Texas Aluminum/Cornerstone is leasing this machinery from EmC for $72,000 per year through December 2001. EmC is owned in part by Mr. Christopher, a director and officer of the Company. The indebtedness was in each case incurred in connection with the sale of equipment to EmC. The largest aggregate amount of indebtedness in each case at any time in the past three fiscal years on the notes is $142,795 and $330,000, respectively. The rates of interest charged on the loans are 8% and 7.5%, respectively. Texas Aluminum/Cornerstone holds a promissory note in the original principal amount of $120,279 from EmC issued June 1, 1996. The note was issued in connection with the sale of equipment to EmC and earns interest at a rate of 8%. The note is payable monthly and matures on May 1, 2001. The largest aggregate amount of indebtedness outstanding on the note at any time in the past three fiscal years is $120,279 and the amount outstanding as of December 31, 1996 was $108,866. Additionally, Texas Aluminum/Cornerstone leases certain roll-former machines from EmC for a monthly rental of $14,000.

     The Company has agreed to indemnify Notre for liabilities arising in connection with action taken by it in connection with its role as the organizer of Metals USA prior to July 11, 1997.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of May 20, 1998, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director; (iii) each named executive officer and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                               SHARES                    SHARES
                                         BENEFICIALLY OWNED        BENEFICIALLY OWNED
                                          PRIOR TO OFFERING          AFTER OFFERING
                                       -----------------------   -----------------------
                                          NUMBER       PERCENT      NUMBER       PERCENT
                                       ------------    -------   ------------    -------
Toby L. Jeffreys(1)..................     2,672,075       7.6%      2,347,075       6.6%
Thomas J. Shapiro(2).................     2,234,607       6.3%      2,234,607       6.3%
Arnold W. Bradburd...................     1,776,032       5.0%      1,776,032       5.0%
A. Leon Jeffreys(1)..................     1,366,203       3.9%      1,241,203       3.5%
Steven S. Harter(3)(4)...............     1,021,048       2.9%      1,021,048       2.9%
Michael E. Christopher...............       648,837       1.8%        648,837       1.8%
Richard A. Singer....................       483,380       1.4%        483,380       1.4%
Lester G. Peterson...................       477,544       1.4%        477,544       1.4%
Patrick A. Notestine.................       398,703       1.1%        398,703       1.1%
Craig R. Doveala.....................       334,497        *          334,497        *
Mark Alper...........................       289,635        *          289,635        *
Arthur L. French.....................       225,100        *          225,100        *
J. Michael Kirksey(5)................       120,000        *          118,000        *
Steven R. Baur(6)....................       120,000        *          120,000        *
William B. Edge......................       116,997        *          116,997        *
John A. Hageman(7)...................        75,000        *           75,000        *
Keith E. St. Clair(8)................        60,000        *           60,000        *
Terry L. Freeman.....................        60,000        *           60,000        *
Richard H. Kristinik(3)..............        30,000        *           30,000        *
T. William Porter(3).................        25,000        *           25,000        *
Tommy E. Knight(3)...................        20,000        *           20,000        *
                                       ------------              ------------
All Executive officers and directors
  as a group (21 persons)(9).........    11,329,963      32.0%     11,002,963      31.1%
                                       ============              ============

------------
 *  Less than 1%

(1) Includes 1,184,695 shares of Common Stock (before the proposed sale) held by Jeffreys Family Partnership, of which Mr. Toby Jeffreys and Mr. Leon Jeffreys are both general partners. Reflects 1,059,695 shares following the sale.

(2) Includes 252,204 shares of Common Stock held by various trusts for which Mr. Shapiro is a Co-Trustee.

(3) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

(4) Includes 1,011,048 shares of Restricted Common Stock held by Harter Venture Partners, Ltd., of which Mr. Harter is a general partner. Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for his minor children and of which neither he nor his wife is a trustee.

(5) Includes 12,000 shares of Common Stock (before the proposed sale) held by Mr. Kirksey's minor children and of which he is custodian. Reflects 10,000 shares following the sale.

(6) Includes 10,000 shares of Common Stock held by Mr. Baur's minor children and of which he is custodian.

(7) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children and of which he is custodian.

(8) Includes 4,000 shares of Common Stock held by Mr. St. Clair's minor children and of which he is custodian.

(9) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the shares owned by the Jeffreys Family Partnership and the shares of Common Stock issuable under the Directors Plan, referred to in footnote 3 above.

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of May 20, 1998, by each of the Selling Stockholders. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                               SHARES               SHARES             SHARES
                                         BENEFICIALLY OWNED          BEING       BENEFICIALLY OWNED
                                          PRIOR TO OFFERING         OFFERED        AFTER OFFERING
                                       -----------------------     ---------   -----------------------
                                          NUMBER       PERCENT     NUMBER(1)      NUMBER       PERCENT
                                       ------------    -------     ---------   ------------    -------
Toby L. Jeffreys(2)..................     2,672,075       7.6%       200,000      2,347,075       6.6%
Jeffreys Family Limited
  Partnership........................     1,184,695       3.4%       125,000      1,059,695       3.0%
Jeffreys Steel Company ESOP..........     1,170,000       3.3%       275,000        895,000       2.5%
Ronald L. Stanfa.....................       540,000       1.5%        30,000        510,000       1.4%
Mark and Kelly Elkins................       518,837       1.5%        10,000        508,837       1.4%
Robert N. Yaffe......................       434,583       1.2%       300,000        134,583        *
CFB Venture Fund I Inc...............       351,647       1.0%       351,647          --           *
Elkins Family TAI Ltd. Partnership...       340,504        *          10,000        330,504        *
Michael and Jackie Alper.............       264,635        *          20,000        244,635        *
Steven N. Alper......................       264,635        *          20,000        262,635        *
Barbara Alper Behar..................       264,635        *          20,000        244,635        *
Marilyn Alper Laufer.................       264,635        *          30,000        234,635        *
Francis X. Pischel...................       232,123        *         110,000        122,123        *
Yaffe Iron & Metal Co. ESOP..........       178,523        *         178,523          --           *
William W. Hudson Trust..............       160,940        *          40,000        120,940        *
Ferrell H. Russell...................        85,112        *          20,000         65,112        *
National Christian Charitable
  Foundation.........................        80,000        *          10,000         70,000        *
David R. Riley.......................        70,000        *          20,000         50,000        *
William A. Sarle.....................        70,000        *          20,000         50,000        *
Don Everett..........................        70,000        *          20,000         50,000        *
James C. Elkins......................        61,819        *           5,000         56,819        *
Emmett E. Moore......................        50,000        *          15,000         35,000        *
Alan B. Osofsky......................        38,124        *          12,500         25,624        *
William J. Lynch.....................        30,499        *          15,000         15,499        *
Cape Fear Community Foundation.......        25,000        *          25,000          --           *
Sean F. McNamara.....................        22,874        *          10,000         12,874        *
Jeffrey A. Klein.....................        15,250        *           5,250         10,000        *
Andrew Yaffe.........................        15,000        *          15,000          --           *
Brandy Ann O'Brian...................        15,000        *          10,000          5,000        *
Tricia M. Stanfa.....................        12,035        *           4,000          8,035        *
J. Michael Kirksey as custodian for
  his two minor children.............        12,000        *           2,000         10,000        *
Laura F. Smith.......................        10,000        *           4,000          6,000        *
Fred Ferreira........................        10,000        *          10,000          --           *
Basil Bourque........................         5,000        *           5,000          --           *
Robert L. Ramsey.....................         4,896        *             800          4,096        *
Roger J. Ferril......................         4,896        *           1,896          3,000        *
James A. Pray........................         3,498        *           1,500          1,998        *
Robert Dubose........................         2,500        *           1,500          1,000        *
Cindy Barrientes.....................         2,500        *           1,250          1,250        *
Martha Spradley......................         2,500        *           1,500          1,000        *
                                       ------------                ---------   ------------
          Total(3)...................     8,376,275      23.7%     1,956,366      6,419,909      18.1%
                                       ============                =========   ============

------------
 *  Less than 1%

(1) Represents the number of shares of Common Stock being offered for sale at various prices. The total number of shares being offered for sale under this registration statement aggregates approximately 2,000,000.

(2) Includes 1,184,695 shares of Common Stock (before the proposed sale) held by Jeffreys Family Partnership, of which Mr. Toby Jeffreys is a general partner. Reflects 1,059,695 shares following the sale.

(3) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the shares owned by the Jeffreys Family Partnership.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 58,122,914 shares of capital stock, consisting of 50,000,000 shares of Common Stock, 3,122,914 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"). At May 14, 1998, the Company had outstanding 35,412,438 shares of Common Stock, including 3,122,914 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, copies of which are available from the Company upon request.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. The Board of Directors is classified into three classes, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After July 1, 1998, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock is listed on The New York Stock Exchange under the symbol "MUI." The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York, 525 Washington Blvd., Jersey City, New Jersey 07303.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 35,412,438 shares of Common Stock, of which 16,506,832 shares are freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock has been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 350,000 shares, which does not reflect the issuance of the shares contemplated by this registration statement) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for a least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     All of the stockholders of the Founding Companies and the Company's officers, certain directors and certain stockholders, which beneficially own 14,882,023 shares of Common Stock, have agreed with the Company that they will not sell any of their shares for a period of one year after July 11, 1997. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following July 11, 1999. In connection with the foregoing, certain of the stockholders are offering up to 2,000,000 shares of Common Stock pursuant to this registration statement " -- See Selling Stockholders."

     On April 20, 1998 the Company registered 10,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. These shares are generally freely tradeable when issued, unless acquired by persons who become affiliates of the Company or were affiliates of the acquired entity prior to the acquisition. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to the registration statement relating to these 10,000,000 shares.

     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                              PLAN OF DISTRIBUTION

     The Shares will be offered to or through BT Alex. Brown, as Placement Agent, who may act as agent, or who may acquire Shares as principal. The distribution of the Shares through BT Alex. Brown may be effected in one or more transactions that may take place on the New York Stock Exchange, or in over-the-counter transactions, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

     The Company has agreed to bear all normal and reasonable costs (other than costs, fees, discounts or expenses of the Placement Agent) in connection with the registration of the Shares under the Securities Act estimated to be $70,000 in the aggregate.

     The Company has agreed to indemnify the Selling Stockholders and BT Alex. Brown from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in, or material omission from, the Registration Statement, except to the extent such untrue statement or omission was made in the Registration Statement in reliance upon written information furnished by the Selling Stockholders. BT Alex. Brown may have other business relationships with the Company and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Partners and employees of Bracewell & Patterson, L.L.P. own less than one percent of the Common Stock of the Company.

                                    EXPERTS

     The financial statements of Metals USA, Affiliated, Interstate, Jeffreys, Texas Aluminum/Cornerstone, Queensboro, Uni-Steel. Southern Alloy, Independent and Levinson included elsewhere in this Prospectus, and Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements of Affiliated at August 31, 1996, and for the fifty-two weeks then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at September 2, 1995, and for each of the two fifty-two week periods then ended, by Rubin, Brown, Gornstein & Co. LLP, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The financial statements of Queensboro included elsewhere in this Prospectus have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The financial statements of Harvey included elsewhere in this Prospectus have been audited by Klein, Bogakos, and Robertson, CPA's, Inc., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Pacific included elsewhere in this Prospectus have been audited by Perkins & Company, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The consolidated financial statements of Fullerton included elsewhere in this Prospectus and

Registration Statement have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http:\\www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

     The Common Stock is listed on The New York Stock Exchange. Proxy Statments, reports and other information concerning the Company that are filed under the Exchange Act can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
METALS USA, INC. UNAUDITED PRO FORMA
     Introduction to Unaudited Pro
      Forma Financial Statements.....     F-2
     Unaudited Pro Forma Balance
      Sheet..........................     F-3
     Unaudited Pro Forma Statement of
      Operations for the Twelve
      Months Ended December 31, 1997.     F-4
     Unaudited Pro Forma Statement of
      Operations for the Three Months
      Ended March 31, 1998...........     F-5
     Notes to Unaudited Pro Forma
      Financial Statements...........     F-6

METALS USA, INC. AND SUBSIDIARIES
     Report of Independent Public
      Accountants....................     F-9
     Consolidated Balance Sheets.....    F-10
     Consolidated Statements of
      Operations.....................    F-11
     Consolidated Statements of Cash
      Flows..........................    F-12
     Consolidated Statements of
      Stockholders' Equity...........    F-13
     Notes to Consolidated Financial
      Statements.....................    F-14

METALS USA, INC. AND
  SUBSIDIARIES -- UNAUDITED INTERIM
  FINANCIAL STATEMENTS
     Consolidated Balance Sheets at
      March 31, 1998 (Unaudited) and
      December 31, 1997..............    F-28
     Unaudited Consolidated
      Statements of Operations for
      the three months ended March
      31, 1998 and 1997..............    F-29
     Unaudited Consolidated
      Statements of Cash Flows for
      the three months ended March
      31, 1998 and 1997..............    F-30
     Condensed Notes to Unaudited
      Consolidated Financial
      Statements.....................    F-31

TEXAS ALUMINUM INDUSTRIES, INC. AND
  AFFILIATES
     Report of Independent Public
      Accountants....................    F-37
     Combined Balance Sheets.........    F-38
     Combined Statements of Income...    F-39
     Combined Statements of
      Stockholders' Equity and
      Members' Equity................    F-40
     Combined Statements of Cash
      Flows..........................    F-41
     Notes to Combined Financial
      Statements.....................    F-42

INTERSTATE STEEL SUPPLY CO. AND
  AFFILIATES
     Report of Independent Public
      Accountants....................    F-53
     Combined Balance Sheets.........    F-54
     Combined Statements of Income...    F-55
     Combined Statements of
      Stockholders' Equity and
      Partners' Capital..............    F-56
     Combined Statements of Cash
      Flows..........................    F-57
     Notes to Combined Financial
      Statements.....................    F-58

QUEENSBORO STEEL CORPORATION
     Report of Independent Public
      Accountants....................    F-62
     Independent Auditors' Report....    F-63
     Balance Sheets..................    F-64
     Statements of Income............    F-65
     Statements of Stockholders'
      Equity.........................    F-66
     Statements of Cash Flows........    F-67
     Notes to Financial Statements...    F-68

                                        PAGE
                                        -----
AFFILIATED METALS COMPANY
     Report of Independent Public
      Accountants....................    F-74
     Report of Independent
      Auditors.......................    F-75
     Report of Independent
      Auditors.......................    F-76
     Balance Sheets..................    F-77
     Statements of Operations........    F-78
     Statements of Stockholders'
      Equity.........................    F-79
     Statements of Cash Flows........    F-80
     Notes to Financial Statements...    F-81
SOUTHERN ALLOY OF AMERICA, INC.
     Report of Independent Public
      Accountants....................    F-87
     Balance Sheets..................    F-88
     Statements of Operations........    F-89
     Statements of Stockholders'
      Equity (Deficit)...............    F-90
     Statements of Cash Flows........    F-91
     Notes to Financial Statements...    F-92
UNI-STEEL, INC.
     Report of Independent Public
      Accountants....................    F-97
     Balance Sheet...................    F-98
     Statements of Income............    F-99
     Statements of Stockholders'
      Equity.........................   F-100
     Statements of Cash Flows........   F-101
     Notes to Financial Statements...   F-102
HARVEY TITANIUM, LTD.
     Report of Independent
      Auditors.......................   F-109
     Consolidated Balance Sheets.....   F-110
     Consolidated Statements of
      Operations.....................   F-111
     Consolidated Statements of
      Stockholders' Equity...........   F-112
     Consolidated Statements of Cash
      Flows..........................   F-113
     Notes to Consolidated Financial
      Statements.....................   F-114
INDEPENDENT METALS CO., INC.
     Report of Independent Public
      Accountants....................   F-120
     Consolidated Balance Sheet......   F-121
     Consolidated Statements of
      Operations.....................   F-122
     Consolidated Statements of
      Shareholders' Equity
      (Deficit)......................   F-123
     Consolidated Statements of Cash
      Flows..........................   F-124
     Notes to Consolidated Financial
      Statements.....................   F-125
PACIFIC METAL COMPANY AND SUBSIDIARY
     Independent Auditors' Report....   F-130
     Consolidated Balance Sheets.....   F-131
     Consolidated Statements of
      Income.........................   F-132
     Consolidated Statements of
      Stockholders' Equity...........   F-133
     Consolidated Statements of Cash
      Flows..........................   F-134
     Notes to Consolidated Financial
      Statements.....................   F-135
FULLERTON INDUSTRIES, INC.
     Report of Independent
      Auditors.......................   F-144
     Consolidated Balance Sheets.....   F-145
     Consolidated Statements of
      Income.........................   F-146
     Consolidated Statements of
      Stockholders' Equity...........   F-147
     Consolidated Statements of Cash
      Flows..........................   F-148
     Notes to Consolidated Financial
      Statements.....................   F-149

                                     F-1(a)

                                        PAGE
                                        -----

THE LEVINSON STEEL COMPANY
     Report of Independent Public
      Accountants....................   F-153
     Balance Sheets..................   F-154
     Statements of Income............   F-155
     Statements of Stockholders'
      Equity.........................   F-156
     Statements of Cash Flows........   F-157
     Notes to Financial Statements...   F-158

                                     F-1(b)

                                METALS USA, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma financial statements give effect to the acquisitions by Metals USA, Inc. ("Metals USA") of the outstanding capital stock of Affiliated, Interstate, Texas Aluminum/Cornerstone, Queensboro, Southern Alloy, Uni-Steel, Service Systems and Williams (together, the
"Founding Companies") and the outstanding stock of Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal, RJ Fabricating, Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson and Fullerton (together, the "Subsequent Acquisitions" and together with the Founding Companies, "the Acquired Companies"). The Founding Companies acquisitions occurred concurrently with the consummation of Metals USA's initial public offering of 5,900,000 shares of its Common Stock on July 11, 1997, and were accounted for using the "purchase" method of accounting. On August 12, 1997, the Company sold 885,000 of its common stock pursuant to an over allotment option with the underwriters. The sale by the Company of the 6,785,000 shares of its Common Stock, together with the Founding Companies acquisitions, is hereinafter referred to as the "IPO". During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne accounted for using the "purchase" method of accounting. During 1998, through May 20, 1998, Metals USA completed acquisitions which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson, and Fullerton, which were all accounted for using the "purchase" method of accounting.

     The unaudited pro forma balance sheet gives effect to the acquisitions of Sierra, Industrial and Fullerton, as if they had occurred on March 31, 1998. The unaudited pro forma statements of operations give effect to the IPO, the acquisition of the Founding Companies, the Subsequent Acquisitions and the issuance of the Notes, as if they had occurred on January 1, 1997.

     Metals USA has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners and reductions in lease cost resulting from renegotiations of certain leases. To the extent the owners of the Acquired Companies have agreed prospectively to reductions in salary, bonuses and benefits and the reduction in lease cost has been confirmed by lease agreements, these reductions have been reflected in the pro forma statement of operations. In addition, the Company has a five-year revolving credit facility of $300.0 million (as amended, the "Credit
Facility"). Based on terms of the Credit Facility, the Company believes that its interest expense will be reduced with respect to borrowings made under revolving credit loans. This reduction in interest expense has been reflected in the pro forma statement of operations, offset by increased interest expense with respect to the $200,000,000 aggregate principal amount of 8 5/8% Series Subordinated Notes due 2008 (the "Notes"). It is anticipated that other potential cost savings will be realized which will be offset by costs related to Metals USA's new corporate management and by the costs associated with being a public company. However, because these factors cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Metals USA.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Metals USA's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of Metals USA's financial position or results of operations of Metals USA for any future period. Since the Acquired Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                                METALS USA, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN MILLIONS)

                                                            1998         PRO FORMA
                                        CONSOLIDATED    ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                        ------------    ------------    -----------    ---------
               ASSETS
Cash.................................      $ 11.9          $  6.0         $--           $  17.9
Accounts receivable..................       144.4            19.3          --             163.7
Inventory............................       219.3            14.3             4.5         238.1
Prepaid expenses.....................         2.5              .1          --               2.6
Deferred income taxes................         2.7          --              --               2.7
Other................................         2.4              .3          --               2.7
                                        ------------    ------------    -----------    ---------
     Total current assets............       383.2            40.0             4.5         427.7
Property & equipment, net............       103.3             3.9             6.7         113.9
Goodwill.............................       156.8          --                 5.4         162.2
Other................................        13.3              .7          --              14.0
                                        ------------    ------------    -----------    ---------
     Total assets....................      $656.6          $ 44.6         $  16.6       $ 717.8
                                        ============    ============    ===========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.....................      $ 80.2          $ 14.5         $--           $  94.7
Accrued expenses.....................        18.5             1.2          --              19.7
Income tax payable...................         3.4              .3          --               3.7
Notes payable........................         2.6             2.9          --               5.5
Current portion of long-term debt....         3.9              .2          --               4.1
                                        ------------    ------------    -----------    ---------
     Total current liabilities.......       108.6            19.1          --             127.7
Long-term debt.......................       273.2             7.6            16.5         297.3
Deferred income taxes................         7.5              .3          --               7.8
Other................................         4.9          --                 3.0           7.9
                                        ------------    ------------    -----------    ---------
     Total liabilities...............       394.2            27.0            19.5         440.7
                                        ------------    ------------    -----------    ---------
Stockholders' equity:
  Preferred stock....................      --                  .8             (.8)        --
  Common stock.......................          .3              .7             (.6)           .4
  Additional paid-in capital.........       222.0          --                14.6         236.6
  Unearned compensation..............        (1.7)         --              --              (1.7)
  Retained earnings..................        41.8            18.0           (18.0)         41.8
  Treasury stock.....................      --                (1.9)            1.9         --
                                        ------------    ------------    -----------    ---------
     Total stockholders' equity......       262.4            17.6            (2.9)        277.1
                                        ------------    ------------    -----------    ---------
Total liabilities and stockholders'
  equity.............................      $656.6          $ 44.6         $  16.6       $ 717.8
                                        ============    ============    ===========    =========

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           METALS       PURCHASE       PRO FORMA
                                             USA      ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                           -------    ------------    -----------    ---------
Net sales...............................   $ 507.8      $  777.2        $    .4      $1,285.4
Costs and expenses:
     Cost of sales......................     390.7         602.7            1.0         994.4
     Operating and delivery.............      52.2          68.7            (.6)        120.3
     Selling, general &
       administrative...................      39.4          65.8          (17.4)         87.8
     Depreciation and amortization......       5.4           6.1            3.3          14.8
                                           -------    ------------    -----------    ---------
Operating income........................      20.1          33.9           14.1          68.1
Interest expense........................       5.0           9.3            9.2          23.5
Other (income) expense..................       (.1)         (2.1)           1.0          (1.2)
                                           -------    ------------    -----------    ---------
Income before income taxes..............      15.2          26.7            3.9          45.8
Provision for income taxes..............       9.2           5.9            4.3          19.4
                                           -------    ------------    -----------    ---------
Net income..............................   $   6.0      $   20.8        $   (.4)     $   26.4
                                           =======    ============    ===========    =========
Earnings per share -- assuming
  dilution..............................                                             $    .74
Shares used in computing pro forma
  earnings per share -- assuming
  dilution..............................                                                 35.6

------------

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           METALS       PURCHASE       PRO FORMA
                                             USA      ACQUISITIONS    ADJUSTMENTS    PRO FORMA
                                           -------    ------------    -----------    ---------
Net sales...............................   $ 270.5      $   82.3        $--           $ 352.8
Costs and expenses:
     Cost of sales......................     208.1          62.9             .2         271.2
     Operating and delivery.............      25.6           6.5            (.2)         31.9
     Selling, general &
       administrative...................      17.7           6.9            (.5)         24.1
     Depreciation and amortization......       3.0            .5             .3           3.8
                                           -------    ------------    -----------    ---------
Operating income........................      16.1           5.5             .2          21.8
Interest expense........................       4.8            .8            1.3           6.9
Other (income) expense..................     --              (.6)            .2           (.4)
                                           -------    ------------    -----------    ---------
Income before income taxes..............      11.3           5.3           (1.3)         15.3
Provision for income taxes..............       4.6           1.1             .5           6.2
                                           -------    ------------    -----------    ---------
Net income..............................   $   6.7      $    4.2        $  (1.8)      $   9.1
                                           =======    ============    ===========    =========
Earnings per share -- assuming
  dilution..............................                                              $   .25
Shares used in computing pro forma
  earnings per share -- assuming
  dilution..............................                                                 36.1

------------

      See accompanying notes to unaudited pro forma financial statements.

                                METALS USA, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

1.  GENERAL:

     Metals USA, Inc. ("Metals USA") was founded to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue actively the consolidation of the highly-fragmented metals processing industry. Prior to the IPO, Metals USA had conducted no operations. Metals USA acquired the Founding Companies concurrently with the consummation of the IPO, with the Subsequent Acquisitions occurring from September 26, 1997 through May 20, 1998.

     The pro forma statements of operations reflect the historical results of operations of Metals USA restated for the effects of the business combinations with Jeffreys and Wayne accounted for as "poolings-of-interests" ("Metals
USA" column). The "Purchase Acquisitions" column reflects the pre-acquisition results of operations of the companies acquired using the purchase method of accounting.

2.  ACQUISITION OF COMPANIES:

     Concurrently with and as a condition to the consummation of the IPO, Metals USA acquired all of the outstanding capital stock of the Founding Companies. These acquisitions were accounted for using the purchase method of accounting. During the third and fourth quarters of 1997, acquisitions were completed which included Federal Bronze, Harvey, Jeffreys, Meier, Wayne, Royal and RJ Fabricating, with all except Jeffreys and Wayne being accounted for using the "purchase" method of accounting. During 1998, through May 20, 1998, acquisitions were completed which included Independent, Pacific, Metalmart, Mark Metals, Western, National, Sierra, Concord, Industrial, Levinson and Fullerton, which were all accounted for using the "purchase" method of accounting.

     The aggregate consideration paid by Metals USA for the Acquired Companies consisted of approximately $129.0 in cash, 23,874,024 shares of Common Stock, plus the assumption of approximately $202.1 of indebtedness. The consideration paid by Metals USA for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Company and was based primarily upon the pro forma adjusted net income of each Acquired Company.

3.  UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS AND OFFERING TRANSACTIONS:

     The pro forma adjustments in the unaudited pro forma balance sheet give effect to the acquisitions completed subsequent to March 31, 1998 comprised of
(i) the issuance of 984,702 shares of Common Stock and $16.5 of debt incurred for the cash portion of the consideration exchanged for the common stock of the companies acquired, (ii) the estimated excess of purchase price paid over fair value of assets acquired of $5.4 reflected as additional goodwill, (iii) the purchase of additional property and equipment for $6.7 and (iv) an adjustment of $4.5 to increase inventory accounted for utilizing the last-in, first-out method of accounting to fair value.

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

4.  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS --

      FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $9.6 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively and the reversal of the $6.0 non-cash compensation charge related to the issuance of 400,000 shares of common stock to management of and consultants to the Company offset by a $.3 charge for recurring salary expenses of management.

        (c) Reflects the amortization of goodwill to be recorded as a result of the IPO and Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $1.3 due to refinancing of the outstanding indebtedness in conjunction with the IPO and Subsequent Acquisitions, offset by an assumed increase in interest expense of $5.0 due to financing the Subsequent Acquisitions.

        (e) Reflects the pre-acquisition results of operations for Cornerstone Aluminum (acquired February 1997) as if the acquisition was completed as of January 1, 1997.

        (f) Reflects a $.9 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (g) Reflects the incremental interest expense of $4.6 and amortization of deferred financing costs of $.8 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (h) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                          (a)        (b)        (c)        (d)        (e)        (f)        (g)        (h)
                                          ---     ---------  ---------  ---------     ---     ---------  ---------  ---------
Net sales............................  $  --      $  --      $  --      $  --      $   .4     $  --      $  --      $  --
Costs and expenses:
Cost of sales........................     --         --         --         --          .3            .7     --         --
Operating and delivery...............    (.6)        --         --         --          --        --         --         --
Selling, general and
  administrative.....................     --       (15.3)       --         --          .1          (2.2)    --         --
Depreciation and amortization........     --         --            3.3     --          --        --         --         --
                                         ---      ---------  ---------  ---------     ---     ---------  ---------  ---------
Income from operations...............     .6        15.3          (3.3)    --          --           1.5     --         --
Other (income) expense:
    Interest (income) expense........     .1         --         --            3.7      --        --            5.4     --
    Other (income) expense...........     --         --         --         --          --           1.0     --         --
                                         ---      ---------  ---------  ---------     ---     ---------  ---------  ---------
Income before income taxes...........     .5        15.3          (3.3)      (3.7)     --            .5       (5.4)    --
Provision for income taxes...........     --         --         --         --          --        --         --            4.3
                                         ---      ---------  ---------  ---------     ---     ---------  ---------  ---------
Net income...........................  $  .5      $ 15.3     $    (3.3) $    (3.7)  $  --     $      .5  $    (5.4) $    (4.3)
                                         ===      =========  =========  =========     ===     =========  =========  =========

                                        PRO FORMA
                                       ADJUSTMENTS
                                       -----------
Net sales............................    $    .4
Costs and expenses:
Cost of sales........................        1.0
Operating and delivery...............        (.6)
Selling, general and
  administrative.....................      (17.4)
Depreciation and amortization........        3.3
                                       -----------
Income from operations...............       14.1
Other (income) expense:
    Interest (income) expense........        9.2
    Other (income) expense...........        1.0
                                       -----------
Income before income taxes...........        3.9
Provision for income taxes...........        4.3
                                       -----------
Net income...........................    $   (.4)
                                       ===========

                                METALS USA, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

      FOR THE THREE MONTHS ENDED MARCH 31, 1998:

        (a) Reflects the reduction in certain related party rental and lease expenses which has been agreed to prospectively.

        (b) Reflects the $.3 reduction in salaries, bonuses and benefits to the owners of the Acquired Companies to which they have agreed prospectively.

        (c) Reflects the amortization of goodwill to be recorded as a result of the Subsequent Acquisitions over a 40-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment.

        (d) Reflects the assumed reductions in interest expense of $.1 due to refinancing of the outstanding indebtedness in conjunction with the Subsequent Acquisitions, offset by an assumed increase in interest expense of $.7 due to financing the Subsequent Acquisitions.

        (e) Reflects a $.2 charge eliminating the gains recorded as historical LIFO adjustments to cost of sales. These adjustments result from the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1997. Other adjustments reflect certain other nonrecurring expenses with respect to the Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies.

        (f) Reflects the incremental interest expense of $.6 and amortization of deferred financing costs of $.1 incurred as a result of the issuance of the Notes and the Credit Facility and the repayment of outstanding indebtedness of the Company.

        (g) Reflects the incremental provision for federal and state income taxes for all entities being combined and other statements of operations adjustments.

     The following table summarizes unaudited pro forma statements of operations adjustments:

                                                                                                                      PRO FORMA
                                          (a)        (b)        (c)        (d)        (e)        (f)        (g)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net sales............................  $  --      $  --      $  --      $  --      $  --      $  --      $  --         $--
Costs and expenses:
Cost of sales........................     --         --         --         --             .2     --         --              .2
Operating and delivery...............        (.2)    --         --         --         --         --         --             (.2)
Selling, general and
  administrative.....................     --            (.3)    --         --            (.2)    --         --             (.5)
Depreciation and amortization........         .1     --             .2     --         --         --         --              .3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income from operations...............         .1         .3        (.2)    --         --         --         --              .2
Other (income) expense:
    Interest (income) expense........     --         --         --             .6     --             .7     --             1.3
    Other (income) expense...........     .--        --         --         --             .2     --         --              .2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........         .1         .3        (.2)       (.6)       (.2)       (.7)    --            (1.3)
Provision for income taxes...........     --         --         --         --         --         --             .5          .5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $      .1  $      .3  $     (.2) $     (.6) $     (.2) $     (.7) $     (.5)    $  (1.8)
                                       =========  =========  =========  =========  =========  =========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metals USA, Inc.:

We have audited the accompanying consolidated balance sheets of Metals USA, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metals USA, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 12, 1998

                       METALS USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $     7.3  $     1.7
     Accounts receivable, net of
      allowance of $3.6 and $.3......       91.4       21.1
     Inventories.....................      153.8       41.2
     Prepaid expenses................        1.8         .7
     Deferred income tax asset.......        1.4        1.0
     Other...........................        2.2         .6
                                       ---------  ---------
          Total current assets.......      257.9       66.3
Property and equipment, net..........       82.5       26.7
Goodwill, net........................      120.1     --
Other assets, net....................        6.5        2.1
                                       ---------  ---------
          Total assets...............  $   467.0  $    95.1
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $    50.9  $    15.2
     Accrued liabilities.............       12.9        2.4
     Current portion of long-term
      debt...........................        5.9        1.9
     Income taxes payable............        1.6         .5
                                       ---------  ---------
       Total current
        liabilities..................       71.3       20.0
Long-term debt, less current
portion..............................      167.1       24.6
Deferred income taxes................        7.0         .3
Other long-term liabilities..........        4.5        1.0
                                       ---------  ---------
       Total liabilities.............      249.9       45.9
                                       ---------  ---------
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued
       and outstanding...............     --         --
     Common stock, $.01 par value,
      53,122,914 shares authorized,
       31,461,924 and 11,997,925
      shares outstanding,
      respectively...................         .3         .1
     Additional paid-in capital......      183.2       17.0
     Unearned compensation...........       (1.5)      (1.8)
     Retained earnings...............       35.1       33.9
                                       ---------  ---------
       Total stockholders'
        equity.......................      217.1       49.2
                                       ---------  ---------
       Total liabilities and
        stockholders' equity.........  $   467.0  $    95.1
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
Net sales...............................  $   507.8  $   240.1  $   235.2
Operating costs and expenses:
     Cost of sales......................      390.7      183.6      183.8
     Operating and delivery.............       52.2       24.0       20.7
     Selling, general and
       administrative...................       39.4       19.8       14.2
     Depreciation and amortization......        5.4        3.5        2.8
                                          ---------  ---------  ---------
Operating income........................       20.1        9.2       13.7
Other (income) expense:
     Interest expense...................        5.0        1.7        2.3
     Other income.......................        (.1)       (.4)       (.3)
                                          ---------  ---------  ---------
Income before income taxes..............       15.2        7.9       11.7
Provision for income taxes..............        9.2        4.6        4.8
                                          ---------  ---------  ---------
Net income..............................  $     6.0  $     3.3  $     6.9
                                          =========  =========  =========
Earnings per share......................  $     .28  $     .31  $     .84
                                          =========  =========  =========
Earnings per share -- assuming
  dilution..............................  $     .28  $     .31  $     .84
                                          =========  =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       21.3       10.6        8.2
                                          =========  =========  =========
     Earnings per share -- assuming
       dilution.........................       21.6       10.6        8.2
                                          =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                             FOR THE YEARS ENDED
                                                DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     6.0  $     3.3  $     6.9
    Adjustments to reconcile net
     income to net cash provided by
     operating activities --
         Capital contributions
           attributable to deemed tax
           payments of S
           Corporations..............        2.9        2.4        2.9
         Provision for bad debts.....         .6         .2         .3
         Depreciation and
           amortization..............        5.4        3.5        2.8
         Deferred income taxes.......         .6        (.2)        .1
         Deferred financing costs
           incurred..................       (1.0)    --             .1
         Compensation charged against
           notes receivable..........     --             .5     --
         Compensation
           expense -- management
           shares....................        6.0        3.6     --
         Changes in operating assets
           and liabilities, net of
           business acquisitions --
             Accounts receivable.....        2.4     --            2.7
             Inventories.............       (6.4)      (9.7)      10.4
             Prepaid expenses and
               other assets..........        (.3)       (.2)        .1
             Accounts payable and
               accrued liabilities...      (14.2)       4.7       (3.5)
             Income taxes payable....         .4         .2     --
         Other operating.............        (.1)       (.4)       (.2)
                                       ---------  ---------  ---------
                  Net cash provided
                    by operating
                    activities.......        2.3        7.9       22.6
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property............      (18.5)      (6.5)      (8.5)
    Purchase of businesses, net of
     acquired cash...................      (68.6)    --           (6.0)
    Other investing..................        1.4         .2        (.1)
                                       ---------  ---------  ---------
                  Net cash used in
                    investing
                    activities.......      (85.7)      (6.3)     (14.6)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of stock................       58.3     --         --
    Distributions to shareholders....       (4.8)      (3.9)      (5.1)
    Net borrowings (repayments) on
     long-term debt..................       (4.0)      (2.0)       3.1
    Net borrowings (repayments) on
     revolving credit facilities.....       39.6        3.1       (3.7)
    Net payments on notes payable to
     affiliates......................        (.3)       (.4)       (.5)
    Other financing..................         .2         .2     --
                                       ---------  ---------  ---------
                  Net cash provided
                    by (used in)
                    financing
                    activities.......       89.0       (3.0)      (6.2)
                                       ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        5.6       (1.4)       1.8
CASH, beginning of period............        1.7        3.1        1.3
                                       ---------  ---------  ---------
CASH, end of period..................  $     7.3  $     1.7  $     3.1
                                       =========  =========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for --
         Interest....................  $     4.9  $     1.6  $     2.2
         Income taxes................        5.5        2.1        1.7
    Non-cash activities --
         Retirement plan contribution
           charged to unearned
           compensation and
           additional paid-in
           capital...................         .4         .6         .6
         Purchase of businesses for
           stock.....................      197.6     --         --

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)

                                                   ADDITIONAL
                                        COMMON       PAID-IN        UNEARNED       RETAINED
                                         STOCK       CAPITAL      COMPENSATION     EARNINGS      TOTAL
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1994...........    $  .1       $   7.6          $(2.9)        $  31.7    $    36.5
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .5           --              .6
  Capital contributions attributable
     to deemed tax payments of S
     Corporation.....................     --             2.9         --               --             2.9
  Distributions......................     --          --             --                (5.1)        (5.1)
  Net income.........................     --          --             --                 6.9          6.9
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1995...........       .1          10.6           (2.4)           33.5         41.8
  Adjustment to conform fiscal
     year-ends.......................     --              .1             .2             1.0          1.3
  Shares released under leveraged
     ESOP Plan.......................     --              .2             .4           --              .6
  Other adjustments..................     --              .1         --               --              .1
  Shares issued to members of
     management......................     --             3.6         --               --             3.6
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             2.4         --               --             2.4
  Distributions......................     --          --             --                (3.9)        (3.9)
  Net income.........................     --          --             --                 3.3          3.3
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1996...........       .1          17.0           (1.8)           33.9         49.2
  Shares issued to members of
     management......................     --             6.0         --               --             6.0
  Shares sold in connection with the
     IPO.............................       .1          58.2         --               --            58.3
  Shares issued in connection with
     the acquisition of the Founding
     Companies.......................       .1          80.1         --               --            80.2
  Shares issued in connection with
     the Subsequent Acquisitions.....     --            18.6         --               --            18.6
  Shares released under leveraged
     ESOP Plan.......................     --              .1             .3           --              .4
  Other adjustments..................     --              .3         --               --              .3
  Capital contributions attributable
     to deemed tax payments of S
     Corporations....................     --             2.9         --               --             2.9
  Distributions......................     --          --             --                (4.8)        (4.8)
  Net income.........................     --          --             --                 6.0          6.0
                                        -------    -----------    -------------    ---------   ---------
BALANCE, December 31, 1997...........    $  .3       $ 183.2          $(1.5)        $  35.1    $   217.1
                                        =======    ===========    =============    =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded on July 3, 1996 to become a leading national value-added metals processor service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its initial public offering ("IPO"), Metals USA had conducted no operations. Concurrent with the consummation of its IPO on July 11, 1997, Metals USA acquired, in separate transactions (the "Mergers") eight companies (the "Founding Companies") engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through December 31, 1997, Metals USA acquired seven additional companies and subsequent to December 31, 1997, acquired eight additional companies in similar businesses (See Note 2). Certain of the companies acquired after the IPO were accounted for using the "pooling-of-interests" method, resulting in a restatement of the Company's financial statements for all periods presented (See Note 2). References herein to the "Company" include Metals USA and its subsidiaries.

     The Company sells to businesses such as the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. The Company believes that its broad customer base and its wide array of metals processing capabilities, products and services, coupled with its broad geographic coverage of the United States, reduce the Company's susceptibility to economic fluctuations affecting any one industry or geographical area.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Metals USA and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain reclassifications have been made to prior years' financial statements to be consistent with the current year's presentation.

     INVENTORIES -- Inventories are stated at the lower of cost or market. Certain of the Company's subsidiaries use the last-in first-out ("LIFO") method of accounting for inventories and other subsidiaries use a variety of methods including specific identification, average cost and the first-in first-out ("FIFO") method of accounting. As of December 31, 1997 and 1996, approximately 46.4% and 52.2%, respectively of the consolidated inventories were accounted for using the LIFO method of accounting.

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     GOODWILL -- Goodwill represents the excess of cost over the estimated fair value of identifiable assets of the businesses acquired using the "purchase" method of accounting. Goodwill is stated at cost, net of

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

accumulated amortization, and is being amortized over a forty-year life using the straight-line method. The Company reviews the recoverability of goodwill and other long-lived assets including other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. The Company has not recorded any impairment losses with respect to goodwill, other long-lived assets or other intangible assets as of December 31, 1997. Accumulated amortization totaled $1.2 as of December 31, 1997.

     OTHER ASSETS -- Other assets include deferred financing costs and other intangible assets, which are being amortized over the estimated useful life of the related borrowing or intangible asset. Accumulated amortization of other assets totaled $1.1 and $.5 as of December 31, 1997 and 1996, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK -- Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Concentrations of credit risk with respect to trade accounts are within the machining, furniture, transportation equipment, power and process equipment, industrial/commercial construction, consumer durables and electrical equipment industries, and machinery and equipment manufacturers. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. The Company periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     EARNINGS PER SHARE -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("Earnings per Share") and diluted earnings per share ("Earnings per Share -- Assuming Dilution").
Earnings per Share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Earnings per Share -- Assuming Dilution is computed similarly to fully diluted earnings per share under previous accounting rules.

     Earnings per Share was computed using 8,230,011 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception). The 4,753,414 shares issued in connection with the organization of Metals USA, including shares issued to management, were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. The

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

6,785,000 shares issued in connection with the IPO and the 11,693,499 shares issued in connection with the entities acquired using the "purchase" method of accounting have been included in the Earnings per Share computation only from their respective dates of issuance, resulting in weighted average shares of 8,341,480 for the year ended December 31, 1997. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the inclusion of stock options that were dilutive.

     STOCK BASED COMPENSATION -- Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," allows entities to choose between the fair value based method of accounting for employee stock options or similar equity instruments and the intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees."
The Company has elected to account for stock options or similar equity instruments using the intrinsic, value-based method of accounting prescribed in APB No. 25.

2.  BUSINESS COMBINATIONS

  POOLING TRANSACTIONS

     On September 26, 1997, Metals USA completed the acquisition of all the capital stock of Jeffreys Steel Company, Inc. ("Jeffreys") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of Accounting Principles Board Opinion No. 16 ("APB No. 16"), "Business Combinations." Jeffreys is headquartered in
Mobile, Alabama, and is engaged in the wholesale and retail sale of steel. Jeffreys has historically reported on a July 31 fiscal year-end. For purposes of the merger with Metals USA, the accompanying financial statements reflect Jeffreys on a calendar year-end basis effective January 1, 1996. The historical financial information of Jeffreys for the year ended July 31, 1995 has been included in the Company's consolidated financial statements for the year ended December 31, 1995. The net sales and net income of Jeffreys for the period from August 1, 1995, through December 31, 1995, were $51.0 and $1.0, respectively. The net income of Jeffreys for this transition period is included in the accompanying consolidated statements of stockholders' equity as an adjustment to retained earnings in order to conform their fiscal year to that of the Company.

     On November 20, 1997, Metals USA completed the acquisition of all the capital stock of Wayne Steel, Inc. ("Wayne") in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. Wayne operates as a wholesaler and processor of steel and aluminum flat rolled products and is headquartered in Wooster, Ohio. Prior to the acquisition by Metals USA, the shareholders of Wayne had elected to be taxed as an S Corporation; accordingly, any federal income tax liabilities for the periods prior to the acquisition date were the responsibility of the respective stockholders. For purposes of these consolidated financial statements, federal income taxes have been provided as if Wayne had filed C Corporation tax returns for the pre-acquisition periods, with the current income tax provisions reflected in the consolidated financial statements as increases to additional paid-in capital. Collectively, Metals USA issued 8,230,011 shares of common stock in exchange for all of the capital stock of Jeffreys and Wayne. The unaudited aggregate pre-acquisition net sales and net income for Jeffreys and Wayne during 1997 were $210.1 and $7.3, respectively. There were no transactions between Metals USA, Jeffreys or Wayne during periods prior to these business combinations.

  PURCHASE TRANSACTIONS

     Concurrent with the completion of its IPO on July 11, 1997, Metals USA acquired the eight Founding Companies, which are in the metal processing and distribution business. The companies acquired were Affiliated Metals Company headquartered in Granite City, Illinois; Interstate Steel Supply Co. headquartered in Philadelphia, Pennsylvania; Queensboro Steel Corporation headquartered in Wilmington, North Carolina; Southern Alloy of America, Inc. headquartered in Salisbury, North Carolina; Steel Service Systems, Inc. headquartered in Horicon, Wisconsin; Texas Aluminum Industries, Inc./The Cornerstone

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Group headquartered in Houston, Texas; Uni-Steel, Inc. headquartered in Enid, Oklahoma and Williams Steel & Supply Co., Inc. headquartered in Milwaukee, Wisconsin. The acquisition of each of the Founding Companies was accounted for using the "purchase" method of accounting in accordance with APB No. 16. The aggregate consideration paid by Metals USA to acquire the Founding Companies was approximately $27.8 in cash, 10,128,609 shares of common stock and the assumption of $92.6 of debt.

     Subsequent to the IPO, Metals USA acquired five additional companies using the "purchase" method of accounting in accordance with APB No. 16. The acquisitions completed in September 1997 included Harvey Titanium, Ltd. headquartered in Santa Monica, California; Meier Metal Servicenters, Inc. headquartered in Hazel Park, Michigan and the business of Federal Bronze Products, Inc., headquartered in Newark, New Jersey. The acquisitions completed in December 1997 included Royal Aluminum, Inc. headquartered in Leesburg, Florida and R. J. Fabricating Inc. headquartered in Milwaukee, Wisconsin. These five companies are referred to collectively as the "1997 Subsequent Acquisitions." The aggregate consideration paid by Metals USA for the 1997 Subsequent Acquisitions consists of approximately $44.1 in cash, 1,564,890 shares of common stock and the assumption of indebtedness of approximately $15.4.

     The Company has recorded the excess of the purchase price over the estimated fair value of identifiable assets acquired in connection with both the Founding Companies and the 1997 Subsequent Acquisitions as "goodwill" in the accompanying consolidated balance sheet. The goodwill is being amortized over a forty-year period. The results of operations of the Founding Companies and the 1997 Subsequent Acquisitions are included in the accompanying consolidated financial statements from their respective dates of acquisition.

     The following summarized unaudited pro forma financial information assumes the acquisition of the Founding Companies, the 1997 Subsequent Acquisitions and the issuance of the Notes (as defined in Note 6) occurred on January 1, 1996. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $.11 per share for both periods presented.

                                      YEARS ENDED DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
                                           (UNAUDITED)
Net sales............................  $   854.5  $   763.5
Operating costs and expenses:
     Cost of sales...................      655.7      583.0
     Operating and delivery..........       86.2       75.4
     Selling, general and
       administrative................       56.0       50.2
     Depreciation and amortization...       10.2       11.1
                                       ---------  ---------
Operating income.....................       46.4       43.8
Interest expense.....................       16.4       15.4
Other (income) expense...............         .7       (1.0)
                                       ---------  ---------
Income before income taxes...........       29.3       29.4
Provision for income taxes...........       12.4       12.7
                                       ---------  ---------
Net income...........................  $    16.9  $    16.7
                                       =========  =========
Earnings per share...................  $     .54  $     .53
                                       =========  =========
Earnings per share -- assuming
  dilution...........................  $     .53  $     .53
                                       =========  =========
Number of common shares used in per
  share calculations:
     Earnings per share..............       31.5       31.5
                                       =========  =========
     Earnings per share -- assuming
       dilution......................  $    31.8  $    31.5
                                       =========  =========

     The preceding pro forma amounts reflect the results of operations for the Metals USA, the Founding Companies and the 1997 Subsequent Acquisitions, assuming the transactions were completed on January 1,

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1996. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of 985,500 and 400,000 shares of common stock to management of and consultants to Metals USA in 1997 and 1996, respectively, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the Founding Companies and 1997 Subsequent Acquisitions over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment; (d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the Founding Companies and 1997 Subsequent Acquisitions, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiaries or affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1996; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occurred on January 1, 1996; (g) certain other nonrecurring expenses with respect to the 1997 Subsequent Acquisitions, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their respective companies; (h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility (as defined in Note 6), net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

3.  INVENTORIES

     Inventories consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Raw materials --
     Structural steel................  $     8.4  $    19.7
     Flat-rolled steel...............       39.0       13.2
     Specialty metals................       22.0     --
     Aluminum products...............       17.6         .6
     Other...........................        1.9        3.9
                                       ---------  ---------
          Total raw materials........       88.9       37.4
                                       ---------  ---------
Work-in-process and finished goods --
     Structural steel................       35.8     --
     Flat-rolled steel...............       19.2        5.1
     Specialty metals................        5.1     --
     Aluminum products...............        6.7         .4
                                       ---------  ---------
          Total work-in-process and
             finished goods..........       66.8        5.5
                                       ---------  ---------
Less -- LIFO reserve.................       (1.9)      (1.7)
                                       ---------  ---------
          Total......................  $   153.8  $    41.2
                                       =========  =========

     The replacement cost of the Company's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying consolidated financial statements. If the FIFO method had been used for all inventories, the carrying value would have been $155.7 and $42.9 at December 31, 1997 and 1996, respectively. Additionally, net income would have been $6.1, $3.4 and $6.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1997       1996
                                        ------------   ---------  ---------
Land.................................                  $     3.8  $     1.5
Building and improvements............     5-40 years        34.3       17.3
Machinery and equipment..............     7-25 years        56.7       19.2
Automobiles and trucks...............     3-12 years         7.3        4.9
                                                       ---------  ---------
                                                           102.1       42.9
Less -- Accumulated depreciation.....                      (19.6)     (16.2)
                                                       ---------  ---------
     Total...........................                  $    82.5  $    26.7
                                                       =========  =========

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $3.9, $3.3 and $2.7, respectively. Additionally, following the acquisitions of Wayne and Jeffreys, the Company revised the estimated useful lives of the depreciable assets of Wayne and Jeffreys to conform to the conventions adopted by the Founding Companies. This revision reduced depreciation expense in 1997 as compared to 1996 by approximately $1.2.

5.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Accrued salaries and employee
  benefits...........................  $     5.0  $     1.0
Accrued taxes other than income......        1.8         .4
Accrued interest.....................        1.3         .2
Accrued profit sharing...............        1.2         .3
Other................................        3.6         .5
                                       ---------  ---------
     Total...........................  $    12.9  $     2.4
                                       =========  =========

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
Borrowings under the Credit
Facility.............................  $   144.8  $  --
Revolving credit facility with
  interest at prime less 1.0%,
  maturing on December 31, 1998,
  secured by inventory and trade
  accounts receivable................     --           13.3
Various issues of Industrial Revenue
  Bonds..............................       21.6        8.0
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  prime with an 8.5% cap through
  February 1998......................        1.7        2.1
Obligations under capital leases and
  other..............................        4.9        3.1
                                       ---------  ---------
                                           173.0       26.5
Less -- Current portion..............       (5.9)      (1.9)
                                       ---------  ---------
                                       $   167.1  $    24.6
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Scheduled maturities of long-term debt for the years ending December 31 are as follows: 1998 -- $5.9; 1999 -- $2.2; 2000 -- $2.5; 2001 -- $2.4; 2002 --
$2.3; thereafter -- $157.7.

     The Industrial Revenue Bonds (the "IRBs") are payable in installments ranging from monthly to annual with variable interest ranging from 4.35% to 6.61% per annum at December 31, 1997 and mature from May 1, 2003 to May 1, 2009. The IRBs are secured by real estate and equipment acquired with proceeds from these bonds with a net book value of $21.2 at December 31, 1997. The IRBs place various restrictions on certain of the Company's subsidiaries, including but not limited to maintenance of required insurance coverage, maintenance of certain financial ratios, limits on capital expenditures, maintenance of tangible net worth and letters of credit.

     Concurrent with the IPO, the Company obtained an initial $150.0 unsecured revolving credit facility (the "Original Credit Facility") which was used to fund acquisitions, refinance certain indebtedness of the acquired companies and for general corporate and working capital requirements. In January 1998, the Company obtained a $50.0 unsecured revolving credit facility (the "Interim Credit Facility") to meet its acquisition related cash requirements pending the completion of an extension and modification of the Original Credit Facility to provide for up to $300.0 of borrowing availability. The closing of the extension and modification of the $300.0 credit facility (the "Credit Facility") on February 11, 1998 stipulated the termination of the Interim Credit Facility. The Credit Facility matures in February 2003, bears interest at the bank's prime rate or LIBOR, at Metals USA's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. The Company will use the Credit Facility to fund acquisitions, make capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). In connection with the IPO, the Mergers and the 1997 Subsequent Acquisitions, the revolving credit facility and certain other obligations outstanding as of December 31, 1996 (including certain obligations of the acquired companies) were repaid with the borrowings under the Credit Facility.

     The Credit Facility requires the Company to comply with various affirmative and negative covenants including: (i) the maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) maintenance of a specified level of consolidated net worth. At December 31, 1997, the Company was precluded from the payment of dividends under the terms of the Credit Facility.

     On February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"). The Company received $194.5 of net cash proceeds (before expected expenses of $.8 upon closing). The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998. As of February 12, 1998, the entire amount of the Credit Facility was available to the Company.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003, at the following redemption prices:
2003 -- 104.313%; 2004 -- 102.875%; 2005 -- 101.438%; thereafter -- 100.00%, together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain certain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments, payment restrictions affecting subsidiaries and mergers and acquisitions of subsidiaries. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company has agreed, for the benefit of all holders of the Notes, that it will file a registration statement within 60 days after the issuance of the Notes relating to an exchange offer for the Notes under the Securities Act of 1933, as amended.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     7.9  $     3.9  $     3.8
     Deferred........................        (.3)       (.2)        .1
                                       ---------  ---------  ---------
                                             7.6        3.7        3.9
State --
     Current.........................        1.6         .9         .9
                                       ---------  ---------  ---------
          Total provision............  $     9.2  $     4.6  $     4.8
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     5.3  $     2.8  $     4.1
State income taxes, net of federal
  income tax benefit.................        1.0         .4         .5
Nondeductible expenses:
     Stock compensation..............        2.1        1.3     --
     Amortization of goodwill........         .4     --         --
     Other...........................         .4         .1         .2
                                       ---------  ---------  ---------
                                       $     9.2  $     4.6  $     4.8
                                       =========  =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                            DECEMBER 31,
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Deferred tax assets --
     Allowance for doubtful
     accounts........................  $      1.0  $       .1
     Uniform capitalization of
     inventory.......................         1.7          .6
     Nonqualified plan
     contribution....................      --              .2
     Accrued liabilities.............         2.0          .2
     Deferred compensation...........          .5      --
     Net operating loss
       carryforward..................          .3      --
     State taxes.....................          .3      --
                                       ----------  ----------
          Total deferred tax
           assets....................         5.8         1.1
                                       ----------  ----------
Deferred tax liabilities --
     Property and equipment..........        (6.5)        (.3)
     Inventories -- LIFO reserve.....        (3.3)     --
     Foreign investments.............         (.9)     --
     Other...........................         (.5)        (.1)
                                       ----------  ----------
          Total deferred tax
           liabilities...............       (11.2)        (.4)
Valuation allowance..................         (.3)     --
                                       ----------  ----------
          Net deferred tax
           (liabilities) assets......  $     (5.7) $       .7
                                       ==========  ==========

8.  STOCKHOLDERS' EQUITY

  COMMON STOCK AND PREFERRED STOCK

     Metals USA effected a 135.81-for-one stock split on April 21, 1997 for each share of $.01 par value common stock ("Common Stock") then outstanding. In addition, Metals USA increased the number of authorized shares of Common Stock to 50,000,000 and the authorized shares of Restricted Common Stock, as defined below, to 3,122,914 and authorized 5,000,000 shares of $.01 par value preferred stock, which may be designated in the future. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected in the consolidated balance sheets and in the accompanying notes.

     In connection with its organization and initial capitalization, Metals USA issued 135,810 shares of Common Stock at $.01 per share to Notre Capital Ventures II, L.L.C. ("Notre"). Notre received 3,232,104 additional shares (at approximately $.01 per share) in exchange for the contribution of incurred expenses in December 1996.

     In December 1996, 400,000 shares of Common Stock were sold to management at $.01 per share. During the first and second quarters of 1997, Metals USA issued a total of 985,500 shares of Common Stock to management of and consultants to Metals USA at a price of $.01 per share. As a result, Metals USA has recorded a non-recurring, non-cash compensation charge of $3.6 in 1996 and $6.0 in 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

  RESTRICTED COMMON STOCK

     In April 1997, Notre exchanged 3,122,914 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of Metals USA's Board of Directors and to .55 of one vote for each share held on all other matters on which they are entitled to vote.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     Each share of Restricted Common Stock will automatically convert into Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined)), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (c) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock.

     After July 1, 1998, Metals USA may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been converted into shares of Common Stock.

  INITIAL PUBLIC OFFERING

     On July 11, 1997 the Company completed its IPO, issuing to the public 5,900,000 shares of its common stock at a price of $10.00 per share, resulting in net proceeds to the Company of $50.1 after deducting underwriting commissions and discounts. On August 12, 1997, the Company sold 885,000 shares of Common Stock pursuant to the over-allotment option granted to the underwriters. The Company realized net proceeds from the sale of $8.2.

9.  STOCK BASED COMPENSATION

  LONG-TERM INCENTIVE PLAN

     In April 1997, Metals USA's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options ("NQSOs"), stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to officers, key employees and consultants to Metals USA. The number of shares authorized and reserved for issuance under the Plan is limited to 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards are established by the Compensation Committee of Metals USA's Board of Directors. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO or date of grant and will expire ten years from the date of grant or three months following termination of employment. The Company did not issue any stock options prior to January 1, 1996. Options granted in 1996 were attributable to an acquired company that was accounted for as a "pooling-of-interest" business combination. Those options were converted at the applicable share conversion ratio specified in the merger agreement and exchanged for Company options issued under the Plan.

  NON-EMPLOYEE DIRECTORS' STOCK PLAN

     Metals USA's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by Metals
USA's stockholders in April 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant at each annual meeting of stockholders thereafter of an option to purchase 5,000 shares to each non-employee director at which meeting such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

     The following is a summary of activity:

                                          WEIGHTED
                                           AVERAGE
                                           "FAIR
                                           VALUE"                        OPTIONS FOR
                                          PER SHARE        WEIGHTED        SHARES OF
                                         OF OPTIONS      AVERAGE PRICE      COMMON
                                           GRANTED         PER SHARE         STOCK
                                        -------------    -------------    -----------
Balance January 1, 1996..............                                         --
Granted..............................      $ 10.06          $  6.81           172,788
Exercised............................                                         (42,237)
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1996............                                         130,551
Granted in connection with the IPO...         6.30            10.00         2,134,024
Granted to directors.................         6.30            10.00            40,000
Granted..............................         8.22            14.41           949,683
Exercised............................                                         --
Canceled or expired..................                                         --
                                                                          -----------
Balance December 31, 1997............                                       3,254,258
                                                                          ===========

     At December 31, 1997, exercisable options for shares of Common Stock were 61,440 at a weighted average price of $6.81 per share and 40,000 at a weighted average price of $10.00 per share.

     The Company used the Black-Scholes model to calculate the estimated "fair-value" of stock options and similar awards. The model requires the use of a number of subjective assumptions including: (i) risk free rate of return,
(ii) expected price volatility of the Common Stock, (iii) expected dividend yield and (iv) estimated life of the option. Principal assumptions used in estimating the "fair-value" of the Company's stock options using the Black-Scholes model were as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
     Risk free rate of return........     6.18%      6.32%
     Expected price volatility.......     43.3%      46.0%
     Expected dividend yield.........      --         --
     Expected life of the option (in
      years).........................      7.5        7.5

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant rate, consistent with the methodology prescribed under the SFAS No. 123, the Company's net income and earnings per share would have been reduced by the amortization of the estimated fair value of stock options over the applicable vesting period of such awards. The following pro forma disclosures may not be representative of similar future disclosures because: (i) additional options may be granted in future years and (ii) the computations used to estimate the "fair value" of the stock options are subject to

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
significant subjective assumptions, any one or all of which may differ in material respects from actual amounts.

                                          YEARS ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Net income as reported...............  $     6.0  $     3.3  $     6.9
Estimated "fair value" of stock
  options vesting during the periods,
  net of federal income tax
  benefit............................       (1.1)       (.1)    --
                                       ---------  ---------  ---------
Adjusted net income..................  $     4.9  $     3.2  $     6.9
                                       =========  =========  =========
Adjusted earnings per share..........  $     .23  $     .30  $     .84
                                       =========  =========  =========
Adjusted earnings per
  share -- assuming dilution.........  $     .23  $     .30  $     .84
                                       =========  =========  =========
Number of common shares used in the
  per share calculations:
     Adjusted earnings per share.....       21.3       10.6        8.2
                                       =========  =========  =========
     Adjusted earnings per
      share -- assuming dilution.....       21.6       10.6        8.2
                                       =========  =========  =========

10.  EMPLOYEE BENEFIT PLANS

  PROFIT-SHARING PLANS

     Certain subsidiaries of the Company provide various defined contributions savings plans for their employees (the "Plans"). The Plans cover substantially all full-time employees of such subsidiaries. Participants vest at varying rates ranging from full vesting upon participation to those that provide for vesting to begin after three years of service and are fully vested after seven years. Certain Plans provide for a deferral option that allows employees to elect to contribute a portion of their pay into the plan and provide for a discretionary profit sharing contribution by the individual subsidiary. Generally the subsidiaries match a portion of the amount deferred by participating employees. Contributions for the profit sharing portion of the plan are generally at the discretion of the individual subsidiary board of directors. The aggregate contributions to the Plans were $.9, $.2 and $.2 for the years ended December 31, 1997, 1996 and 1995, respectively.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Under the provisions of an employee stock ownership plan ("ESOP") and its related trust, Jeffreys made annual contributions to the plan which were invested in stock of Jeffreys and other qualifying securities for the benefit of Jeffreys' employees. The plan provided for Jeffreys' purchases of employee shares to be paid in cash and with the issuance of a note payable. Effective September 26, 1997, the participation was frozen. Concurrent with the merger with Metals USA, ESOP shares were exchanged for shares of Metals USA common stock.

  LEVERAGED ESOP ARRANGEMENT

     The following disclosure has been restated to reflect the equivalent shares of Metals USA common stock that were issued in connection with the acquisition of Jeffreys.

     Jeffreys' ESOP held 434,616 shares of stock prior to the purchase of 735,384 shares of outstanding stock from a majority stockholder for $5.31 per share. The ESOP borrowed the funds to purchase such stock and Jeffreys guaranteed the repayment of this loan. Jeffreys will repay this loan, plus interest, through deductible contributions to the plan. As Jeffreys makes contributions to the plan, which reduces the principal on the note, the plan will release the corresponding shares related to the reduction in the note principal. At the point when these shares are no longer specifically secured by the note payable, they will be

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

allocated to the individual participants of the plan and considered earned by those employees at that time. Jeffreys accounts for its ESOP in accordance with Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation. As shares are released from collateral, Jeffreys reports compensation expense equal to the current estimated market price of the shares. ESOP share compensation expense was $.4, $.6 and $.6 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Since the obligation is secured by the shares purchased and the note is guaranteed by Jeffreys, all amounts relating to this transaction are considered unearned compensation of the employees until such time as the note is deemed paid and the corresponding shares are released to the individual participants of the plan. The balance in unearned compensation at December 31, 1997 and 1996 of $1.5 and $1.8, respectively, results from the leveraged ESOP stock purchase less the deemed release of shares at cost.

     The activity relating to the ESOP shares was as follows:

                                             YEARS ENDED DECEMBER 31,
                                       -------------------------------------
                                          1997         1996         1995
                                       -----------  -----------  -----------
Allocated shares at beginning of
  year...............................      795,639      710,970      635,856
Shares deemed released for the
  current period                            87,165       84,669       75,114
Unallocated shares...................      287,196      374,361      459,030
                                       -----------  -----------  -----------
     Total ESOP shares...............    1,170,000    1,170,000    1,170,000
                                       ===========  ===========  ===========

     In accordance with SOP 93-6, additional paid-in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released. The increase in additional paid-in capital attributable to this difference in market value and cost was $.1 and $.2 for the years ended December 31, 1997 and 1996, respectively.

11.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASE AGREEMENTS

     The Company's minimum lease obligations under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment are as follows: 1998 -- $6.4; 1999 -- $5.8; 2000 -- $5.1; 2001 -- $4.8;
2002 -- $3.7; thereafter -- $26.3.

     The Company paid approximately $3.0, $.4 and $.5 in rent expense during the years ended December 31, 1997, 1996 and 1995, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

  CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

12.  RELATED-PARTY TRANSACTIONS

     Transactions with directors, officers, employees (including affiliates of the foregoing) or affiliates of the Company must be at terms that are no less favorable to the Company than those available from third parties and must be approved in advance by a majority of disinterested members of the Board of Directors.

                       METALS USA, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     In connection with the Mergers and certain of the subsequent acquisitions, subsidiaries of the Company have entered into a number of lease arrangements for facilities and equipment. These lease arrangements are for periods ranging from 10 to 20 years. Lease payments for these items in respect of the years ended December 31, 1997, 1996 and 1995 were $1.3, $.1 and $.1, respectively. Future commitments in respect of these leases are included in the schedule of minimum lease payments in Note 11.

     At December 31, 1997 and 1996 the aggregate principal amount of notes receivable held by the Company were $.8 and $.1, respectively. Interest accrues on the notes at rates ranging from 7.5% to 8.0% per annum. The notes call for regular periodic payments of principal and interest and mature at varying dates through March 1, 2007. The notes are secured by liens on specific assets of the affiliates and personnel guarantees of the individuals. As of December 31, 1997, the notes were current as to payment terms.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     The Unaudited Financial Statements included elsewhere in this Registration Statement should be read in conjunction with those presented above with respect to events occurring after the date of the auditors report.

                       METALS USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         MARCH 31,     DECEMBER 31,
                                            1998           1997
                                        ------------   -------------
                                        (UNAUDITED)
               ASSETS
Current assets:
  Cash...............................     $   11.9        $   7.3
  Accounts receivable, net of
  allowance of $4.8 and $3.6.........        144.4           91.4
  Inventories........................        219.3          153.8
  Prepaid expenses...................          2.5            1.8
  Deferred income tax asset..........          2.7            1.4
  Other..............................          2.4            2.2
                                        ------------   -------------
          Total current assets.......        383.2          257.9
Property and equipment, net..........        103.3           82.5
Goodwill, net........................        156.8          120.1
Other assets, net....................         13.3            6.5
                                        ------------   -------------
          Total assets...............     $  656.6        $ 467.0
                                        ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................     $   80.2        $  50.9
  Accrued liabilities................         18.5           12.9
  Current portion of long-term
  debt...............................          6.5            5.9
  Income taxes payable...............          3.4            1.6
                                        ------------   -------------
          Total current
        liabilities..................        108.6           71.3
Long-term debt, less current
portion..............................        273.2          167.1
Deferred income tax liability........          7.5            7.0
Other long-term liabilities..........          4.9            4.5
                                        ------------   -------------
          Total liabilities..........        394.2          249.9
                                        ------------   -------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par,
     5,000,000 shares authorized and
     outstanding, none issued and
     outstanding.....................       --             --
  Common stock, $0.01 par, 53,122,914
     shares authorized, 34,427,736
     and 31,461,924 shares issued and
     outstanding respectively........           .3             .3
  Additional paid-in capital.........        222.0          183.2
  Unearned compensation..............         (1.7)          (1.5)
  Retained earnings..................         41.8           35.1
                                        ------------   -------------
          Total stockholders'
        equity.......................        262.4          217.1
                                        ------------   -------------
          Total liabilities and
        stockholders' equity.........     $  656.6        $ 467.0
                                        ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           THREE MONTHS ENDED
                                               MARCH 31,
                                          --------------------
                                            1998       1997
                                          ---------  ---------
Net sales...............................  $   270.5  $    65.1
Operating costs and expenses:
     Cost of sales......................      208.1       49.9
     Operating and delivery.............       25.6        6.6
     Selling, general and
      administrative....................       17.7        6.7
     Depreciation and amortization......        3.0         .7
                                          ---------  ---------
Operating income........................       16.1        1.2
Other (income) expense:
     Interest expense...................        4.8         .4
     Other income.......................     --            (.1)
                                          ---------  ---------
Income before income taxes..............       11.3         .9
Provision for income taxes..............        4.6        1.6
                                          ---------  ---------
Net income (loss).......................  $     6.7  $     (.7)
                                          =========  =========
Earnings per share......................  $     .21  $    (.05)
                                          =========  =========
Earnings per share -- assuming
  dilution..............................  $     .20  $    (.05)
                                          =========  =========
Number of common shares used in the per
  share calculations:
     Earnings per share.................       32.5       13.0
                                          =========  =========
     Earnings per share -- assuming
      dilution..........................       33.3       13.0
                                          =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     6.7  $     (.7)
     Adjustments to reconcile net
      income (loss) to net cash (used
      in) provided by
       operating activities --
          Capital contributions
            attributable to deemed
            tax payments of S
            Corporations.............     --             .7
          Provision for bad debts....         .6     --
          Depreciation and
            amortization.............        3.0         .7
          Deferred financing costs
            incurred.................       (7.0)       (.1)
          Amortization of deferred
            financing costs..........         .1     --
          Compensation
            expense -- management
            shares...................     --            2.8
          Changes in operating assets
            and liabilities, net of
            business acquisitions --
               Accounts receivable...      (21.1)      (3.5)
               Inventories...........       (4.1)       (.3)
               Prepaid expenses and
                 other assets........       (1.9)      (1.2)
               Accounts payable and
                 accrued
                 liabilities.........        7.2        5.8
               Income taxes
                 payable.............        1.2         .7
               Other liabilities.....         .4        (.6)
          Other operating............        (.8)        .1
                                       ---------  ---------
                   Net cash (used
                     in) provided by
                     operating
                     activities......      (15.7)       4.4
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         .3     --
     Purchase of property and
      equipment......................       (2.9)      (1.8)
     Purchase of businesses, net of
      acquired cash..................      (33.8)    --
                                       ---------  ---------
                   Net cash used in
                     investing
                     activities......      (36.4)      (1.8)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of 8 5/8% Senior
      Subordinated Notes.............      200.0     --
     Net repayments on the Credit
      Facility.......................     (141.7)    --
     Net repayments on Industrial
      Revenue Bonds and other
      long-term debt.................       (1.6)      (1.8)
     Other financing.................     --            (.2)
                                       ---------  ---------
                   Net cash
                     provided by
                     (used in)
                     financing
                     activities......       56.7       (2.0)
                                       ---------  ---------
NET INCREASE IN CASH.................        4.6         .6
CASH, beginning of period............        7.3        1.7
                                       ---------  ---------
CASH, end of period..................  $    11.9  $     2.3
                                       =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       METALS USA, INC. AND SUBSIDIARIES
         CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION

     Metals USA, Inc., a Delaware corporation, ("Metals USA") was founded in July 1996 to become a leading national value-added metals processor/service center, to manufacture higher-value components from processed metals and to pursue aggressively the consolidation of the highly fragmented metals processing industry. Prior to its IPO, Metals USA had not conducted any operations relating to the generation of net sales. Concurrent with the consummation of the IPO, Metals USA acquired, in separate merger transactions, eight companies engaged in the processing of steel, aluminum and specialty metals, as well as the manufacture of metal components. Following the IPO and through March 31, 1998, the Company has acquired numerous additional companies in similar businesses. (See Note 5). Metals USA, together with its wholly-owned subsidiaries, is referred to as the "Company."

  BASIS OF PRESENTATION

     INTERIM FINANCIAL INFORMATION -- The interim consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the interim consolidated financial information as of and for the periods indicated. All intercompany transactions and balances have been eliminated. Accounting measurements at interim dates inherently involves greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

     The information contained in the following notes to the accompanying consolidated financial statements is condensed from that which would appear in the annual audited financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the Company's audited consolidated financial statements and related notes thereto contained in the annual report to stockholders filed with the Securities and Exchange Commission on Form 10-K ("Form 10-K"). Certain capitalized terms used herein have the same meaning given to them in the Form 10-K.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and (iii) the reported amount of revenues and expenses recognized during the periods presented. The Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. The accompanying consolidated balance sheets include preliminary allocations of the respective purchase price paid for the companies acquired using the "purchase" method of accounting and, accordingly, are subject to final adjustment.

2.  EARNINGS PER SHARE

     The number of shares of common stock used in the computation of Earnings per Share excludes the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The number of shares of common stock used in the computation of Earnings per Share -- Assuming Dilution reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. The computations result

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

from dividing income available to common stockholders by the applicable weighted average number of common shares outstanding during the period.

     Pro forma combined earnings per share were computed assuming all of the shares issued and outstanding upon completion of the IPO (21,667,023 shares) were issued and outstanding as of January 1, 1997. These shares include shares issued to consultants, members of management and the former owners of the Founding Companies, together with the shares sold pursuant to the IPO. Shares issued in connection with the acquisitions are included in the computation of weighted average shares outstanding only for those periods subsequent to their respective dates of acquisition, except for those acquisitions accounted for using the "pooling-of-interests" method, in which case the shares are reflected in the computation of weighted average shares outstanding as of the beginning of the earliest period presented.

     Earnings per Share for the three months ended March 31, 1997, was computed using 8,230,011 shares (the aggregate number of shares issued in connection with the acquisition of entities accounted for using the "pooling-of-interests" method of accounting) for periods prior to July 3, 1996 (date of inception), together with the 4,753,414 shares issued in connection with the organization of Metals USA (which includes shares issued to consultants and management prior to the IPO). Shares issued to consultants and management prior to the IPO were considered to be issued and outstanding from the date of inception without regard to the date such shares were actually issued. Earnings per Share for the three months ended March 31, 1998 was computed using the shares issued in connection with the entities acquired subsequent to December 31, 1997 (all of which were accounted for using the "purchase" method of accounting) such shares in the Earnings per Share computation only from their respective dates of issuance. Earnings per Share -- Assuming Dilution differs from the Earnings per Share computation due to the potential dilution that could occur if options to acquire common stock were exercised or converted into common stock.

3.  INVENTORIES

     Inventories consist of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
Raw materials --
     Structural steel...................     $  27.2         $  8.4
     Flat-rolled steel..................        66.3           39.0
     Specialty metals...................        43.5           22.0
     Aluminum products..................         9.6           17.6
     Other..............................          .1            1.9
                                           -----------    ------------
          Total raw materials...........       146.7           88.9
                                           -----------    ------------
Work-in-process and finished goods --
     Structural steel...................        32.6           35.8
     Flat-rolled steel..................        11.0           19.2
     Specialty metals...................         9.5            5.1
     Aluminum products..................        21.2            6.7
                                           -----------    ------------
          Total work-in-process and
             finished goods.............        74.3           66.8
Less -- LIFO reserve....................        (1.7)          (1.9)
                                           -----------    ------------
          Total.........................     $ 219.3         $153.8
                                           ===========    ============

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                            MARCH 31,     DECEMBER 31,
                                              1998            1997
                                           -----------    ------------
                                           (UNAUDITED)
8 5/8% Senior Subordinated Notes........     $ 200.0         $--
Borrowings under the Credit Facility....        50.9          144.8
Various issues of Industrial Revenue
  Bonds.................................        21.5           21.6
Obligations under capital leases and
  other.................................         7.3            6.6
                                           -----------    ------------
                                               279.7          173.0
Less -- Current portion.................        (6.5)          (5.9)
                                           -----------    ------------
                                             $ 273.2         $167.1
                                           ===========    ============

     The Company entered into an amended and restated five-year revolving credit facility which provides for borrowings of up to $300.0 on February 11, 1998. Additionally, on February 11, 1998, the Company completed the sale of $200.0 aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 and received $194.5 of net cash proceeds (before estimated expenses of $.8) therefrom. The Company used $179.3 of such proceeds to repay the borrowings outstanding under the Original Credit Facility and Interim Credit Facility on February 11, 1998.

     The Notes call for semi-annual interest payments on February 15 and August 15 of each year, beginning August 15, 1998 and mature on February 15, 2008. The Notes are redeemable at the option of the Company, in whole of in part, at any time on or after February 15, 2003, at redemption rates stated in the indenture governing the Notes (the "Indenture") together with accrued and unpaid interest to the date of redemption. Notwithstanding the foregoing, at any time on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more offerings of the common stock of the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the date of such redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after such redemption. The Notes are guaranteed by substantially all of the Company's current and future subsidiaries, and contain covenants restricting additional indebtedness, liens, transactions with affiliates, asset sales, investments and mergers and acquisitions of subsidiares. The Notes are subordinate to borrowings under the Credit Facility and will rank PARI PASSU in the right of payment with all other future subordinated debt of the Company and will rank senior to other indebtedness that expressly provides that it is subordinated in right of payment to the Notes. The Company filed a registration statement with the Securities and Exchange Commission on April 9, 1998, under cover of Form S-4 (the "Exchange Offer Registration Statement") relating to an exchange offer for the Notes under the Securities Act of 1933, as amended. The Company has agreed, for the benefit of all holders of the Notes, that it will use its best efforts to cause the Exchange Offer Registration Statement declared effective within 150 days after the issuance of the Notes.

     The Credit Facility matures on February 11, 2003, bears interest at the bank's prime rate or LIBOR, at the Company's option, plus an applicable margin based on the ratio of funded debt to cash flows (as defined). An annual commitment fee of up to 1/4% is payable on any unused portion of the Credit Facility. At March 31, 1998, $249.1 was available to the Company under the Credit Facility. The Credit Facility is used to fund acquisitions, capital expenditures, refinance debt of the companies acquired and for general working capital requirements. Under the terms of the Credit Facility, the Company is required to comply with various affirmative and negative covenants including:
(i) the maintenance of certain financial ratios, (ii)

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

restrictions on additional indebtedness, (iii) restrictions on liens, guarantees and dividends, (iv) obtaining the lenders' consent with respect to certain individual acquisitions, and (v) the maintenance of a specified level of consolidated net worth. In addition, the Company's Credit Facility and the Indenture include restrictions on the ability of the Company to pay dividends. Borrowings under the Credit Facility are secured by the pledge of all of the capital stock of each of the Company's material subsidiaries (as defined). As of May 8, 1998, the Company had outstanding borrowings of $79.4 and $220.6 available for use under the Credit Facility.

5.  ACQUISITIONS

     During the three months ended March 31, 1998, the Company acquired the following metal processing companies: Independent Metals Co., Inc. ("Independent"), Pacific Metal Company ("Pacific"), National Manufacturing, Inc. ("National"), Western Awning Company, Inc. ("Western"), Mark Metals,
Inc. and Metalmart, Inc. (collectively, "Metalmart"), The Levinson Steel Company ("Levinson"), Concord Metals Corporation ("Concord"), and the assets of Seaboard Steel and Iron Corporation ("Seaboard"). These acquisitions were accounted for using the "purchase" method of accounting. The aggregate consideration paid by Metals to acquire these companies was approximately $40.7 in cash and 2,965,812 shares of common stock (excluding assumed indebtedness of approximately $47.4).

     The following summarized unaudited pro forma financial information assumes the acquisition of the Founding Companies, the companies acquired through March 31, 1998, and the issuance of the Notes occurred on January 1, 1997. The pro forma decrease in earnings resulting from the issuance of the Notes was approximately $0.02 per share for both periods presented.

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
                                           (UNAUDITED)
Net Sales............................  $   315.5  $   275.2
Operating costs and expenses:
     Cost of sales...................      240.5      211.1
     Operating and delivery..........       29.8       26.6
     Selling, general and
      administrative.................       21.6       18.6
     Depreciation and amortization...        2.2        2.5
                                       ---------  ---------
Operating income.....................       21.4       16.4
Other (income) expenses:
     Interest expense................        6.7        5.5
     Other...........................         .3        (.2)
                                       ---------  ---------
     Income before income taxes......       14.4       11.1
Provision for income taxes...........        5.4        4.4
                                       ---------  ---------
Net income...........................  $     9.0  $     6.7
                                       =========  =========
Earnings per share...................  $     .26  $     .19
                                       =========  =========
Earnings per share -- assuming
  dilution...........................  $     .26  $     .19
                                       =========  =========
Number of common shares used in the
  per share calculations:
     Earnings per share..............       34.5       34.5
                                       =========  =========
     Earnings per share -- assuming
      dilution.......................       35.2       34.5
                                       =========  =========

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The preceding unaudited pro forma amounts reflect the results of operations for Metals USA, the Founding Companies and the other acquisitions completed through March 31, 1998, assuming the transactions were completed on January 1, 1997. Additionally, the amounts shown in the table reflect (a) the reduction in certain related party rental and lease expenses which has been agreed to prospectively; (b) the reduction in salaries, bonuses and benefits to the owners of the acquired companies which they have agreed to prospectively and the reversal of the non-cash compensation charge related to the issuance of common stock to management of and consultants to Metals USA in 1997, partially offset by a charge for recurring salary expenses of management; (c) the amortization of goodwill recorded as a result of the acquisition of the companies acquired over a forty-year estimated life plus additional depreciation expense due to the allocation of a portion of the excess purchase price to property and equipment;
(d) the assumed reductions in interest expense due to the refinancing of the outstanding indebtedness in conjunction with the acquisition of the companies acquired, offset by an assumed increase in interest expense incurred in connection with financing the acquisitions; (e) the pre-acquisition results of operations for subsidiares of affiliates of the Founding Companies which were acquired by the Founding Companies prior to the related acquisition by Metals USA, as if those previous acquisitions were completed as of January 1, 1997; (f) a charge eliminating the gains recorded as historical LIFO adjustments to cost of sales as a result of the restatement of base year LIFO costs to the appropriate replacement costs as if the acquisitions occured on January 1, 1997;
(g) certain other nonrecurring expenses with respect to the companies acquired, such as expenses associated with compensation plans which were terminated in conjunction with the acquisitions of their repective companies; (h) the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Notes and the Credit Facility, net of the repayment of outstanding indebtedness of the Company and (i) the incremental provision for federal and state income taxes for all entities being combined.

6.  SUPPLEMENTAL INFORMATION

  SUPPLEMENTAL CASH FLOW INFORMATION

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                       --------------------
                                         1998       1997
                                       ---------  ---------
Supplemental cash flow information:
  Cash paid for interests............  $     2.6  $      .4
  Cash paid for income taxes.........        2.8         .2
Non-cash investing and financing
activities:
  Purchase of businesses for stock...       38.6     --

  COMPENSATION CHARGE

     During the three months ended March 31, 1997, the Company sold an aggregate of 309,500 shares of common stock to management and consultants to the Company for $0.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $2.8 representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined.

7.  COMMITMENTS AND CONTINGENCIES

     Subsidiaries of the Company are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. The Company believes the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                       METALS USA, INC. AND SUBSIDIARIES
 CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

8.  SUBSEQUENT EVENTS

     On March 23, 1998, the Company announced that it agreed to make an offer for all of the issued and outstanding common shares of Ideal Metal Inc. ("Ideal") at a cash price of CAN$5.25 per share. Another company made a competing offer and on April 28, 1998, the Company received the agreed compensatory fee of U.S. $1.7 (CAN$2.5) as a result of the competing offer.

     Subsequent to March 31, 1998, the Company acquired the following metal processing companies: Industrial Metals, Inc. ("Industrial"), Sierra Pacific Steel, Inc. ("Sierra") and Fullerton Industries, Inc. ("Fullerton"). These acquisitions will be accounted for using the "purchase" method of accounting. The aggregate consideration paid by the Company to acquire these companies was approximately $16.5 in cash and 984,702 shares of common stock (excluding assumed indebtedness of approximately $12.0).

     On April 20, 1998, the Company filed a shelf registration statement with the Securities and Exchange Commission under cover of Form S-1 (the "Shelf Registration Statement") relating to the issuance of up to 10,000,000 shares of common stock to be issued in connection with future acquisitions. The Shelf Registration Statement was declared effective on April 22, 1998.

     On May 4, 1998, the Company and Krohn Steel Service Center, Inc. ("Krohn Steel") announced the signing of a definitive agreement for the acquisition of Krohn Steel. This acquisition will be accounted for as a "pooling-of-interests;" however, the closing of the transaction is contingent upon the receipt of the necessary approvals from the Federal Trade Commission. The Company will not restate any of its historical financial statements with respect to this acquisition until such time as the necessary approvals are obtained.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Texas Aluminum Industries, Inc.:

We have audited the accompanying combined balance sheets of Texas Aluminum Industries, Inc., and the affiliated Cornerstone Companies (collectively, the "Companies"), as of June 30, 1995 and December 31, 1996, and the related combined statements of income, stockholders' equity and members' equity and cash flows for the years ended June 30, 1994 and 1995 and December 31, 1996 and for the period from January 1, 1997 through July 10, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Texas Aluminum Industries, Inc. and the affiliated Cornerstone Companies as of June 30, 1995 and December 31, 1996, and the results of their combined operations and their combined cash flows for the years ended June 30, 1994 and 1995 and December 31, 1996 and for the period from January 1, 1997 through July 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                            COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                        JUNE 30,     DECEMBER 31,
                                          1995           1996
                                        --------     -------------
               ASSETS
Current assets:
     Cash............................   $    359        $   156
     Accounts and notes receivable,
      net of allowance of
       $519 and $677.................      3,432          4,221
     Accounts and notes receivable
      from affiliates................        993             81
     Inventories.....................      8,193         10,878
     Prepaid expenses................         47             38
     Deferred income taxes...........        591            754
                                        --------     -------------
          Total current assets.......     13,615         16,128

Property and equipment, net..........      3,712          4,058
Notes receivable from affiliates.....      --               465
Other assets.........................        715            576
Goodwill.............................        690            822
                                        --------     -------------
               Total assets..........   $ 18,732        $22,049
                                        ========     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of notes
      payable........................   $    593        $   683
     Current portion of notes payable
      and capital lease obligations
      to affiliates..................         54             77
     Accounts payable................      3,882          5,540
     Income taxes payable............        269            396
     Accrued liabilities.............      1,416          1,158
                                        --------     -------------
          Total current
             liabilities.............      6,214          7,854

Notes payable, less current
  portion............................      7,879          6,004
Notes payable and capital lease
  obligations payable to affiliates,
  less current portion...............        368          1,419
Deferred income taxes................        249            163
Other long-term liabilities..........         41            274
                                        --------     -------------
               Total liabilities.....     14,751         15,714
                                        --------     -------------
Commitments and contingencies
Stockholders' equity:
     Preferred stock.................        379            369
     Common stock....................      1,517          1,501
     Members' equity.................      --                 1
     Additional paid-in capital......        198            188
     Retained earnings...............      2,199          4,560
          Less: treasury stock, at
             cost....................       (312)          (284)
                                        --------     -------------
          Total stockholders'
             equity..................      3,981          6,335
                                        --------     -------------
               Total liabilities and
                  stockholders'
                  equity.............   $ 18,732        $22,049
                                        ========     =============

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                         COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED JUNE 30,     YEAR ENDED          PERIOD FROM
                                       --------------------   DECEMBER 31,       JANUARY 1, 1997
                                         1994       1995          1996        THROUGH JULY 10, 1997
                                       ---------  ---------   ------------    ---------------------
Net sales............................  $  26,105  $  34,706     $ 40,651             $25,271
Costs and expenses:
     Cost of sales...................     17,991     23,893       27,146              16,553
     Operating and delivery..........      5,621      5,863        6,386               3,232
     Selling, general and
       administrative................      1,654      2,810        3,539               4,079
     Depreciation and amortization...        346        517          568                 409
                                       ---------  ---------   ------------    ---------------------
Operating income.....................        493      1,623        3,012                 998
Other (income) expense:
     Interest expense................        444        837          682                 592
     Other income....................       (169)      (143)          (8)               (102)
                                       ---------  ---------   ------------    ---------------------
Income before income taxes...........        218        929        2,338                 508
Provision for income taxes...........         93        277          456                 207
                                       ---------  ---------   ------------    ---------------------
Net income...........................  $     125  $     652     $  1,882             $   301
                                       =========  =========   ============    =====================

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
        COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND MEMBERS' EQUITY
         (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                          COMMON STOCK
                                       -------------------   CORNERSTONE   MEMBERS'   PREFERRED    PAID-IN    RETAINED    TREASURY
                                       CLASS A    CLASS B      COMMON       EQUITY      STOCK      CAPITAL    EARNINGS      STOCK
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, June 30, 1994...............    $363      $1,165       $--          $--         $393        $210      $ 1,547      $(315)
    Purchase of 2,142 shares of Class
      B common stock at $16 per
      share..........................    --         --          --           --         --           --          --           (34)
    Purchase of 97 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --           (10)
    Cancellation of treasury stock...    --           (21)      --           --           (14)        (12)       --            47
    Issuance of Cornerstone Metals
      Corporation common stock.......    --         --              5        --         --           --          --         --
    Issuance of Cornerstone Building
      Products, Inc. common stock....    --         --              5        --         --           --          --         --
    Net income.......................    --         --          --           --         --           --            652      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, June 30, 1995...............     363       1,144          10        --           379         198        2,199       (312)
    Purchase of 249 shares of Class B
      common stock at $16 per
      share..........................    --         --          --           --         --           --          --            (4)
    Purchase of 37 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --            (4)
    Issuance of Cornerstone Patio
      Concepts L.L.C. members'
      equity.........................    --         --          --              1       --           --          --         --
    Cancellation of treasury stock...    --           (16)      --           --           (10)        (10)       --            36
    Adjustment to conform fiscal year
      ends...........................    --         --          --           --         --           --            579      --
    Distributions to stockholders....    --         --          --           --         --           --           (100)     --
    Net income.......................    --         --          --           --         --           --          1,882      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, December 31, 1996...........     363       1,128          10           1         369         188        4,560       (284)
    Issuance of Cornerstone Aluminum
      Company, Inc. common stock.....    --         --              5        --         --           --          --         --
    Purchase of 30 shares of
      preferred stock at $100 per
      share..........................    --         --          --           --         --           --          --            (3)
    Distributions to stockholders....    --         --          --           --         --           --         (3,400)     --
    Net income.......................    --         --          --           --         --           --            301      --
                                       --------   --------   -----------   --------   ----------   --------   ---------   ---------
Balance, July 10, 1997...............    $363      $1,128       $  15        $  1        $369        $188      $ 1,461      $(287)
                                       ========   ========   ===========   ========   ==========   ========   =========   =========

                                         TOTAL
                                       ---------
Balance, June 30, 1994...............  $   3,363
    Purchase of 2,142 shares of Class
      B common stock at $16 per
      share..........................        (34)
    Purchase of 97 shares of
      preferred stock at $100 per
      share..........................        (10)
    Cancellation of treasury stock...     --
    Issuance of Cornerstone Metals
      Corporation common stock.......          5
    Issuance of Cornerstone Building
      Products, Inc. common stock....          5
    Net income.......................        652
                                       ---------
Balance, June 30, 1995...............      3,981
    Purchase of 249 shares of Class B
      common stock at $16 per
      share..........................         (4)
    Purchase of 37 shares of
      preferred stock at $100 per
      share..........................         (4)
    Issuance of Cornerstone Patio
      Concepts L.L.C. members'
      equity.........................          1
    Cancellation of treasury stock...     --
    Adjustment to conform fiscal year
      ends...........................        579
    Distributions to stockholders....       (100)
    Net income.......................      1,882
                                       ---------
Balance, December 31, 1996...........      6,335
    Issuance of Cornerstone Aluminum
      Company, Inc. common stock.....          5
    Purchase of 30 shares of
      preferred stock at $100 per
      share..........................         (3)
    Distributions to stockholders....     (3,400)
    Net income.......................        301
                                       ---------
Balance, July 10, 1997...............  $   3,238
                                       =========

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                            YEAR ENDED         YEAR ENDED
                                             JUNE 30,         DECEMBER 31,         PERIOD FROM
                                       --------------------   ------------       JANUARY 1, 1997
                                         1994       1995          1996        THROUGH JULY 10, 1997
                                       ---------  ---------   ------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     125  $     652     $  1,882             $   301
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Adjustment to conform fiscal year
      ends...........................     --         --              579            --
    Provision for bad debts..........        456        501          718                 (98)
    Depreciation and amortization....        346        517          763                 409
    (Gain) loss on sale of property
      and equipment..................        (11)        11         (266)                (18)
    Deferred income taxes............        (95)      (111)        (249)                (83)
    Changes in operating assets and
      liabilities, net of business
      acquisitions --
      Accounts and notes
         receivable..................     (1,196)      (100)        (783)               (858)
      Accounts and notes receivable
         from affiliates.............        124       (654)        (167)                (30)
      Inventories....................       (341)    (1,166)      (1,970)                204
      Other assets...................        (17)       (82)         (29)                (59)
      Accounts payable...............         39        393        1,476              (1,029)
      Accounts payable to
         affiliates..................         11        161       --                --
      Income taxes payable...........        (18)       171          127                 100
      Accrued liabilities............        373        309         (269)                 98
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) operating
           activities................       (204)       602        1,812              (1,063)
                                       ---------  ---------   ------------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets.......        104         71          611                  25
  Purchases of property..............       (438)      (606)        (739)               (247)
  Collections on notes receivable....        129        109          445                  11
  Purchase of businesses, net of
    acquired cash....................     --         (2,500)        (150)             (1,300)
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) investing
           activities................       (205)    (2,926)         167              (1,511)
                                       ---------  ---------   ------------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on notes payable........      2,566      2,518       --                --
  Principal payments on notes payable
    and capital leases...............     (1,745)      (322)        (746)               (308)
  Borrowings on revolving credit
    facility.........................      5,498      1,403        3,692              10,491
  Payments on revolving credit
    facility.........................     (6,005)    (1,299)      (5,160)             (4,725)
  Payments made to former ESOP
    members..........................        (92)       (63)         (89)                (90)
  Borrowings on notes payable to
    affiliates.......................     --            650        1,020               2,450
  Principal payments on notes payable
    to affiliates....................     --           (452)        (800)                (12)
  Issuance of common stock and
    members' equity..................     --             10            1                   5
  Distribution to stockholders.......     --         --             (100)             (3,400)
                                       ---------  ---------   ------------          --------
         Net cash provided by (used
           in) financing
           activities................        222      2,445       (2,182)              4,411
                                       ---------  ---------   ------------          --------
NET INCREASE (DECREASE) IN CASH......       (187)       121         (203)              1,837
CASH, BEGINNING OF PERIOD............        425        238          359                 156
                                       ---------  ---------   ------------          --------
CASH, END OF PERIOD..................  $     238  $     359     $    156             $ 1,993
                                       =========  =========   ============          ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
  Interest...........................  $     441  $     526     $    699             $   523
  Income taxes.......................        207        217          584                 107
Non-cash investing and financing
  activities:
  Purchase of assets through
    assumption of debt...............  $  --      $      19     $    820             $ 1,734
  Purchase of treasury stock through
    assumption of debt...............        102         35           32                   3
  Sale of assets by issuing note
    receivable.......................     --         --              330            --
  Sale of assets by issuing note
    receivable, affiliate............     --         --           --                     300

    The accompanying notes are an integral part of these combined financial statements.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Texas Aluminum Industries, Inc. ("Texas Aluminum"), a Texas corporation, Cornerstone Metals Corporation ("CMC"), a Nevada Corporation, Cornerstone Building Products, Inc. ("CBP"), a Nevada corporation, Cornerstone Patio Concepts, L.L.C. ("CPC"), a Nevada limited liability corporation and Cornerstone Aluminum Company, Inc. ("CAC"), an Arizona Corporation, from the date of acquisition (see BUSINESS COMBINATIONS). CMC, CBP, CPC and CAC are collectively referred to herein as "Cornerstone". Texas Aluminum and Cornerstone are under common control and ownership and are presented herein on a combined basis. Texas Aluminum and Cornerstone are collectively referred to as "Texas Aluminum/Cornerstone." Texas Aluminum/Cornerstone produces and distributes aluminum and steel building products consisting of windows, doors, insulated wall panels, canopies and awnings. These products are used by commercial and residential contractors in the construction of sun rooms, solariums, walkways, canopies and coverings, aluminum support structures, as well as for facia coverings for retail buildings. Texas Aluminum/Cornerstone's products are produced in five manufacturing plants. The products are marketed and sold to contractors, architects and wholesale distributors through 36 sales and distribution outlets across the United States, primarily concentrated in the Sunbelt.

     Texas Aluminum has historically reported on a June 30 fiscal year end, whereas Cornerstone has historically reported on a December 31 year end. For purposes of combined presentation, Texas Aluminum began reporting on a calendar year end basis effective January 1, 1996. Cornerstone began operations on April 1, 1995 as further discussed below. Accordingly, the year ended June 30, 1994 includes the operations of Texas Aluminum, the year ended June 30, 1995 includes the operations of Texas Aluminum for the twelve months ended June 30, 1995 combined with the operations of Cornerstone for the nine months ended December 31, 1995, and the year ended December 31, 1996 includes Texas Aluminum and Cornerstone for the twelve months ended December 31, 1996. The net sales and net income of Texas Aluminum for the period from July 1, 1995 through December 31, 1995 were $15,547 and $579, respectively. The net sales and net income of Cornerstone for the period from July 1, 1995 through December 31, 1995 were $3,671 and $165, respectively. The net income of Texas Aluminum for this transition period is included in the accompanying statements of stockholders' equity as an adjustment to retained earnings in order to conform the fiscal years of these combined companies.

     Intercompany transactions and ending balances among Texas Aluminum, CMC, CBP, CPC and CAC have been eliminated except for certain transactions and balances for the year ended June 30, 1995 which could not be eliminated due to the combining of year ends (See Note 12).

     Texas Aluminum/Cornerstone and its stockholders entered into a merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Texas Aluminum/Cornerstone's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock, (see
Note 13).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     BUSINESS COMBINATIONS

     CMC, CBP and CAC are S Corporations, as defined by the Internal Revenue Code, and were acquired April 1, 1995. Accordingly, the financial statements for 1995 include the nine-month period from the date of acquisition through December 31, 1995. CPC, a Limited Liability Corporation, was acquired in August,

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1996. The aggregate consideration paid for CMC and CBP was $2,500 in cash and $828 in notes payable to the seller. The consideration paid for CPC was $150 in cash and $415 in notes payable to the seller. The accompanying combined balance sheet as of December 31, 1996, includes allocations of the respective purchase prices which resulted in goodwill recognized of $887.

     The following summarizes the assets acquired and liabilities assumed.

                                        JUNE 30,       DECEMBER 31,
                                          1995             1996
                                        ---------      -------------
Fair value of assets acquired, net of
  cash acquired......................    $  2,615         $   607
Goodwill and other intangibles.......         713             174
Liabilities assumed..................      --                (216)
Notes issued to sellers..............        (828)           (415)
                                        ---------      -------------
Cash paid, net of cash acquired......    $  2,500         $   150
                                        =========      =============

     The results of operations for CPC are included in the combined income statement from the date of acquisition.

     The following presents the unaudited results of operations for Texas Aluminum/Cornerstone for the years ended June 30, 1995 and December 31, 1996, as if CPC had been acquired as of April 1, 1995, the effective date Cornerstone began operations.

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Unaudited pro forma sales............   $ 36,503        $ 42,041
Unaudited pro forma income before
  income taxes.......................        734           1,957

     In February 1997, the owners of Cornerstone, through a newly formed corporation, Cornerstone Aluminum Company, Inc. ("CAC"), acquired the business and assets of Amalgamated Building Components, Inc. CAC paid $1,300 in cash and issued $1,734 in notes payable to the former owner. CAC is headquartered in Tucson, Arizona with three additional locations in the western and southwestern United States.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method for Texas Aluminum and the first-in, first-out ("FIFO") method for Cornerstone.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The carrying amount of notes receivable approximates fair value at the applicable balance sheet dates. The fair value of such notes receivable was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of the notes payable is estimated based on interest rates for the same or similar debt offered to Texas Aluminum/Cornerstone having the same or similar remaining maturities and collateral requirements. The carrying amounts of notes payable approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Texas Aluminum/Cornerstone to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Texas Aluminum/Cornerstone places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts and notes receivable are within the home improvement and general construction industry. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Texas Aluminum/Cornerstone periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Texas Aluminum accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, and different inventory capitalization methods. Valuation allowances are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Cornerstone, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the stockholders separately account for Cornerstone's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Cornerstone's S Corporation income tax election remains in effect, Cornerstone may, from time to time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Cornerstone's items of income, deductions, losses, and credits which have been allocated to them for reporting on their individual income tax returns.

     GOODWILL AND OTHER INTANGIBLES

     Goodwill represents the excess of the consideration paid over the fair market value of assets acquired and is being amortized on the straight-line method over 40 years. Other intangibles include covenants not to

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

compete, trademarks, patents and consulting agreements, which are being amortized over their respective lives ranging from 5-15 years. Accumulated amortization totaled $23 and $65 as of June 30, 1995 and December 31, 1996, respectively.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Texas Aluminum/Cornerstone adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                     ESTIMATED       JUNE 30,     DECEMBER 31,
                                    USEFUL LIVES       1995           1996
                                   --------------    --------     ------------
Land.............................                    $    423       $    410
Buildings and improvements.......   5 - 30 years        1,645          1,835
Machinery and equipment..........   7 - 10 years        6,102          6,162
Automobiles and trucks...........   3 - 10 years          643            643
                                                     --------     ------------
                                                        8,813          9,050
Less: accumulated depreciation...                      (5,101)        (4,992)
                                                     --------     ------------
     Total.......................                    $  3,712       $  4,058
                                                     ========     ============

3.  SUMMARY OF LONG-TERM FINANCING ARRANGEMENTS

     Notes payable to non-affiliates consist of the following:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Revolving credit facility with
  interest at prime plus .25%
  maturing on October 29, 1998,
  secured by inventory, trade
  accounts and notes receivable, and
  equipment and personally guaranteed
  by stockholders....................   $  3,128      $  2,753
Revolving credit facility with
  interest at prime plus .5%,
  maturing on May 15, 1998, secured
  by inventory, trade accounts and
  notes receivable and equipment, and
  personally guaranteed by
  stockholders.......................      1,405           311
Term loan payable to a bank in
  quarterly installments of $63 plus
  monthly payments of interest at
  7.86%, due October 29, 1998,
  secured by inventory, trade
  accounts and notes receivable, and
  equipment and personally guaranteed
  by stockholders....................      2,175         1,800
Term loan payable to a bank in
  monthly installments of $17 plus
  monthly payments of interest at
  prime plus .5%, due June 30, 2000,
  secured by inventory, trade
  accounts and notes receivable and
  equipment, and personally
  guaranteed by stockholders.........        900           700

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Note payable to individuals in
  monthly installments of $13
  including interest, maturing on
  July 1, 1998, at which time the
  note can be extended 20 months at
  prime plus 2%......................        795           701
Note payable to individual in annual
  installments of $100 plus accrued
  interest at 8%, beginning August 5,
  1997 and maturing on August 5,
  2000, unsecured....................      --              314
Note payable to individuals in annual
  installments of $25 including
  interest, beginning August 5, 1997
  and maturing on August 5, 2000,
  unsecured..........................      --              100
Other long-term debt.................         69             8
                                        --------    ------------
                                           8,472         6,687
Less: current portion................       (593)         (683)
                                        --------    ------------
                                        $  7,879      $  6,004
                                        ========    ============

     The maximum credit available under the Texas Aluminum revolving credit facility was increased from $4,000 to $7,000 in February 1997 and the due dates of the revolver and the term loan were extended to October 29, 1998. The maximum credit available under the Cornerstone revolving credit facility was increased from $2,000 to $3,000 in February 1997 and the due dates of the revolver and the term loan were extended to May 15, 1998 and June 30, 2000, respectively. The terms of the loan agreements, which provide the revolvers and the term loans to Texas Aluminum/Cornerstone, include certain restrictive covenants of which Texas Aluminum/Cornerstone was in compliance as of December 31, 1996. The prime rate of interest at June 30, 1995 and December 31, 1996 were 9% and 8.25%, respectively.

     Notes payable and capital lease obligations to affiliates consists of the following:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Notes payable to former employee
  stock ownership plan and trust
  members payable in annual
  installments including interest at
  7% and 9%, through October 1999,
  secured by treasury stock (See Note
  7).................................   $    172      $     90
Capital lease obligation to an
  affiliated company with monthly
  installments payable through
  December 2011 (See Note 12)........      --              806
Note payable to an affiliated company
  in monthly installments of interest
  only at 8%, maturing on July 31,
  2000, unsecured....................        100        --
Notes payable to stockholders,
  accruing interest at prime, due at
  various dates from October 1998
  through February 2002, unsecured...        150           250
Note payable to an affiliated
  corporation in monthly installments
  of interest only at 8.5%, paid in
  the first quarter 1997,
  unsecured..........................      --              350
                                        --------    ------------
                                             422         1,496
Less: current portion................        (54)          (77)
                                        --------    ------------
                                        $    368      $  1,419
                                        ========    ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Texas Aluminum/Cornerstone's long-term notes payable and capital lease obligations are subject to mandatory redemption as follows:

                                                          AFFILIATES
             YEAR ENDING          NON-         --------------------------------
            DECEMBER 31,       AFFILIATES      NOTES PAYABLE      CAPITAL LEASE
            -------------      -----------     --------------     -------------
  1997.......................    $     683        $     49           $    96
  1998.......................        5,541             191                96
  1999.......................          325             100                96
  2000.......................          138         --                     96
  2001.......................      --                  350                96
  Thereafter.................      --              --                    960
                               -----------     --------------     -------------
                                 $   6,687        $    690             1,440
                               ===========     ==============
Less: amounts representing
interest.....................                                           (634)
                                                                  -------------
Present value of capital
  lease obligations..........                                        $   806
                                                                  =============

4.  INVENTORIES

     Inventories consist of the following:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Aluminum coil and roll-formed
aluminum.............................   $  2,325        $  3,430
Aluminum extrusions..................      2,246           3,163
Steel coil and roll-formed steel.....        242             358
Miscellaneous purchased and
manufactured goods...................      3,380           3,927
                                        --------      ------------
                                        $  8,193        $ 10,878
                                        ========      ============

     The replacement cost of Texas Aluminum's inventory exceeds the historical cost of the inventory, computed using the LIFO method of valuation, as reported in the accompanying financial statements. If the FIFO method had been used for all inventories, their carrying value would have been $11,818, $14,314 and $14,847 at June 30, 1995, December 31, 1996 and July 10, 1997 respectively. Additionally, net income would have been $286, $1,219, $1,837 and $301 for the years ended June 30, 1994 and 1995, December 31, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

5.  DETAIL OF ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Accrued salaries and benefits........   $    683        $    425
Accrued ad valorem and sales taxes...        337             447
Other................................        396             286
                                        --------      ------------
                                        $  1,416        $  1,158
                                        ========      ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                     YEAR ENDED
                                       --------------------------------------
                                              JUNE 30,                                 PERIOD FROM
                                       ----------------------    DECEMBER 31,        JANUARY 1, 1997
                                          1994        1995           1996         THROUGH JULY 10, 1997
                                       ----------  ----------    ------------     ---------------------
Federal:
     Current.........................  $      165  $      338      $    578             $     250
     Deferred........................         (84)        (99)         (196)                  (72)
                                       ----------  ----------    ------------     ---------------------
                                               81         239           382                   178
                                       ----------  ----------    ------------     ---------------------
State:
     Current.........................          23          50           107                    40
     Deferred........................         (11)        (12)          (33)                  (11)
                                       ----------  ----------    ------------     ---------------------
                                               12          38            74                    29
                                       ----------  ----------    ------------     ---------------------
          Total provision............  $       93  $      277      $    456             $     207
                                       ==========  ==========    ============     =====================

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                                    YEAR ENDED
                                       -------------------------------------
                                              JUNE 30,                               PERIOD FROM
                                       ----------------------   DECEMBER 31,       JANUARY 1, 1997
                                          1994        1995          1996        THROUGH JULY 10, 1997
                                       ----------  ----------   ------------    ---------------------
Federal income tax at statutory
  rates..............................  $       76  $      325     $    818            $     148
State income taxes, net of Federal
  benefit............................          12          38           74                   19
Effect of S Corporation income.......          --         (89)        (454)                  --
Nondeductible expenses (mainly meals
  and entertainment).................           5           3           18                   40
                                       ----------  ----------   ------------    ---------------------
                                       $       93  $      277     $    456            $     207
                                       ==========  ==========   ============    =====================

     The significant items giving rise to the deferred tax assets and (liabilities) as of June 30, 1995 and December 31, 1996 are as follows:

                                        JUNE 30,    DECEMBER 31,
                                          1995          1996
                                        --------    ------------
Deferred tax assets --
     Allowance for doubtful
       accounts......................   $    199      $    220
     UNICAP inventory................        380           402
     Other accrued expenses..........         82           197
                                        --------    ------------
          Total deferred tax
             assets..................        661           819
                                        --------    ------------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................       (249)         (163)
     Other...........................        (70)          (65)
                                        --------    ------------
          Total deferred income tax
             liabilities.............       (319)         (228)
                                        --------    ------------
          Net deferred tax assets....   $    342      $    591
                                        ========    ============

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  COMPANY STOCK

     Texas Aluminum has three classes of stock which include Class A voting common stock, Class B non-voting common stock and cumulative, participating preferred stock. The cumulative, participating preferred stock includes a conversion right which can be exercised by the holder in the event of the sale or transfer of more than fifty percent of the common stock or assets of the corporation or the consolidation, merger or other reorganization or similar transfer of a majority of the corporation's assets or common stock. The conversion option allows the holder to convert a preferred share into two shares of Class A voting common stock.

     Texas Aluminum and Cornerstone's capital structure consists of:

                                        JUNE 30,      DECEMBER 31,
                                          1995            1996
                                        --------      ------------
Texas Aluminum:
     Preferred stock, cumulative and
       participating, authorized
       100,000 shares, $100 par
       value; 3,790 and 3,693 shares
       issued and outstanding........   $    379        $    369
     Common stock Class A voting,
       authorized 5,000,000 shares,
       no par value; 159,570 shares
       issued and outstanding........        363             363
     Common stock Class B non-voting,
       authorized 5,000,000 shares,
       $10 par value; 114,441 and
       112,827 shares issued and
       outstanding...................      1,144           1,128
     Treasury stock, 15,326 and
       13,961 shares of Class B
       common stock, respectively,
       and 667 and 608 shares of
       preferred stock shares,
       respectively..................       (312)           (284)
Cornerstone:
     CMC common stock, authorized
       1,000 shares, no par value;
       1,000 shares issued and
       outstanding...................          5               5
     CBP common stock, authorized
       1,000 shares, no par value;
       1,000 shares issued and
       outstanding...................          5               5
     CPC members' equity.............         --               1

     Treasury stock transactions are a result of employees exercising their put options on shares awarded through the employee stock ownership plan. Texas Aluminum cancels treasury stock and the corresponding Class B common stock or preferred stock when the related note payable is fully paid (See Note 8).

8.  EMPLOYEE BENEFIT PLANS

  401(K) DEFERRED PROFIT SHARING PLAN AND TRUST

     Texas Aluminum adopted a 401(k) salary deferral/savings plan effective July 1, 1989, for the benefit of all its employees. Employees electing to participate in the plan may contribute up to 15% of annual compensation, limited to the maximum amount that can be deducted for income tax purposes each year.

     Texas Aluminum, at its discretion, has the option to match the employee's contribution each plan year. Texas Aluminum elected to make contributions of $24, $23 and $22 for the years ended June 30, 1994 and 1995 and December 31, 1996, respectively. For the period from January 1, 1997 through July 10, 1997, Texas Aluminum has accrued $20 for their contribution to the plan.

  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     Texas Aluminum had an employee stock ownership plan and trust. Under the provisions of this plan, Texas Aluminum made annual contributions to the plan which were invested in stock and other qualifying

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

securities of Texas Aluminum for the benefit of Texas Aluminum's employees.
 Effective July 1, 1989, the ESOP was frozen. As a result, all participants' accounts became fully vested on that date.

     Under the provisions of the plan, employees received a put option which required Texas Aluminum to purchase their shares at fair market value. Additionally, Texas Aluminum had the right of first refusal for any shares sold by the employee. The plan provided for Texas Aluminum purchases of employee shares to be paid in cash and with the issuance of a note payable.

     In January 1997, Texas Aluminum terminated the plan and gave its employees the option to receive a cash distribution, roll their account balances into an IRA account, or have the account distributed in Texas Aluminum stock. A stockholder and an affiliated entity purchased the shares of Texas Aluminum's common and preferred stock which were tendered by the Company's employees upon termination of the ESOP plan.

     Texas Aluminum's practice has generally been to purchase shares from employees at $16 per share for the Class B non-voting common stock and $100 per share for the cumulative, participating preferred stock. The distribution under the termination is based on these prices. Management believes that these prices approximate fair value and has obtained valuations from independent appraisers to assist them in their determination. In March 1997, Gene C. Elkins, a shareholder of Texas Aluminum, purchased the shares tendered by employees who opted for a cash distribution. The remaining employees received shares of Texas Aluminum stock. The put options were terminated upon the execution of these transactions.

9.  COMMITMENTS

  OPERATING LEASE AGREEMENTS

     Texas Aluminum/Cornerstone is obligated under certain long-term non-cancelable lease agreements for office space, warehouse space and equipment as summarized below:

             YEAR ENDING
            DECEMBER 31,
            -------------
1997.................................  $   1,706
1998.................................      1,358
1999.................................      1,044
2000.................................        480
2001 and thereafter..................        322
                                       ---------
                                       $   4,910
                                       =========

     Texas Aluminum/Cornerstone paid approximately $1,300, $1,700, $1,700 and $985 in rent expense during the years ended June 30, 1994 and 1995 and December 31, 1996 and the period from January 1, 1997 through July 10, 1997, respectively, under operating leases. Certain of these leases are with affiliated individuals and companies (see Note 12).

10.  DIVESTITURE OF A RETAIL DIVISION

     On June 30, 1993, Texas Aluminum divested its retail division under a licensing agreement, whereby the Company transferred certain assets and existing sales in exchange for $100 and the licensing agreement. The license grants the licensee the right to sell certain proprietary products under the name of Air Vent and/or Air Vent Awning Company. In accordance with the agreement, Texas Aluminum is entitled to receive monthly license fees of $9 beginning on August 1, 1993, and continuing for a five-year period. These fees are included in other income in the accompanying statements of income.

     Under the terms of the agreement, the licensee has agreed to purchase the merchandise used to market and install the products exclusively from Texas Aluminum. During the term of the agreement, Texas Aluminum has agreed not to compete with the licensee in the retail market in the state of Texas.

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     As part of the license agreement, Texas Aluminum granted an option for the sale of the stock of Air Vent Awning Company for a purchase price of $100. This option has a one year term and is extendable up to four successive one-year terms. Consideration for these options is $5 per quarter which shall be applied towards the purchase price.

11.  LICENSING AGREEMENT

     Texas Aluminum entered into a licensing agreement in July 1992, whereby it is required to pay licensing fees to a third party on the sale of certain products. Texas Aluminum has capitalized $94 in costs incurred in connection with obtaining the licensing agreement which are being amortized over the life of the agreement. The unamortized balance of capitalized licensing costs was $78 and $66 as of June 30, 1995 and December 31, 1996, respectively. Total licensing fees paid for the years ended June 30, 1994 and 1995, December 31, 1996 and for the period from January 1, 1997 through July 10, 1997 were $36, $43, $64 and $35, respectively.

12.  RELATED-PARTY TRANSACTIONS

     Texas Aluminum/Cornerstone has various transactions with affiliated individuals and companies as follows:

     FACILITY AND EQUIPMENT LEASES

     Texas Aluminum/Cornerstone leases certain facilities and equipment from affiliated individuals and companies. Lease payments made to these affiliated individuals and companies during the years ended June 30, 1994 and 1995 and December 31, 1996 and the period from January 1, 1997 through July 10, 1997 were $306, $541, $697 and $510, respectively.

     In June 1996, Texas Aluminum sold certain equipment with a net book value of $143 to an affiliated company. This equipment is being leased to Cornerstone for $48 per year through December 2011. Also in June 1996, Cornerstone sold certain equipment with a net book value of $120 to the same affiliated company. This equipment is being leased to Texas Aluminum for $48 per year through December 2011. These leases are being accounted for as capital leases. In November 1996, Texas Aluminum sold certain machinery and equipment to this affiliated company resulting in a gain of $242. Texas Aluminum is leasing this machinery from the affiliated company for $72 per year through December 2001. The resulting gain has been deferred and will be recognized over the term of the lease.

     NOTES RECEIVABLE

     Texas Aluminum/Cornerstone has unsecured notes receivable from an affiliated corporation of $546 as of December 31, 1996, which is included in accounts and notes receivable from affiliates. This note accrues interest at 8% and is due June 1, 2001.

     Texas Aluminum/Cornerstone believes the related party transactions are on terms no more or less favorable than what could have been obtained from third parties.

     INTERCOMPANY ELIMINATIONS

     The balance sheet as of June 30, 1995 and the statement of income for the year ended June 30, 1995, include certain intercompany balances and transactions between Texas Aluminum and Cornerstone which have not been eliminated due to the conforming of year ends, as follows:

Affiliated receivables...............  $     993
Affiliated management fee expense....  $      60

                 TEXAS ALUMINUM INDUSTRIES, INC. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

13.  SUBSEQUENT EVENTS

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securities of Texas Aluminum/Cornerstone, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     During July 1997, subsequent to the merger, $16,059 of Texas
Aluminum/Cornerstone's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interstate Steel Supply Co. and Affiliates

We have audited the accompanying combined balance sheets of Interstate Steel Supply Co. and Affiliates (collectively, the "Companies") as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and partners' capital and cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Interstate Steel Supply Co. and Affiliates as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 3, 1998

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                            COMBINED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      83  $     168
     Accounts receivable -- trade,
      less allowance of $225 and
      $300...........................      7,864      6,821
     Inventories.....................      8,755     11,403
     Prepaid expenses and other
      current assets.................         69        191
                                       ---------  ---------
          Total current assets.......     16,771     18,583
Property and equipment, net..........      3,447      3,325
Other assets.........................        987      1,116
                                       ---------  ---------
          Total assets...............  $  21,205  $  23,024
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   1,401  $   1,866
     Accrued liabilities.............        941      1,051
     Lines of credit.................     11,100     10,100
     Current portion of long-term
      debt...........................         93         94
                                       ---------  ---------
          Total current
            liabilities..............     13,535     13,111
Long-term debt.......................        817        723
                                       ---------  ---------
          Total liabilities..........     14,352     13,834
                                       ---------  ---------
Stockholders' equity:
     Common stock; 200,000 shares,
      $1.00 par value authorized,
      35,500 issued and
      outstanding....................         36         36
     Common stock; 2,000 shares, no
      par value authorized, 2,000
      issued and outstanding.........          2          2
     Additional paid-in capital......         72         72
     Retained earnings...............      6,739      9,072
     Partners' capital...............      1,502      1,506
     Treasury stock..................     (1,498)    (1,498)
                                       ---------  ---------
          Total stockholders'
            equity...................      6,853      9,190
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  21,205  $  23,024
                                       =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                         COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                          YEARS ENDED DECEMBER 31,            PERIOD FROM
                                       -------------------------------      JANUARY 1, 1997
                                         1994       1995       1996      THROUGH JULY 10, 1997
                                       ---------  ---------  ---------   ---------------------
Net sales............................  $  49,299  $  61,375  $  66,806          $38,201
Costs and expenses:
     Cost of sales...................     37,283     44,868     47,902           28,103
     Operating and delivery..........      6,197      7,916      8,243            4,844
     Selling, general and
       administrative expenses.......      4,187      5,279      5,391            2,856
     Depreciation and amortization...        483        561        550              192
                                       ---------  ---------  ---------   ---------------------
     Operating income................      1,149      2,751      4,720            2,206
Other (income) expense:
     Interest expense, net...........        792        908        936              467
     Other, net......................         (1)         1         10         --
                                       ---------  ---------  ---------   ---------------------
Income before income taxes...........        358      1,842      3,774            1,739
Provision for income taxes...........     --         --         --             --
                                       ---------  ---------  ---------   ---------------------
Net income...........................  $     358  $   1,842  $   3,774          $ 1,739
                                       =========  =========  =========   =====================

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             AND PARTNERS' CAPITAL
                           (IN THOUSANDS OF DOLLARS)

                                              COMMON STOCK
                                           ------------------    ADDITIONAL
                                           $1 PAR     NO PAR       PAID-IN      RETAINED     TREASURY     PARTNERS'
                                            VALUE      VALUE       CAPITAL      EARNINGS       STOCK      CAPITAL     TOTAL
                                           -------    -------    -----------    ---------    ---------    --------    ------
January 1, 1994.........................    $  36      $   2        $  72        $ 5,688      $(1,498)     $1,116     $5,416
Dividends and distributions.............     --         --          --              (228)       --            (80)      (308)
Net income..............................     --         --          --               239        --            119        358
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1994..............       36          2           72          5,699       (1,498)      1,155      5,466
Dividends and distributions.............     --         --          --              (705)       --          --          (705)
Contributions...........................     --         --          --             --           --            250        250
Net income..............................     --         --          --             1,745        --             97      1,842
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1995..............       36          2           72          6,739       (1,498)      1,502      6,853
Dividends and distributions.............     --         --          --            (1,437)       --          --        (1,437)
Net income..............................     --         --          --             3,770        --              4      3,774
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, December 31, 1996..............       36          2           72          9,072       (1,498)      1,506      9,190
Dividends and distributions.............     --         --          --            (7,893)       --         (1,660)    (9,553)
Net income..............................     --         --          --             1,585        --            154      1,739
                                           -------    -------    -----------    ---------    ---------    --------    ------
Balance, July 10, 1997..................    $  36      $   2        $  72        $ 2,764      $(1,498)     $--        $1,376
                                           =======    =======    ===========    =========    =========    ========    ======

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                             YEARS ENDED DECEMBER 31,            PERIOD FROM
                                          -------------------------------      JANUARY 1, 1997
                                            1994       1995       1996      THROUGH JULY 10, 1997
                                          ---------  ---------  ---------   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income..........................  $     358  $   1,842  $   3,774          $ 1,739
    Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
         Depreciation and
           amortization.................        483        561        550              192
         Loss (gain) on sale of
           assets.......................          2         10     --             --
         Changes in operating assets and
           liabilities:
             Accounts receivable, net...       (695)      (768)     1,041           (4,511)
             Inventories................     (1,272)    (1,315)    (2,648)             824
             Prepaid expenses and other
               assets...................        112          6       (121)            (563)
             Accounts payable and
               accrued liabilities......         (3)       158        575            2,965
             Other assets...............       (119)      (178)      (129)            (109)
                                          ---------  ---------  ---------         --------
             Net cash provided by (used
               in) operating
               activities...............     (1,134)       316      3,042              537
                                          ---------  ---------  ---------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
      equipment.........................       (571)      (533)      (428)            (252)
    Proceeds from sales of property and
      equipment.........................         10          6     --             --
    Other, net..........................         11     --         --             --
                                          ---------  ---------  ---------         --------
             Net cash used in investing
               activities...............       (550)      (527)      (428)            (252)
                                          ---------  ---------  ---------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) on
      line-of-credit....................      1,225        750     (1,000)           7,350
    Principal payments on long-term
      obligations.......................       (239)      (259)       (93)            (161)
    Proceeds from issuance of long-term
      obligations.......................        900     --         --             --
    Distributions to shareholders and
      partners..........................       (308)      (564)    (1,436)          (6,710)
    Capital contributions...............     --            250     --             --
                                          ---------  ---------  ---------         --------
             Net cash provided by (used
               in) financing
               activities...............      1,578        177     (2,529)             479
                                          ---------  ---------  ---------         --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (106)       (34)        85              764
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................        223        117         83              168
                                          ---------  ---------  ---------         --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................  $     117  $      83  $     168          $   932
                                          =========  =========  =========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest..............  $     847  $     964  $     930          $   500
    Reduction in notes
      receivable -- shareholders and
      partners..........................     --            140     --             --
    Distribution of Warehouse Real
      Estate Associates' net assets to
      partners..........................     --         --         --                1,660
    Distribution of life insurance cash
      surrender value to shareholders...     --         --         --                1,183

    The accompanying notes are an integral part of these combined financial statements.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Interstate Steel Supply Company and Affiliates ("Interstate") is comprised of the following companies under common control and ownership; Interstate Steel Supply Company (a Pennsylvania Subchapter "S" corporation) and its affiliates, Interstate Steel Supply Company of Pittsburgh (a Pennsylvania Subchapter "S" corporation), Interstate Steel Processing Company
(a Pennsylvania Subchapter "S" corporation), Interstate Steel Supply Company of Maryland (a Maryland Subchapter "S" corporation) and Warehouse Real Estate Associates (a Pennsylvania partnership). All intercompany transactions and balances have been eliminated in the accompanying combined financial statements.

     Interstate is a carbon structural steel service center with operations in Baltimore, MD, Philadelphia and Pittsburgh, PA. Interstate services customers primarily in the Northeast and Midatlantic regions of United States, ranging from Virginia to Maine and west through Eastern Ohio. Interstate supplies structural steel for steel buildings, bridges, shopping malls, shipbuilding, railroad switch and gear manufacturers and electric power generating plants. Approximately one-half of net sales include value-added processing services such as saw cutting, shearing, flame cutting, cambering and tee-splitting.

     Interstate (exclusive of Warehouse Real Estate Associates, see Note 8) and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Interstate's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock (See Note 8).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation for buildings and equipment are based upon the estimated useful lives of the various classes of assets, using the straight-line and the declining balance method, respectively. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease using the straight-line method.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The fair value of the line-of-credit facilities and long-term debt are estimated based on interest rates for the same or similar debt offered to Interstate having the same or similar remaining maturities and collateral requirements. The carrying amounts of the line-of-credit facility and long-term debt approximates their fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Interstate to concentrations of credit risk, consist principally of cash deposits and, trade account and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Northeast and Midatlantic United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Interstate periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Interstate elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Interstate's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Interstate's S Corporation income tax election remains in effect, Interstate may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Interstate's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns. Taxes on partnership income accrue to the partners and, accordingly, are not reflected in the financial statements.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Interstate adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  INVENTORIES

     Interstate utilizes the LIFO method of inventory accounting. If the first-in first-out, ("FIFO") method had been used for all inventories, their carrying value would have been $11,466, $13,487 and $11,453 at December 31, 1995 and 1996, and July 10, 1997, respectively. Additionally, net income would have been $1,030, $2,475, $3,146 and $1,816 for the years ended December 31, 1994,
1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively. During the years ended December 31, 1994 and 1996, Interstate recorded favorable adjustments to cost of goods sold of approximately $90 and $627, respectively. The adjustments were due to the lower costs associated with the reduced quantities (for certain items) that prevailed in prior periods compared to the cost prevailing in 1994 and 1996.

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1995       1996
                                        ------------   ---------  ---------
Land.................................        --        $     488  $     488
Buildings............................       40 years       3,694      3,725
Machinery and equipment..............     5-25 years       2,539      2,753
Automobiles and trucks...............      3-7 years       1,034      1,105
Office equipment and furniture.......     3-10 years         678        739
Leasehold improvements...............     3-10 years         333        333
                                                       ---------  ---------
                                                           8,766      9,143
Less: accumulated depreciation and
  amortization.......................                     (5,319)    (5,818)
                                                       ---------  ---------
                                                       $   3,447  $   3,325
                                                       =========  =========

4.  LINE-OF-CREDIT

     Interstate has unsecured $14,500 demand line-of-credit facilities with two banks. The line-of-credit facilities bear interest at rates between 6.75% and 8.25% at December 31, 1996. The line-of-credit agreements require Interstate to meet and maintain certain nonfinancial covenants, including the maintenance of life insurance policies on the sole stockholder of Interstate Steel Supply Company in the amount of $3,000, with Interstate Steel Supply Company as the designated beneficiary.

5.  LONG-TERM DEBT

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Note payable to bank, interest at
  prime plus 0.25% (8.50% at
  December 31, 1996), payable in
  monthly installments of $6
  (plus interest); matures in 2006;
  secured by certain buildings and
  equipment..........................  $     769  $     694
Note payable to PIDC, interest at
  7.0%, payable in installments of
  $2; matures in 2006................        141        123
                                       ---------  ---------
                                             910        817
Less: current maturities.............        (93)       (94)
                                       ---------  ---------
                                       $     817  $     723
                                       =========  =========

     Long-term debt consists of notes payable issued by Warehouse Real Estate Associates to purchase premises and equipment and to make improvements at the facilities leased to the two operating companies; the buildings and equipment are collateral. At December 31, 1996, future principal payments of long-term debt are as follows:

1997.................................  $      94
1998.................................         95
1999.................................         97
2000.................................         98
2001.................................        100
Thereafter...........................        333
                                       ---------
                                       $     817
                                       =========

                   INTERSTATE STEEL SUPPLY CO. AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  EMPLOYEE BENEFIT PLANS

     Interstate maintains profit-sharing plans which provide for voluntary Company contributions at the discretion of the Board of Directors of up to 15% of the salaries of eligible employees. Contributions of $260, $405, $472 and $257 have been charged to operations for the years ended December 31, 1994, 1995 and 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

7.  MAJOR CUSTOMERS AND SUPPLIERS

     During 1996, Interstate had two customers, each of which accounted for approximately 10% of net sales. Interstate did not have any major customers that accounted for more than 10% of net sales in 1995 or 1994.

     Interstate primarily acquires structural and plate steel, its most significant inventory, from three suppliers. Those suppliers made up 19%, 17%, and 10%, respectively, in purchases for the fiscal year ending December 31, 1996. The same suppliers accounted for 10%, 13.5%, and 20%, respectively, in total steel purchased for the year ended December 31, 1995.

8.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Interstate, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Prior to the merger, Interstate made a cash distribution of approximately $5,250 which represented Interstate's estimated S Corporation accumulated adjustment account. Had these distributions been made at December 31, 1996 or June 30, 1997, the effect on Interstate's balance sheet would have been to increase liabilities by $5,250, and decrease stockholder's equity by $5,250. Interstate funded this distribution by using its existing credit facilities.

     As described in Note 1, Warehouse Real Estate Associates will not be a party to the merger. Following the sale of equipment described below, approximately $1,800 of property and equipment, debt of $817 and other obligations of approximately $133 which are included in the combined balance sheet at December 31, 1996 will remain with Warehouse Real Estate Associates. Concurrent with the merger, Interstate entered into agreements with Warehouse Real Estate Associates to purchase certain equipment from Warehouse Real Estate Associates in exchange for an existing note receivable, having a carrying value of $530 at December 31, 1996. The value of the equipment approximates the value of the note. Additionally, an affiliate of Interstate entered into a 10 year lease with Warehouse Real Estate Associates with respect to certain real property where Interstate conducts its operations for an annual lease payment of $233. This annual lease amount will remain in effect for five years. At the end of year five the annual rental will be redetermined. An affiliate of Interstate has agreed to purchase the real estate at the end of year ten for the then appraised fair market value of such property.

     Prior to the merger, Interstate Steel Supply Company dividended a life insurance policy to its sole stockholder, which had a book value at June 30, 1997 of approximately $1,183.

     During July 1997, subsequent to the merger, $16,613 of Interstate's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Queensboro Steel Corporation:

We have audited the statement of income, stockholders' equity, and cash flows of Queensboro Steel Corporation (the "Company") for the period from January 1,
1997 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, Queensboro Steel Corporation's results of operations and its cash flows for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Queensboro Steel Corporation
Wilmington, North Carolina

     We have audited the accompanying balance sheets of Queensboro Steel Corporation as of
December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Queensboro Steel Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

Wilmington, North Carolina
February 25, 1997, except for Note 11 as to
                which the date is April 18, 1997
                and Note 12 as to which
                the date is July 11, 1997

                          QUEENSBORO STEEL CORPORATION
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $       5  $       5
     Accounts receivable:
          Trade, less allowance of
            $20 and $20..............     10,249      8,390
          Other......................        108        173
     Inventories.....................      6,217      8,574
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts..........        406        971
     Prepaid expenses and other
      current assets.................        184        165
                                       ---------  ---------
          Total current assets.......     17,169     18,278
Property and equipment, net..........      3,085      4,638
Other assets.........................        281        307
                                       ---------  ---------
          Total assets...............  $  20,535  $  23,223
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   2,857  $   3,007
     Accrued liabilities.............        517        625
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........        228        842
     Current portion of long-term
      debt...........................         10     --
                                       ---------  ---------
          Total current
            liabilities..............      3,612      4,474
Long-term debt.......................      8,884      8,551
Deferred compensation................        359        410
                                       ---------  ---------
          Total liabilities..........     12,855     13,435
                                       ---------  ---------
Stockholders' equity:
     Capital stock, 200,000 shares
      authorized:
       Class A voting, $10 par value,
        18,666 shares issued and
        outstanding..................        187        187
       Class B non-voting, $10 par
        value, 78,666 shares issued
        and outstanding..............        787        787
     Additional paid-in capital......        870        870
     Retained earnings...............      5,758      7,944
     Unrealized gain on securities...         78     --
                                       ---------  ---------
          Total stockholders'
            equity...................      7,680      9,788
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  20,535  $  23,223
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                                            PERIOD FROM
                                          YEARS ENDED DECEMBER 31,        JANUARY 1, 1997
                                       -------------------------------        THROUGH
                                         1994       1995       1996        JULY 10, 1997
                                       ---------  ---------  ---------    ---------------
Net sales............................  $  50,795  $  60,322  $  54,996        $32,976
Costs and expenses:
     Cost of sales...................     37,996     45,945     38,912         24,368
     Operating and delivery..........      7,408      8,080      8,355          4,971
     Selling, general and
       administrative expenses.......      3,656      3,839      3,870          2,286
     Depreciation and amortization...        369        362        405            246
                                       ---------  ---------  ---------    ---------------
     Operating income................      1,366      2,096      3,454          1,105
Other (income) expense:
     Interest expense................        465        612        587            411
     Other income....................        (63)       (67)       (77)           (14)
                                       ---------  ---------  ---------    ---------------
Net income...........................  $     964  $   1,551  $   2,944        $   708
                                       =========  =========  =========    ===============

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                                                            UNREALIZED
                                            COMMON STOCK        ADDITIONAL                    GAIN ON          TOTAL
                                        --------------------      PAID-IN      RETAINED     INVESTMENT     STOCKHOLDERS'
                                        CLASS A     CLASS B       CAPITAL      EARNINGS     SECURITIES        EQUITY
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1993...........    $  187      $  787        $ 870        $ 4,290       $--             $ 6,134
     Net income......................     --          --           --               964        --                 964
     Dividends.......................     --          --           --              (138)       --                (138)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1994...........       187         787          870          5,116        --               6,960
     Net income......................     --          --           --             1,551        --               1,551
     Dividends.......................     --          --           --              (909)       --                (909)
     Investment securities received
       from insurance cooperative....     --          --           --             --               78              78
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1995...........       187         787          870          5,758            78           7,680
     Net income......................     --          --           --             2,944        --               2,944
     Dividends.......................     --          --           --              (758)       --                (758)
     Donation of investment
       securities received from
       insurance cooperative.........     --          --           --             --              (78)            (78)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, December 31, 1996...........       187         787          870          7,944        --               9,788
     Net income......................     --          --           --               708        --                 708
     Dividends.......................     --          --           --            (7,116)       --              (7,116)
                                        --------    --------    -----------    ---------    -----------    -------------
Balance, July 10, 1997...............    $  187      $  787        $ 870        $ 1,536       $--             $ 3,380
                                        ========    ========    ===========    =========    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                           PERIOD FROM
                                          YEARS ENDED DECEMBER 31,       JANUARY 1, 1997
                                       -------------------------------       THROUGH
                                         1994       1995       1996       JULY 10, 1997
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     964  $   1,551  $   2,944      $     708
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization....        369        362        405            246
    Loss (gain) on sale of assets....         (1)         2          4        --
    Increase in deferred
      compensation...................         54         40         51             28
    Changes in operating assets and
      liabilities:
      Accounts receivable, net.......     (1,225)    (2,930)     1,702             22
      Inventories....................     (2,241)     1,552     (2,358)          (927)
      Prepaid expenses and other
         assets......................        (69)       (63)        99            (45)
      Accounts payable and accrued
         liabilities.................        925       (173)       258            337
      Billings related to cost and
         estimated earnings on
         uncompleted contracts.......        721        212         49           (659)
      Other operating activity.......     --         --         --                (14)
                                       ---------  ---------  ---------   ---------------
         Net cash provided by (used
           in) operating
           activities................       (503)       553      3,154           (304)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and
      equipment......................       (896)    (1,519)    (1,962)          (304)
    Proceeds from sales of property
      and equipment..................          2         16          7             51
    Other, net.......................         (7)        (1)         2            --
                                       ---------  ---------  ---------   ---------------
         Net cash used in investing
           activities................       (901)    (1,504)    (1,953)          (253)
                                       ---------  ---------  ---------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on revolving
      line-of-credit.................    (61,087)   (40,844)   (43,543)       (59,165)
    Borrowings on revolving
      line-of-credit.................     62,755     42,829     40,210         65,884
    Borrowings on long-term debt.....     --         --          3,000           --
    Financing costs..................     --         --           (100)          --
    Net Advances (to) from
      Affiliates.....................     --         --         --                173
    Principal payments on long-term
      debt...........................       (125)      (125)       (10)          --
    Dividends paid...................       (138)      (909)      (758)        (6,334)
                                       ---------  ---------  ---------   ---------------
         Net cash provided by (used
           in) financing
           activities................      1,405        951     (1,201)           558
                                       ---------  ---------  ---------   ---------------
NET INCREASE IN CASH.................          1     --         --                  1
CASH BEGINNING OF PERIOD.............          4          5          5              5
                                       ---------  ---------  ---------   ---------------
CASH END OF PERIOD...................  $       5  $       5  $       5      $       6
                                       =========  =========  =========   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest...........  $     466  $     601  $     559      $     409
SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
    Investment securities received
      (donated)......................  $  --      $     (78) $      78      $    --
    Note received in settlement of an
      account receivable.............     --         --            156           --
    Distribution of property and
      equipment to shareholders......     --         --         --                782

   The accompanying notes are an integral part of these financial statements.

                          QUEENSBORO STEEL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Queensboro Steel Corporation ("Queensboro") is a heavy carbon steel service center and structural fabricator with operations in Wilmington and Greensboro, North Carolina and Norfolk, Virginia. Queensboro markets its products primarily in the Southeast region of the United States. Sales consist principally of beams, angles, channels, sheet, plate, bar, tubing and fabricated steel for buildings. Value-added processing includes shearing, bending, drilling, tee-splitting, rolling, cambering, burning and coil processing. Queensboro's diversified customer base includes shipbuilding, transportation, building construction, pulp and paper mills, chemical, public utility, farm equipment, crane manufacturing, plant maintenance and other industries.

     Queensboro and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Queensboro's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock (see Note 11).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     RECLASSIFICATIONS

     Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform to the 1996 presentation. These reclassifications have no effect on previously reported net income or stockholders' equity.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     LONG-TERM CONTRACTS

     Sales are recorded at the time products and materials are shipped or as services are provided. Income from fabrication contracts are recognized by applying estimated percentages-of-completion to the total estimated profit for the respective contracts, commencing at the time the contracts are at least one-tenth complete. The percentage-of-completion is determined by relating the actual cost of work performed through year end to the total estimated cost of the respective contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

provisions, and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined. Contract costs include direct materials, direct labor and related overhead.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Queensboro having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximates fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Queensboro to concentrations of credit risk, consist principally of trade account receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Southeast region of the United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Queensboro periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Queensboro, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Queensboro's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Queensboro's S Corporation income tax election remains in effect, Queensboro may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Queensboro's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Queensboro adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  TRADE RECEIVABLES

     Trade receivables consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Steel service center:
     Trade receivables...............  $   4,686  $   4,016
Fabrication division:
     Contract receivables:
          Contracts in progress......      4,325      2,656
          Completed contracts........        324        732
          Retained...................        914        986
                                       ---------  ---------
                                       $  10,249  $   8,390
                                       =========  =========

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  INVENTORIES

     Inventories of the steel service center consist primarily of unprocessed steel and are carried at the lower of cost or market using the last-in, first-out (LIFO) method. Inventories of the fabrication division ($340 and $366 at December 31, 1995 and 1996, respectively) approximate the lower of cost or market using the first-in, first-out (FIFO) method. If the FIFO cost method of inventory valuation had been used for all inventories at December 31, 1995 and 1996 and July 10, 1997, inventories would have been $8,086, $9,776 and $10,671 and net income for the years ended December 31, 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, would have been $1,324, $1,882, $2,279 and $676, respectively.

4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                         ESTIMATED     --------------------
                                        USEFUL LIVES     1995       1996
                                        ------------   ---------  ---------
Land.................................        --        $     120  $     120
Buildings............................       40 years       2,315      3,608
Machinery and equipment..............     5-12 years       3,639      5,266
Automobiles, trucks and trailers.....     3- 5 years         800        872
Construction in progress.............        --            1,227     --
                                                       ---------  ---------
                                                           8,101      9,866
Less: accumulated depreciation.......                     (5,016)    (5,228)
                                                       ---------  ---------
                                                       $   3,085  $   4,638
                                                       =========  =========

5.  CONTRACTS IN PROCESS

     Information with respect to contracts in process is as follows:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on uncompleted
  contracts..........................  $  21,397  $  17,550
Estimated earnings...................      1,962      2,934
                                       ---------  ---------
                                          23,359     20,484
Less: billings to date...............     23,181     20,355
                                       ---------  ---------
                                       $     178  $     129
                                       =========  =========
Included in accompanying balance
  sheets under the following
  captions:
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........  $     406  $     971
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........       (228)      (842)
                                       ---------  ---------
                                       $     178  $     129
                                       =========  =========

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  LONG-TERM DEBT

     Long-term obligations consist of the following:

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Revolving line-of-credit, interest at
  prime plus 0.125%, interest payable
  monthly, principal and unpaid
  interest due June 30, 1998; secured
  by accounts receivable and
  inventory..........................  $   8,884  $   5,551
Industrial revenue bonds.............     --          3,000
Industrial revenue bond, interest at
  65% of commercial prime borrowing
  rates ranging from 6.5% to 11%,
  payable in monthly installments of
  $10 (plus interest); matured in
  January 1996.......................         10     --
                                       ---------  ---------
                                           8,894      8,551
Less: current maturities.............        (10)    --
                                       ---------  ---------
                                       $   8,884  $   8,551
                                       =========  =========

     REVOLVING LINE-OF-CREDIT

     Queensboro has a $10,000 committed revolving line-of-credit facility with a bank whereby Queensboro may borrow the lesser of (i) $10,000 or (ii) 80% of eligible accounts receivable plus 60% of inventories. The agreement provides, among other things, for restrictions on additional borrowings, capital expenditures, investing, and the payment of dividends. The agreement also requires the maintenance of certain working capital and debt-to-equity ratios, minimum net worth, and furnishing periodic financial statements.

     Additionally, Queensboro's cash accounts are tied directly to the revolving line-of-credit such that the line is increased automatically when checks presented to the bank for payment exceed the funds available in Queensboro's bank accounts. At December 31, 1995 and 1996, outstanding checks approximating $1,507 and $604, respectively, have been classified as long-term debt on the balance sheet.

     INDUSTRIAL REVENUE BONDS

     Queensboro secured financing for the construction and equipping of its current steel processing facility located in Greensboro, North Carolina with industrial revenue bonds. These industrial revenue bonds were issued by Guilford County Industrial Facilities and Pollution Control Financing Authority and the proceeds loaned to Queensboro on identical terms. As required by the terms of the bond agreement, Queensboro has provided an irrevocable bank letter-of-credit for up to $3,043 as security for the industrial revenue bonds, which expires May 15, 1997. The future maturities of the industrial revenue bonds have been classified in accordance with established sinking fund requirements in anticipation that the letter-of-credit will be renewed at the expiration date.

     Queensboro has the option to have interest determined on a weekly, flexible or fixed rate basis. The bonds were issued and have remained on a weekly rate basis. The rate at December 31, 1996 was 4.45%. Interest is payable in arrears on May 1, and November 1. Beginning May 1, 1998, the bond sinking fund requirements will be payable in annual installments of $300 through May 1, 2008, except for 1998, 2002 and 2006, for which years the installments will be $200. Additional conditional mandatory redemption features exist for such items as taxability of the bonds and expiration of the letter-of-credit agreement. Optional prepayment features also exist.

     This letter of credit agreement, as amended, contains various covenant requirements similar to those of the revolving line-of-credit described above and is collateralized by accounts receivable, inventory and equipment.

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The prime rate at December 31, 1996, was 8.25%.

     At December 31, 1996, future principal payments of long-term debt are as follows:

1997.................................  $  --
1998.................................      5,751
1999.................................        300
2000.................................        300
2001.................................        300
Thereafter...........................      1,900
                                       ---------
                                       $   8,551
                                       =========

7.  EMPLOYEE BENEFIT PLANS

     Queensboro participates in a multi-employer 401(k) profit-sharing plan with a related corporation, which covers all employees at least twenty-one years of age who have completed at least 1,000 hours of service in a twelve-month period subsequent to employment. The Plan allows for employee contributions through salary reduction of up to 15% of total compensation. The employer will match these contributions at rate of 25%, up to 4% of the employees' total compensation. Employer matching contributions were $37, $39, $40 and $20 for 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively. The discretionary profit-sharing contributions were $50, $65, $25 and $15 in 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

8.  DEFERRED COMPENSATION AND LIFE INSURANCE

     In connection with a deferred compensation plan between Queensboro and certain key employees, provision has been made for the future compensation which is payable upon their death or retirement. At December 31, 1995 and 1996, $242 and $239, respectively, has been accrued under these contracts.

     The deferred compensation is to be paid to the individuals or their beneficiaries over a period of ten years commencing with the first business day of the calendar month following the month of retirement or death.

     The employment agreements with the employees mentioned in the preceding paragraphs also provide that death benefits totaling $335 at December 31, 1996, will be paid to their beneficiaries in the event these employees should die while they are employees of Queensboro. Queensboro is the owner and beneficiary of life insurance policies with a total face value of $853 on these employees. In the event that a death benefit related to the employees mentioned above should become payable, such benefit shall be in lieu of all deferred compensation.

     Queensboro also entered into a salary continuation agreement during 1992 which provides 50% salary continuation payments for up to ten years to the wife of an officer upon death of that officer. The liability accrued for these payments is $117 and $171 at December 31, 1995 and 1996, respectively.

9.  LEASE COMMITMENTS

     Queensboro has leased facilities and equipment under non-cancelable long-term agreements, which have initial or remaining non-cancelable terms in excess of one year as of December 31, 1996. Total rent expense related to such leases aggregated $499, $417, and $417 and $221 for the years ended December 31, 1994, 1995, 1996 and for the period from January 1, 1997 through July 10, 1997, respectively.

     The future minimum rental commitments at December 31, 1996, under the leases described above are due in future years as follows: 1997--$280; 1998--$93.

10.  RELATED PARTY TRANSACTIONS

     At December 31, 1995 and 1996, Queensboro had a receivable from a corporation related through common ownership of $32 and $34, respectively. Queensboro provides certain administrative services to

                          QUEENSBORO STEEL CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

the affiliated corporation, for which it billed $274 in 1994, $370 in 1995, $344 in 1996 and $186 for the period from January 1, 1997 through July 10, 1997.

     Queensboro leases fabrication shop facilities from an affiliated partnership under operating lease terms (see Note 9). Lease expense was $137 in 1994, 1995, 1996 and $73 for the period from January 1, 1997 through July 10, 1997.

11.  SUBSEQUENT EVENT

     On April 4, 1997, Queensboro further amended its bank line-of-credit agreement (see Note 6) to extend the termination date to June 30, 1998. The debt is classified as noncurrent as a result of this extension.

     Queensboro made a cash distribution on April 11, 1997, of approximately $5,040 which represents Queensboro's estimated S corporation accumulated adjustment account. To affect this transaction, Queensboro also entered into a ninety-day, $3,000 bank loan collateralized by the accounts receivable and inventory and personal guarantees of certain shareholders. Had these transactions been made at December 31, 1996, the effect on Queensboro's balance sheet would have been to increase liabilities by $5,040 and decrease stockholders' equity by $5,040. These transactions caused covenant violations with respect to the debt disclosed in Note 6. On April 18, 1997, the bank waived these covenants through July 11, 1997. Queensboro expects, on or before July 11, 1997, the above mentioned merger will have been consummated or the guarantors will satisfy the $3,000 debt.

12.  OTHER TRANSACTIONS

     On July 11, 1997, Metals USA, purchased all of the issued and outstanding equity securities of Queensboro, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Queensboro dividended its Wilmington facility to its stockholders concurrently with the Merger. An affiliate of Queensboro entered into a long-term lease for the facility which calls for monthly lease payments of $40. At December 31, 1996 the carrying value of the facility was approximately $601. Additionally, immediately prior to the Merger, Queensboro transferred the salary continuation agreement described in the last paragraph of Note 8 to an entity that is not a party to the Merger.

     During July 1997, subsequent to the merger, $12,612 of Queensboro's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Affiliated Metals Company

We have audited the accompanying statements of operations, stockholders' equity and cash flows of Affiliated Metals Company (the "Company") for the period from September 1, 1996 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, Affiliated Metals Company's results of operations and its cash flows for the period from September 1, 1996 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  Affiliated Metals Company

     We have audited the accompanying balance sheet of Affiliated Metals Company as of August 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the fifty-two weeks then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affiliated Metals Company at August 31, 1996 and the results of its operations and its cash flows for the fifty-two weeks then ended in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

St. Louis, Missouri
October 4, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Affiliated Metals Company
Granite City, Illinois

     We have audited the accompanying balance sheet of Affiliated Metals Company as of September 2, 1995 and the related statements of operations, stockholder's equity and cash flows for the fifty-two weeks ended September 3, 1994 and September 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affiliated Metals Company as of September 2, 1995 and the results of its operations and its cash flows for the fifty-two weeks ended September 3, 1994 and September 2, 1995 in conformity with generally accepted accounting principles.

                                                         RUBIN, BROWN, GORNSTEIN
& CO. L.L.P.

St. Louis, Missouri
October 19, 1995

                           AFFILIATED METALS COMPANY
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        SEPTEMBER 2,    AUGUST 31,
                                            1995           1996
                                        ------------    ----------
               ASSETS
Current assets:
     Cash............................     $      2       $     10
     Accounts receivable, less
       allowances for doubtful
       accounts
       of $30 at September 2, 1995
       and August 31, 1996...........        7,013          7,074
     Inventories.....................        6,810         10,658
     Prepaid expenses and other
       current assets................          125            130
                                        ------------    ----------
          Total current assets.......       13,950         17,872
Property and equipment, net..........        2,699          7,940
Other assets.........................          705            649
                                        ------------    ----------
          Total assets...............     $ 17,354       $ 26,461
                                        ============    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Bank overdraft..................     $     23       $    143
     Accounts payable................        5,860          7,154
     Accrued liabilities.............          494            529
     Current portion of long-term
       debt..........................          407         10,358
                                        ------------    ----------
          Total current
             liabilities.............        6,784         18,184
Long-term debt.......................        8,018          4,337
Deferred income taxes................          622            599
Redeemable preferred stock, $119.048
  par value; 1,680 shares authorized;
  840 and 600 shares issued and
  outstanding
  at September 2, 1995 and August 31,
  1996, respectively.................          100             71
Common stock purchase warrant........       --             --
Stockholders' equity:
     Common stock, $0.01 par value;
       100,000 authorized;
       6,000 shares issued and
       outstanding...................       --             --
     Additional paid-in capital......           50             50
     Retained earnings...............        1,780          3,220
                                        ------------    ----------
          Total stockholders'
             equity..................        1,830          3,270
                                        ------------    ----------
               Total liabilities and
                  stockholders'
                  equity.............     $ 17,354       $ 26,461
                                        ============    ==========

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                            STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,    SEPTEMBER 2,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------
Net sales............................     $ 63,046        $ 78,976       $ 81,002            $88,932
Costs and expenses:
     Cost of sales...................       54,600          68,481         67,924             75,992
     Operating and delivery
       expenses......................        4,316           5,060          5,871              8,200
     Selling, general and
       administrative expenses.......        2,352           2,803          3,431              2,633
     Depreciation and amortization...          304             313            300                521
                                        ------------    ------------    ----------    ---------------------
Operating income.....................        1,474           2,319          3,476              1,586
Other expense:
     Interest expense................          735           1,058          1,011              1,415
     Other, net......................           37              22             38                166
                                        ------------    ------------    ----------    ---------------------
Income before income taxes...........          702           1,239          2,427                  5
Provision for income taxes...........          297             497            979                 18
                                        ------------    ------------    ----------    ---------------------
Net income (loss)....................     $    405        $    742       $  1,448            $   (13)
                                        ============    ============    ==========    =====================

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                          COMMON STOCK      ADDITIONAL                      TOTAL
                                        ----------------      PAID-IN      RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT      CAPITAL      EARNINGS        EQUITY
                                        ------    ------    -----------    ---------    -------------
Balance, August 31, 1993.............    6,000    $ --         $  50        $   665        $   715
     Dividends paid, redeemable
       preferred.....................     --        --         --               (21)           (21)
     Net income......................     --        --         --               405            405
                                        ------    ------         ---       ---------    -------------
Balance, September 3, 1994...........    6,000      --            50          1,049          1,099
     Dividends paid, redeemable
       preferred.....................     --        --         --               (11)           (11)
     Net income......................     --        --         --               742            742
                                        ------    ------         ---       ---------    -------------
Balance, September 2, 1995...........    6,000      --            50          1,780          1,830
     Dividends paid, redeemable
       preferred.....................     --        --         --                (8)            (8)
     Net income......................     --        --         --             1,448          1,448
                                        ------    ------         ---       ---------    -------------
Balance, August 31, 1996.............    6,000      --            50          3,220          3,270
     Dividends paid, redeemable
       preferred.....................     --        --         --                (4)            (4)
     Net loss........................     --        --         --               (13)           (13)
                                        ------    ------         ---       ---------    -------------
Balance, July 10, 1997...............    6,000    $ --         $  50        $ 3,203        $ 3,253
                                        ======    ======         ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                   FIFTY-TWO WEEKS ENDED
                                        --------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,     SEPTEMBER 2,     AUGUST 31,      SEPTEMBER 1, 1996
                                            1994             1995            1996       THROUGH JULY 10, 1997
                                        -------------    -------------    ----------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $   405          $   742        $  1,448            $   (13)
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
      Depreciation and
         amortization................          304              313             300                521
      Loss on sale of assets.........            3           --                  10                 90
      Deferred tax provision
         (benefit)...................          (20)             (45)             (1)               (25)
      Changes in operating assets and
         liabilities:
           Accounts receivable,
             net.....................         (890)          (2,020)            (61)            (4,627)
           Inventories...............         (190)              61          (3,848)            (3,389)
           Prepaid expenses and other
             assets..................         (116)              54             (27)               (86)
           Accounts payable..........         (525)           2,786           1,293              1,332
           Accrued liabilities.......          (70)             245              35                 53
           Other.....................           (7)             (22)         --                     29
      Other operating activity.......                                                             (121)
                                        -------------    -------------    ----------          --------
             Net cash provided by
               (used in) operating
               activities............       (1,106)           2,114            (851)            (6,236)
                                        -------------    -------------    ----------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................         (310)            (615)         (5,553)            (1,338)
  Proceeds from sales of property and
    equipment........................            5           --                  58                290
  Other, net.........................          (36)          --              --               --
                                        -------------    -------------    ----------          --------
             Net cash used in
               investing
               activities............         (341)            (615)         (5,495)            (1,048)
                                        -------------    -------------    ----------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) on bank
    overdraft........................          783           (1,259)            120              1,650
  Principal payments on long-term
    debt.............................         (198)            (523)           (668)              (626)
  Proceeds from issuance of long-term
    debt.............................        1,412              325           6,939              6,399
  Purchase of redeemable preferred
    stock............................         (529)             (29)            (29)               (71)
  Dividends paid on redeemable
    preferred stock..................          (21)             (11)             (8)                (4)
                                        -------------    -------------    ----------          --------
             Net cash provided by
               (used in) financing
               activities............        1,447           (1,497)          6,354              7,348
                                        -------------    -------------    ----------          --------
NET INCREASE IN CASH.................       --                    2               8                 64
CASH BEGINNING OF PERIOD.............       --               --                   2                 10
                                        -------------    -------------    ----------          --------
CASH END OF PERIOD...................      $--              $     2        $     10            $    74
                                        =============    =============    ==========          ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest (net of
    amount capitalized of $153 in
    1996)............................      $   784          $ 1,054        $    991            $ 1,311
  Cash paid for income taxes.........          389              370           1,083                104

   The accompanying notes are an integral part of these financial statements.

                           AFFILIATED METALS COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Affiliated Metals Company ("Affiliated") is a high-volume flat rolled steel processor, with operations in Granite City, Illinois and a newly constructed facility in Butler, Indiana. The operating plants are strategically located near primary steel producers. Affiliated purchases wide, coiled hot rolled, cold rolled and galvanized flat rolled steel from primary producers and pickles (hot rolled) and slits coils to narrower widths. Principal customers include; consumer durable goods manufacturers, commercial transportation, appliance, furniture, pallet rack, and automotive industries as well as independent stamping operations. Service areas include Missouri, Kansas, Texas, Oklahoma, Tennessee, Kentucky, Indiana, Mississippi, Alabama, Georgia, Iowa, Illinois and Nebraska.

     Affiliated Metals and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Affiliated Metal's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals common stock (see Note 9).

     The financial statements for the period from September 1, 1996 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     ACCOUNTING PERIOD

     Affiliated's fiscal year is the fifty-two or fifty-three week period ending the Saturday nearest to August 31. The results of operations and cash flows include fifty-two weeks of activity for the periods ended August 31, 1996, September 2, 1995, and September 3, 1994.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method. Raw materials generally represent 80% to 90% of Affiliated's inventories.

     PROPERTY AND EQUIPMENT

     Property and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line and accelerated methods at rates based upon the estimated useful lives of the various classes of assets.

     OTHER ASSETS

     Other assets consists primarily of goodwill, net of accumulated amortization. Goodwill is being amortized over a thirty year period using the straight-line method. Affiliated periodically evaluates the propriety of the carrying amount of goodwill using expected undiscounted cash flows. At September 2, 1995 and August 31, 1996 goodwill, net of accumulated amortization was $622 and $599, respectively.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Affiliated having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Affiliated to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Affiliated places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Affiliated had a credit risk concentration since two customers accounted for approximately 27% of accounts receivable at August 31, 1996. For the fifty-two weeks ended September 3, 1994, three customers accounted for 16.3%, 17.2%, and 11.1% of sales, respectively. For the fifty-two weeks ended September 2, 1995 and August 31, 1996, two of the same three customers accounted for 16.9% and 20.2%, and 14.5% and 14.0% of sales, respectively. For the period from September 1, 1996 through July 10, 1997, three customers accounted for 10.6%, 8.0% and 7.9% of sales, respectively. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Affiliated periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS
121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Affiliated adopted SFAS No. 121 on September 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                     ESTIMATED       SEPTEMBER 2,     AUGUST 31,
                                   USEFUL LIVES          1995            1996
                                   -------------     ------------     ----------
Land............................        --             $     46        $    561
Buildings.......................        39 years         --               2,350
Machinery and equipment.........     10-30 years          2,897           5,407
Automobiles and trucks..........         7 years            151             148
Office equipment and furniture..       5-7 years            299             373
Leasehold improvements..........      7-39 years            105             109
                                                     ------------     ----------
                                                          3,498           8,948
Less: accumulated depreciation
  and amortization..............                           (799)         (1,008)
                                                     ------------     ----------
     Total......................                       $  2,699        $  7,940
                                                     ============     ==========

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        SEPTEMBER 2,     AUGUST 31,
                                            1995            1996
                                        ------------     ----------
Note payable, interest at 8.75%,
  payable in monthly installments of
  $30 (plus interest) commencing
  September 1996; matures August
  2001; secured by certain machinery
  and equipment and personal
  guarantees of common
  stockholders.......................     $ --            $   1,770
Note payable, interest at prime plus
  1.0%, payable in 59 monthly
  installments of $25 (plus
  interest), matures November, 1999;
  secured by accounts receivable,
  inventories, machinery and
  equipment, assignment of life
  insurance proceeds on officers'
  policies, and personal guarantees
  of common stockholders.............        1,250              905
Construction note payable, interest
  at prime plus 1.0%, interest
  payable monthly, principal payment
  due March, 1997; secured by certain
  machinery and equipment, certain
  land, building, and personal
  guarantees of common
  stockholders.......................       --                2,432
Note payable, interest at 9.75%,
  payable in monthly installments of
  $5 (plus interest); secured by
  certain machinery and equipment;
  refinanced in February, 1996.......          244           --
Revolving line-of-credit, interest at
  prime plus 0.5%, interest payable
  monthly, expires August, 1997
  secured by substantially all assets
  of Affiliated, assignment of life
  insurance proceeds on officers'
  policies, and personal guarantees
  of common stockholders.............        6,747            9,421
Notes payable to estate of former
  stockholder, interest at prime plus
  1.0%, payable in monthly
  installments of $2 (plus interest),
  principal payment due March 1999;
  secured by personal guarantees of
  common stockholders................          102               74
Notes payable, interest at rates
  ranging from 7.5% to 10.25%,
  payable in monthly installments
  ranging from $0.3 to $0.8, through
  July, 1999.........................           82               93
                                        ------------     ----------
                                             8,425           14,695
Less: current maturities.............         (407)         (10,358)
                                        ------------     ----------
                                          $  8,018        $   4,337
                                        ============     ==========

     Affiliated has obtained financing agreements from its lender that will convert the construction note to a term loan note payable and a Small Business Administration ("SBA") note payable in amounts up to $1,600 and $1,000, respectively. The new notes will be secured by certain machinery and equipment, certain land and building, and personal guarantees of common stockholders. The term loan note payable will bear interest at a fixed rate based on prime plus 0.5% at closing during the first five years and will adjust after year five and will be payable in monthly installments of principal and interest over a ten-year period from the date of conversion. The SBA note payable will bear interest at a rate yet to be determined and will be payable in monthly installments of principal and interest over a 20-year period from the date of conversion. Because Affiliated had the intent and ability to convert the construction note payable on a long-term basis, the August 31, 1996 classification and future maturities have been presented under the terms of the new agreements. In April 1997, Affiliated entered into an agreement to extend until September 1997 the financing agreements related to the construction note payable.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Affiliated's revolving line of credit provides for borrowings up to $12,000 (limited to a borrowing base defined in the agreement as a percentage of eligible accounts receivable and inventories). The revolving line of credit agreement requires that all cash receipts of Affiliated be deposited directly into a lockbox account and applied against the line of credit. Funds are then drawn from the line of credit as checks are disbursed. Additionally, the agreement requires, among other things, that Affiliated maintain certain minimum ratios, including net income, tangible net worth, leverage, cash flow coverage, and limits on capital expenditures. At August 31, 1996, future principal payments of long-term debt, as adjusted to reflect the financing agreements, are as follows:

1997.................................  $   10,358
1998.................................         928
1999.................................         905
2000.................................         573
2001.................................         538
Thereafter...........................       1,393
                                       ----------
                                       $   14,695
                                       ==========

     In February 1997, Affiliated amended its revolving credit facility, which reduced the interest to prime, increased the available borrowing up to $16,000 and extended the maturity to August 31, 1998.

4.  REDEEMABLE PREFERRED STOCK

     Redeemable preferred stock consists of 1,680 shares of authorized at a par value of $119.048 per share. Shares issued and outstanding at August 31, 1996 and September 2, 1995, were 600 and 840 respectively. The stock is subject to mandatory redemption of 20 shares per month beginning in March 1992 and continuing for 84 months. In both fiscal 1996 and fiscal 1995, 240 shares were redeemed at a price of $119.048 per share. Dividends are calculated cumulatively (but not compounded) on a daily basis at the rate of 1% over prime. Dividends are paid on each redemption date.

5.  COMMON STOCK PURCHASE WARRANT

     In March 1992, in connection with a Securities Purchase Agreement related to the purchase of Affiliated, Affiliated issued one warrant to an investor in consideration for $100. The warrant is exercisable at an exercise price of $.01 per share into 34.4% or 3,146 shares of Affiliated's common stock on a fully diluted basis. The holder of the warrant also may put the warrant or a portion thereof to Affiliated through November 1999, unless it would cause Affiliated to be in default of its debt covenants. The put price is determined by the ownership percentage of the warrants multiplied by the greater of either fair value of Affiliated, a multiple of earnings before income taxes, interest, and depreciation and amortization, and book value, all as defined in the agreement.

     In addition, the agreement provides the holder of the warrant with certain registration rights under the Securities Act of 1933 (the "Securities Act") to cause Affiliated to register the shares of common stock to be received from the exercise of the warrant. The agreement also provides the holder of the warrant with certain "piggyback" registration rights which allow the holder of the warrant to register his common stock in the event Affiliated files a registration statement under the Securities Act.

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     Affiliated has implemented Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"), which provides for a liability approach to accounting for income taxes.

     The provisions for federal and state income taxes are as follows:

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 3,    SEPTEMBER 2,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------
Federal:
     Current.........................     $    260        $    442       $    796            $    37
     Deferred........................          (16)            (37)            (1)               (20)
                                        ------------    ------------    ----------    ---------------------
                                               244             405            795                 17
State:
     Current.........................           57             100            184                 (1)
     Deferred........................           (4)             (8)        --                      2
                                        ------------    ------------    ----------    ---------------------
                                                53              92            184                  1
                                        ------------    ------------    ----------    ---------------------
Total provision......................     $    297        $    497       $    979            $    18
                                        ============    ============    ==========    =====================

     The components of deferred income tax liabilities and assets are as follows:

                                        SEPTEMBER 3,     AUGUST 31,
                                            1995            1996
                                        ------------     ----------
Deferred income tax liabilities:
     Property and equipment..........     $    634        $    666
                                        ------------     ----------
          Total deferred income tax
             liabilities.............          634             666
                                        ------------     ----------
Deferred income tax assets:
     Allowance for doubtful
       accounts......................           12              12
     Other, net......................           44              77
                                        ------------     ----------
          Total deferred income tax
             assets..................           56              89
                                        ------------     ----------
Net deferred tax liabilities.........     $    578        $    577
                                        ============     ==========

     A reconciliation of the difference between the federal statutory tax rates and the effective tax rates as a percentage of net income is as follows:

                                                  FIFTY-TWO WEEKS ENDED
                                        ------------------------------------------         PERIOD FROM
                                        SEPTEMBER 2,    SEPTEMBER 3,    AUGUST 31,      SEPTEMBER 1, 1996
                                            1994            1995           1996       THROUGH JULY 10, 1997
                                        ------------    ------------    ----------    ---------------------
U.S. federal statutory rate..........       34.0%           34.0%          34.0%               35.0%
State income taxes, net of Federal
  tax benefit........................        4.8             4.8            5.0                15.0
Other................................        3.5             1.3            1.3               290.0
                                        ------------    ------------    ----------           ------
                                            42.3%           40.1%          40.3%              340.0%
                                        ============    ============    ==========           ======

                           AFFILIATED METALS COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  EMPLOYEE BENEFIT PLANS

     Affiliated sponsors a qualified contributory profit sharing plan and 401(k) plan. The plan covers substantially all full-time employees who have met certain eligibility requirements. The plan may be amended or terminated at any time by the Board of Directors. Affiliated, although not required to, has provided contributions to the plan during each of the fifty-two weeks ended September 3, 1994,
September 2, 1995, August 31, 1996 and the period from September 1, 1996 through July 10, 1997, of $89, $100, $141 and $114, respectively.

8.  COMMITMENTS AND CONTINGENCIES

  LEASE COMMITMENTS

     Affiliated leases its corporate office and one of its production facilities. The lease expires on May 31, 1998 and calls for a monthly rental payment of $9. The lease also provides for an additional five-year renewal option.

     Rent expense for all operating leases for the fifty-two weeks ended September 3, 1994, September 2, 1995, August 31, 1996 and the period from September 1, 1996 through July 10, 1997 was $126, $125, $128 and $113, respectively.

9.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securities of Affiliated, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     During July 1997, subsequent to the merger, $22,110 of Affiliated's debt was repaid with advances from Metals USA.

     In December 1997, Affiliated exercised its five-year renewal option on its lease for the corporate office and one of its production facilities (see
Note 8).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Alloy of America, Inc.

We have audited the accompanying balance sheets of Southern Alloy of America, Inc. (the "Company") as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 1, 1997 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Southern Alloy of America, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 1997 through July 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                        SOUTHERN ALLOY OF AMERICA, INC.
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $      57  $  --
     Accounts receivable:
          Trade, less allowances of
            $18 and $13..............      1,483      1,262
          Affiliates.................      1,020        945
     Inventories.....................      1,050      1,063
     Prepaid expenses and other
     current assets..................         22         63
                                       ---------  ---------
          Total current assets.......      3,632      3,333
Property and equipment, net..........        456        353
Other assets.........................         84         68
                                       ---------  ---------
          Total assets...............  $   4,172  $   3,754
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $   1,602  $   1,450
     Accrued liabilities.............         97         68
     Revolving line-of-credit........      1,424      1,424
     Current portion of obligations
      under capital lease............         68         25
     Current portion of long-term
      debt...........................         38         24
                                       ---------  ---------
          Total current
           liabilities...............      3,229      2,991
Obligations under capital lease, less
  current portion....................         69         44
Long-term debt, less current
 portion.............................         24     --
                                       ---------  ---------
          Total liabilities..........      3,322      3,035
                                       ---------  ---------
Stockholders' equity:
     Common stock 100,000 shares
      authorized; 19,500 and 17,200
      shares issued and outstanding
      at December 31, 1995 and 1996,
      respectively...................         20         17
     Additional paid-in capital......        410        608
     Retained earnings...............        420         94
                                       ---------  ---------
          Total stockholders'
           equity....................        850        719
                                       ---------  ---------
               Total liabilities and
                 stockholders'
                 equity..............  $   4,172  $   3,754
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                            STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER        PERIOD FROM
                                               31,              JANUARY 1, 1997
                                       --------------------         THROUGH
                                         1995       1996         JULY 10, 1997
                                       ---------  ---------     ---------------
Net sales............................  $  12,018  $  10,815         $ 5,872
Costs and expenses:
     Cost of sales...................      7,669      7,084           3,821
     Operating and delivery..........        902        709             412
     Selling, general and
       administrative expenses.......      2,806      2,850           1,520
     Depreciation and amortization...        108        126              82
                                       ---------  ---------     ---------------
Operating income.....................        533         46              37
Other (income) expense:
     Interest expense................        252        168              72
     Interest income.................       (146)      (108)            (17)
                                       ---------  ---------     ---------------
Income (loss) before income taxes....        427        (14)            (18)
Provision (benefit) for income
taxes................................     --         --             --
                                       ---------  ---------     ---------------
Net income (loss)....................  $     427  $     (14)        $   (18)
                                       =========  =========     ===============

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                                 TOTAL
                                           COMMON STOCK        ADDITIONAL      RETAINED      STOCKHOLDERS'
                                        ------------------       PAID-IN       EARNINGS         EQUITY
                                        SHARES      AMOUNT       CAPITAL       (DEFICIT)       (DEFICIT)
                                        -------     ------     -----------     ---------     -------------
Balance, January 1, 1995.............    19,500      $ 20         $ 410         $    183        $   613
     Distributions to owners.........     --         --           --                (190)          (190)
     Net income......................     --         --           --                 427            427
                                        -------     ------     -----------     ---------     -------------
Balance, December 31, 1995...........    19,500        20           410              420            850
     Purchase of common stock........    (2,300)       (3)          (48)            (197)          (248)
     Distributions to owners.........     --         --           --                (115)          (115)
     Stock options...................     --         --             246           --                246
     Net loss........................     --         --           --                 (14)           (14)
                                        -------     ------     -----------     ---------     -------------
Balance, December 31, 1996...........    17,200        17           608               94            719
     Sale of common stock............     2,300         3         --              --                  3
     Distributions to owners.........     --         --           --              (1,099)        (1,099)
     Net income......................     --         --           --                 (18)           (18)
                                        -------     ------     -----------     ---------     -------------
Balance, July 10, 1997...............    19,500      $ 20         $ 608         $ (1,023)       $  (395)
                                        =======     ======     ===========     =========     =============

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                            YEAR ENDED            PERIOD FROM
                                           DECEMBER 31,         JANUARY 1, 1997
                                       --------------------         THROUGH
                                         1995       1996         JULY 10, 1997
                                       ---------  ---------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     427  $     (14)        $   (18)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation....................        108        126              82
     Grant of stock option...........     --            246         --
     Gain on sale of assets..........         (9)       (71)        --
     Changes in operating assets and
       liabilities:
       Accounts receivable, net......       (113)       221            (322)
       Inventories...................        (90)       (13)           (352)
       Prepaid expenses and other
          assets.....................        (10)       (41)            (73)
       Other long-term assets........         25         16              47
       Accounts payable..............        529       (152)            617
       Accrued liabilities...........        (57)       (29)             50
       Other operating activity......     --         --                  (4)
                                       ---------  ---------     ---------------
          Net cash provided by
             operating activities....        810        289              27
                                       ---------  ---------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................        (99)       (23)            (28)
     Proceeds from sales of property
       and equipment.................          8         71         --
                                       ---------  ---------     ---------------
          Net cash provided by (used
             in) investing
             activities..............        (91)        48             (28)
                                       ---------  ---------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase on revolving
       line-of-credit................        156     --                 180
     Net advances (to) from officers
       and affiliates................       (535)        75             945
     Payments on capital lease
       obligations...................        (63)       (68)            (13)
     Principal payments on long-term
       obligations...................        (30)       (38)            (15)
     Redemption of common stock......     --           (248)        --
     Sale of common stock............     --         --                   3
     Dividends paid..................       (190)      (115)         (1,099)
                                       ---------  ---------     ---------------
          Net cash provided by (used
             in) financing
             activities..............       (662)      (394)              1
                                       ---------  ---------     ---------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         57        (57)        --
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................     --             57         --
                                       ---------  ---------     ---------------
CASH AND CASH EQUIVALENTS, END OF
PERIOD...............................  $      57  $  --             $--
                                       =========  =========     ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      26  $     159         $    83

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN ALLOY OF AMERICA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Southern Alloy of America, Inc. ("Southern Alloy"), a North Carolina corporation, is a specialty metal service center located in Salisbury, North Carolina specializing in ferrous and non-ferrous continuous, centrifugal and static cast bar stock. Southern Alloy performs a number of metal processing services, including precision saw cutting, precision and semi-finished machining, drilling and milling operations. Southern Alloy's customers are comprised of original equipment manufacturers and machine shops servicing the fluid power, power transmission, material handling and textile machinery industries. Market areas are principally located in the Southeastern United States.

     Southern Alloy and its shareholders entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Southern Alloy's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrently with the consummation of the initial public offering (the "Offering") of Metals USA common stock. (See Note 10).

     The financial statements for the period from January 1, 1997 through July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not necessarily indicative of the results to be expected for the entire year.

     RECLASSIFICATIONS

     Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation. These reclassifications have no effect on previously reported net income or stockholders' equity.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the specific identification method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash surrender value of life insurance policies approximate their fair value. The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Southern Alloy having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Southern Alloy to concentrations of credit risk, consist principally of cash deposits and, trade account and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the Southeastern United States. Additionally, Southern Alloy has one customer that accounts for approximately 10% of net sales. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Southern Alloy periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Southern Alloy, with the consent of its stockholders, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for Southern Alloy's items of income, deductions, losses and credits on their individual income tax returns. The financial statements will not include a provision for income taxes (credits) as long as the S Corporation election remains in effect. As long as Southern Alloy's S Corporation income tax election remains in effect, Southern Alloy may, from time-to-time, pay dividends to its stockholders in amounts sufficient to enable the stockholders to pay the taxes due on their share of Southern Alloy's items of income, deductions, losses, and credits which has been allocated to them for reporting on their individual income tax returns.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Southern Alloy adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                            DECEMBER 31,
                                          ESTIMATED     --------------------
                                        USEFUL LIVES      1995       1996
                                        -------------   ---------  ---------
Machinery and equipment..............     3-7 years     $   1,112  $     962
Furniture and fixtures...............     3-7 years           173        176
Leasehold improvements...............      5 years             85         85
                                                        ---------  ---------
                                                            1,370      1,223
Less: accumulated depreciation.......                        (914)      (870)
                                                        ---------  ---------
                                                        $     456  $     353
                                                        =========  =========

3.  LINE OF CREDIT

     At December 31, 1995, Southern Alloy had a line of credit with Freemont Financial Corporation. On January 3, 1996, Southern Alloy entered into an agreement with NationsBank of Georgia, N.A. which was to expire on January 1, 1997. The original agreement was terminated and Southern Alloy entered into a new

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

line-of-credit agreement with NationsBank N.A. ("NationsBank"), which expires on July 31, 1997. This agreement provides a maximum borrowing limit of $2,000 with interest payable monthly at the bank's prime rate (8.25% at December 31, 1996). The borrowing base under the new NationsBank line of credit is limited to 80% of eligible receivables as defined by the agreement plus 50% of the eligible inventory. Southern Alloy had $75 of unused availability under the line-of-credit at December 31, 1996. The line is secured by accounts receivable, inventory, equipment and guarantees of Southern Investments, The Development Group, Inc. (both of which are affiliates of Southern Alloy) and stockholders of Southern Alloy.

     The new NationsBank agreement contains restrictive covenants which, among other things, require Southern Alloy to maintain certain financial ratios, limit capital expenditures and bonuses and restrict future indebtedness. At December 31, 1996, Southern Alloy was in compliance with, or had obtained all necessary waivers regarding instances of non-compliance with the terms of the loan agreement.

4.  LONG-TERM DEBT

     Long-term obligations consist of three notes payable to Amada Cutting Technologies, Inc. The notes bear interest at rates ranging from 9.0% to 9.4% and are payable in monthly installments totaling $4 through April 1997, and $1 from May 1997 to December 1997. The notes are secured by related equipment.

5.  OBLIGATIONS UNDER CAPITAL LEASE

     Southern Alloy leases certain shop equipment under capital leases through 1999, which bear interest at rates ranging from 9.0% to 11.27%.

     Future minimum payments under capital leases as of December 31, 1996, are as follows:

1997.................................  $      30
1998.................................         30
1999 and thereafter..................         18
                                       ---------
                                              78
Less: interest portion...............          9
                                       ---------
Capital lease obligation.............         69
Less: current portion................         25
                                       ---------
                                       $      44
                                       =========

     The cost of equipment under capital leases amounted to approximately $256 and $135 at December 31, 1995 and 1996, respectively. Accumulated amortization amounted to $107 and $65 at December 31, 1995 and 1996, respectively.

6.  EMPLOYEE BENEFIT PLANS

     Southern Alloy sponsors a defined contribution 401(k) profit-sharing plan for employees who have attained at least 21 years of age and one year of service. Company contributions to the plan, which are determined annually at the discretion of the Board of Directors, amounted to $12, $16 and $3 in 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

7.  COMMITMENTS AND CONTINGENCIES

  GUARANTEE

     Southern Alloy had guaranteed a line-of-credit agreement for SOMAR, Inc. (an affiliate of Southern Alloy). The outstanding balance under this agreement amounted to approximately $1,200 at December 31, 1995. As of August 12, 1996, Southern Alloy was no longer a guarantor on this line of credit.

8.  STOCK OPTIONS

     In February 1996, Southern Alloy purchased 2,300 shares from a primary stockholder of Southern Alloy for $248.

     In September 1996, 2,300 stock options were issued to two directors of Southern Alloy (one of which also serves as an officer) at an option price of $1.00 per share. The options were exercisable at any time through September 2001. The deemed value for accounting purposes at the date of grant was $108.00 per share. Accordingly, $246 of compensation expense was recorded at the date of grant.

     In January 1997, the directors exercised their options and purchased 2,300 shares of Southern Alloy for $3.

9.  RELATED-PARTY TRANSACTIONS

     Southern Investments (a partnership), The Development Group, Inc. and Engineered Machine Technologies, Inc. are affiliated with Southern Alloy through common ownership. SOMAR, Inc. was affiliated with Southern Alloy through common ownership through August 12, 1996. On that date, SOMAR, Inc. was sold to an unaffiliated company.

     Southern Alloy leases commercial real estate from Southern Investments under a non-cancelable operating lease. Rent expense related to this lease amounted to $130, $103 and $69 in 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

     Southern Alloy leases certain automobiles and operating equipment from Southern Investments on a month-to-month basis. Rent expense related to these leases amounted to $136, $198 and $112 for 1995, 1996 and the period from January 1, 1997 through July 10, 1997, respectively.

     During the years ended December 31, 1995 and 1996, Southern Alloy made loans to or borrowed from SOMAR, Inc., Southern Investments, The Development Group, Inc., Engineered Machine Technologies, Inc. and officers. Following is a schedule of net receivable balances due from or payable to affiliated companies at December 31, 1995 and 1996:

                                             DUE FROM
                                           (PAYABLE TO)
                                       --------------------
                                         1995       1996
                                       ---------  ---------
SOMAR, Inc...........................  $     563  $  --
Engineered Machine Technologies,
  Inc................................        334        640
Southern Investments.................        125        130
The Development Group, Inc...........        (16)         7
Officers and affiliates..............         14        168
                                       ---------  ---------
                                       $   1,020  $     945
                                       =========  =========

     Southern Alloy made a distribution of receivables from affiliates with a carrying value of approximately $842.

                        SOUTHERN ALLOY OF AMERICA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     Following is a summary of interest income from affiliated companies for the years ending December 31, 1995 and 1996, and the period from January 1, 1997 through July 10, 1997:

                                                                PERIOD FROM
                                                              JANUARY 1, 1997
                                                                  THROUGH
                                         1995       1996       JULY 10, 1997
                                       ---------  ---------   ---------------
SOMAR, Inc...........................  $     109  $      57       $--
Engineered Machine Technologies,
  Inc................................         37         51             17
                                       ---------  ---------   ---------------
                                       $     146  $     108       $     17
                                       =========  =========   ===============

     Southern Alloy leases certain office space and equipment under non-cancelable operating leases with initial or remaining lease terms in excess of one year. Certain office and equipment leases contain renewal options and purchase options at fair market value at the end of the lease term. Following is a schedule of future minimum lease payments under non-cancelable leases as of December 31, 1996:

                                        RELATED
                                        PARTIES       OTHERS       TOTAL
                                        --------      -------      ------
1997.................................    $  193       $     7      $  200
1998.................................       128             7         135
1999.................................        77             4          81
2000.................................        77             4          81
2001.................................        77             1          78
Thereafter...........................        77         --             77
                                        --------      -------      ------
                                         $  629       $    23      $  652
                                        ========      =======      ======

10.  SUBSEQUENT EVENT

     On July 11, 1997, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Southern Alloy, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Concurrent with the Merger, Southern Alloy entered into an agreement with a related party to lease certain real property for an annual lease payment of $48. This lease runs through 2012, and provides for periodic increases in the annual lease payment every five years equal to the cumulative change in the Consumer Price Index. Additionally, Southern Alloy entered into a lease for certain equipment from a related party on a month to month basis for $4 per month. Southern Alloy believes these lease arrangements are no less favorable than could be obtained from unaffiliated third parties.

     During July 1997, subsequent to the merger, $2,115 of Southern Alloy's debt was repaid with advances from Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Uni-Steel, Inc.:

We have audited the accompanying balance sheet of Uni-Steel, Inc. (the "Company"), an Oklahoma Corporation, as of September 30, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uni-Steel, Inc. as of September 30, 1996, and the results of its operations and its cash flow for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
January 30, 1998

                                UNI-STEEL, INC.
                                 BALANCE SHEET
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        SEPTEMBER 30,
                                            1996
                                        -------------
               ASSETS
Current assets:
     Cash and cash equivalents.......      $   203
     Accounts receivable, less
      allowance of $122..............        6,586
     Accounts
      receivable -- affiliates.......          261
     Inventories.....................        9,947
     Current portion of note
      receivable.....................           25
     Deferred income taxes...........          127
     Prepaid expenses and other
      current assets.................           22
                                        -------------
          Total current assets.......       17,171
Property and equipment, net..........        3,176
Notes receivable, net of current
  portion............................        1,212
Other assets.........................          355
Goodwill.............................          344
                                        -------------
          Total assets...............      $22,258
                                        =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................      $ 3,165
     Accounts
     payable -- affiliates...........          121
     Accrued liabilities.............          419
     Note payable to shareholders....           36
     Line of credit..................        7,100
     Current portion of long-term
      debt...........................          174
     Income taxes payable............           92
                                        -------------
          Total current
           liabilities...............       11,107
Long-term debt, net of current
  portion............................          413
Deferred income taxes................          788
                                        -------------
          Total liabilities..........       12,308
                                        -------------
Commitments and contingencies
Redemption value of 36,533 shares of
  common stock $1.00 par value
  subject to mandatory redemption....        4,201
Stockholders' equity:
     Common stock $1.00 par value,
      500,000 shares authorized, 63,467
      shares issued (net of 36,533
      shares subject to redemption)..           63
     Additional paid-in capital......        1,104
     Retained earnings...............        5,743
     Less: treasury stock, at cost...       (1,161)
                                        -------------
     Total stockholders' equity......        5,749
                                        -------------
          Total liabilities and
           stockholders' equity......      $22,258
                                        =============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                           PERIOD FROM
                                         YEAR ENDED      OCTOBER 1, 1996
                                        SEPTEMBER 30,        THROUGH
                                            1996          JULY 10, 1997
                                        -------------    ---------------
Net sales............................      $54,620           $47,891
Operating costs and expenses:
     Cost of sales...................       43,192            37,967
     Operating and delivery..........        5,608             5,102
     Selling, general and
       administrative................        2,917             2,423
     Depreciation and amortization...          542               389
                                        -------------    ---------------
Operating income.....................        2,361             2,010
Other (income) expense:
     Interest expense................          575               529
     Interest income.................         (179)             (140)
     Other, net......................           (4)          --
                                        -------------    ---------------
                                               392               389
                                        -------------    ---------------
Income before income taxes...........        1,969             1,621
Provision for income taxes...........          741               603
                                        -------------    ---------------
Net income...........................      $ 1,228           $ 1,018
                                        =============    ===============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK       ADDITIONAL                                   TOTAL
                                        ------------------      PAID-IN      RETAINED     TREASURY     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS       STOCK         EQUITY
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, September 30, 1995..........    63,467     $  63       $ 1,432       $ 4,515      $   (969)      $ 5,041

     Purchase of 1,901 shares of
       common stock..................     --         --          --             --             (192)         (192)

     Increase in redemption value of
       common stock subject to
       mandatory redemption..........     --         --            (328)        --           --              (328)

     Net income......................     --         --          --             1,228        --             1,228
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, September 30, 1996..........    63,467        63         1,104         5,743        (1,161)        5,749

     Increase in redemption value of
       common stock subject to
       mandatory redemption..........     --         --            (398)        --           --              (398)

     Net income......................     --         --          --             1,018        --             1,018
                                        -------    -------    -----------    ---------    ---------    -------------

Balance, July 10, 1997...............    63,467     $  63       $   706       $ 6,761      $ (1,161)      $ 6,369
                                        =======    =======    ===========    =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                           PERIOD FROM
                                         YEAR ENDED      OCTOBER 1, 1996
                                        SEPTEMBER 30,        THROUGH
                                            1996          JULY 10, 1997
                                        -------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................      $ 1,228           $ 1,018
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities:
       Depreciation and
        amortization.................          542               389
       Deferred income taxes.........          (36)              (53)
       Increases in cash surrender
        values of life insurance.....          (56)              (57)
       Changes in operating assets
        and liabilities:
          Accounts receivable, net...          181               (85)
          Inventories................       (1,748)           (1,993)
          Prepaid expenses and other
              assets.................           (4)               (3)
          Accounts payable and
              accrued liabilities....          233              (190)
          Income taxes payable.......         (131)             (129)
                                        -------------    ---------------
             Net cash provided by
                (used in) operating
                activities...........          209            (1,103)
                                        -------------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................         (362)             (346)
  Principal collected on notes.......           13                12
  Investments acquired...............       --                   (86)
                                        -------------    ---------------
             Net cash used in
                investing
                activities...........         (349)             (420)
                                        -------------    ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase on revolving
     line-of-credit..................          800               900
  Principal payments on shareholder
     debt............................          (95)              (36)
  Principal payments on long-term
     obligations.....................         (445)             (199)
  Principal borrowings on long-term
     obligations.....................       --                 1,000
  Purchase of treasury stock.........         (192)          --
                                        -------------    ---------------
             Net cash provided by
                financing
                activities...........           68             1,665
                                        -------------    ---------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................          (72)              142
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................          275               203
                                        -------------    ---------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.............................      $   203           $   345
                                        =============    ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid for:
     Interest........................      $   568           $   529
     Income taxes....................          909               702

   The accompanying notes are an integral part of these financial statements.

                                UNI-STEEL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Uni-Steel, Inc. ("Uni-Steel") is a structural steel service center with three locations in Oklahoma. Uni-Steel's products include carbon structural, pressure vessel, high strength low alloy and alloy grades of steel sold to customers in Oklahoma, Missouri, Arkansas, Texas, New Mexico, Colorado and Kansas. Value added processing services include cut-to-length, leveling, flame cutting, plasma cutting, shearing, and sawing and press brake forming. Uni-Steel services customers in a wide variety of industries including oil and gas, truck trailer, construction equipment, mining machinery, elevators, wholesale trade and the construction industries.

     Uni-Steel and its shareholders entered into a merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Uni-Steel's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock concurrent with the consummation of the initial public offering (the "Offering") of Metals USA common stock (See Note 11).

     The financial statements for the period from October 1, 1996 through, July 10, 1997 are presented for purposes of complying with certain reporting requirements of Regulation S-X of the Securities and Exchange Commission and are not neccessarily indicative of the results to be expected for the entire year.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid money market instruments with original maturities of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is primarily determined using the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT

     Property and equipment, including capitalized interest, is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash equivalents approximate their fair value. The carrying amount of notes receivable approximate fair value at the applicable balance sheet dates. The fair value of such notes receivable was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Uni-Steel having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Uni-Steel to concentrations of credit risk, consist principally of cash deposits, trade accounts and note receivables. Concentrations of credit risk with respect to trade accounts receivable are within the southwest region of the United States. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Uni-Steel periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES

     Uni-Steel accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, and different inventory capitalization methods. Valuation allowances are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121") in March 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Uni-Steel adopted SFAS No. 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

2.  NOTE RECEIVABLE

     Uni-Steel has a note receivable with a balance of $1,208 at September 30, 1996. The note bears interest at 8% and is due in monthly installments of principal and interest totaling $9 with a balloon payment of the remaining balance due in September 2002. This note is secured by a mortgage on real estate in Fountain, Colorado.

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED        SEPTEMBER 30,
                                         USEFUL LIVES          1996
                                        --------------     -------------
Land.................................                         $    32
Buildings and improvements...........    5 - 33 years           2,452
Yard equipment.......................    3 - 10 years             544
Shop equipment.......................    3 - 10 years           2,408
Automobiles and trucks...............    3 -  5 years              17
Office equipment.....................    4 -  8 years             476
Computer software....................    3 -  6 years             291
                                                           -------------
                                                                6,220
Less: accumulated depreciation.......                          (3,044)
                                                           -------------
     Total...........................                         $ 3,176
                                                           =============

4.  INVENTORIES

     Inventories consist of the following:

                                        SEPTEMBER 30,
                                            1996
                                        -------------
Steel products.......................      $ 9,482
Work in process......................          372
Other................................           93
                                        -------------
                                           $ 9,947
                                        =============

     Net realizable value approximates cost on the first-in, first-out method. In 1996, LIFO cost exceeded market value by $54. This 1996 amount was recorded as a reduction of inventory and an increase in cost of sales. Management has determined that lower of LIFO cost or market is the valuation method that most accurately reflects the results of operations in accordance with generally acceptable accounting principles. If the lower of FIFO cost or market had been used for all inventories, their carrying value would have been equal to the LIFO value of $9,947 at September 30, 1996 and $11,242 at July 10, 1997.
Additionally, net income would have been the same at $1,228 and $1,018 for the year ended September 30, 1996 and for the period from October 1, 1996 through July 10, 1997, respectively.

5.  LINE OF CREDIT

     At September 30, 1996, Uni-Steel had drawn $7,100 against its $7,500 line of credit at a bank. Interest is computed at prime (8.25% at September 30, 1996). Payments of interest were due monthly and the principal balance was due February 28, 1997. This line of credit was amended in February 1997 to increase the maximum borrowings under the facility to $10,000 and extend the maturity date to April 30, 1999. Interest is computed at prime or Uni-Steel may elect for interest to be computed at LIBOR plus 2.5%. This election must be made in borrowing increments of $1,000 and no more than two such LIBOR advances may be outstanding at one time. As of July 10, 1997, Uni-Steel had drawn $8,000 against its $10,000 line of credit.

     Concurrently with the renewal of the line of credit, Uni-Steel also obtained a $1,000 working capital term loan from its principal bank. Payments of principal and interest are payable in equal monthly installments with final maturity on February 28, 2002. Interest is also computed at Uni-Steel's option at prime or LIBOR plus 2.5%. The line of credit and working capital term loan include certain covenants which, among other things, restrict future borrowings and set certain ratio, cash flow and net worth

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

requirements. Uni-Steel was in compliance as of December 31, 1996. These loans are secured by a primary security interest in the inventory and accounts receivable of Uni-Steel.

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        SEPTEMBER 30,
                                            1996
                                        -------------
Notes payable to bank, interest at
  prime (8.25% at September 30,
  1996), payable in monthly
  installments of $13 (plus interest)
  through April 2000; secured by
  equipment..........................      $   567
Note payable to a supplier, interest
  at 10.0%, payable in monthly
  installments of $1 (including
  interest) through May 1998; secured
  by equipment.......................           13
Notes payable to bank, interest at
  prime (8.25% at September 30,
  1996), payable in monthly
  installments of $12 (plus interest)
  through July 1997; secured by
  equipment..........................            7
                                        -------------
                                               587
Less: current maturities.............         (174)
                                        -------------
                                           $   413
                                        =============

     At September 30, 1996, future principal payments of long-term debt are as follows:

1997.................................  $     174
1998.................................        164
1999.................................        158
2000.................................         91
2001 and Thereafter..................     --
                                       ---------
                                       $     587
                                       =========

     Uni-Steel also has a note payable due to a shareholder which pays interest at prime and is payable on demand. The outstanding balance at September 30, 1996 was $36.

7.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Current tax expense:
     Federal.........................         $  693              $   581
     State...........................             84                   75
Deferred tax expense:
     Federal.........................            (34)                 (41)
     State...........................             (2)                 (12)
                                            --------          ---------------
Total tax provision..................         $  741              $   603
                                            ========          ===============

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The significant items giving rise to the deferred tax (assets) and liabilities are as follows:

                                            YEAR ENDED
                                        SEPTEMBER 30, 1996
                                        ------------------
Deferred tax liabilities:
     Bases differences in property
       and equipment.................         $  592
     Installment sales accounting....            246
                                             -------
          Total deferred tax
             liabilities.............            838
                                             -------
Deferred tax assets:
     Allowance for doubtful
       accounts......................            (49)
     Inventory bases differences.....            (85)
     Other...........................            (43)
                                             -------
          Total deferred tax
             assets..................           (177)
                                             -------
Net deferred tax liabilities.........         $  661
                                             =======

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Federal income tax expense at the
  statutory rate.....................         $  670              $   551
State income taxes...................             54                   42
Meals and entertainment..............             17                   10
                                             -------          ---------------
                                              $  741              $   603
                                             =======          ===============

8.  EMPLOYEE BENEFIT PLANS

     Uni-Steel has a qualified profit sharing plan covering substantially all employees. Employer contributions to the plan are made at the Board of Directors' discretion. On July 1, 1990, the plan was amended to include a deferred compensation 401(k) provision which allows employees to defer up to 15% of their salaries and provides for employer matching of the first 4%. The total employer contribution and match made to the plan was $290 and $246 for the year ended September 30, 1996, and the period from October 1, 1996 through July 10, 1997, respectively.

9.  COMMITMENTS AND CONTINGENCIES

  STOCK PURCHASE AGREEMENTS

     Uni-Steel has an agreement with certain common stockholders which effectively restricts trading of their common stock. The agreement also requires Uni-Steel to repurchase this stock from certain stockholders who are terminated from employment, becomes totally disabled, or die. The price is determined pursuant to agreements between the parties and is subject to revision annually. In January 1996, Uni-Steel repurchased 1,901 shares from a retired stockholder for $192. At September 30, 1996, there are 2,501 (2.9%) shares of common stock remaining under this agreement. Uni-Steel also has an agreement with Richard A. Singer, an officer and stockholder, which restricts trading of 34,031 shares (39%) of its common stock. The agreement requires Uni-Steel to purchase Mr. Singer's stock in the event of his death, permanent disability or retirement. The purchase price is to be determined pursuant to the agreement and is subject to revision annually. Uni-Steel has committed certain life insurance policies to fund this agreement. Uni-Steel's obligations under this agreement have been guaranteed by its other major shareholder, Yaffe

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS) Iron and Metal Company, Inc. As these shares are subject to mandatory redemption, they have not been classified as a component of permanent equity in the accompanying balance sheet.

  OPERATING LEASES

     Uni-Steel leases warehouse space under an operating lease expiring in October 1998. Minimum future rental payments under this non-cancelable operating lease as of September 30, 1996, are as follows:

1997.................................  $      24
1998.................................         24
1999.................................          2
                                       ---------
                                       $      50
                                       =========

     Following is a summary of rental expense under non-cancelable operating leases:

                                                                PERIOD FROM
                                             FOR THE          OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Minimum rentals......................         $   24              $    18
Contingent rentals...................            191                  369
                                             -------          ---------------
     Total...........................         $  215              $   387
                                             =======          ===============

     The contingent rentals are based on inventory levels in excess of a specified minimum.

  PURCHASE COMMITMENTS

     During the normal course of business, Uni-Steel enters into commitments to purchase raw materials from steel mills. These commitments are made for purchases of up to nine months into the future. In certain cases, prices paid are calculated at the time the commitment is entered into. In other cases, they are calculated at time of shipment. Uni-Steel estimates outstanding purchase commitments at September 30, 1996 to be approximately $11,500.

10.  RELATED PARTY TRANSACTIONS

     A summary of transactions with Yaffe Iron and Metal Company, Inc., a shareholder of Uni-Steel and other affiliated companies or individuals follows:

                                                                PERIOD FROM
                                                              OCTOBER 1, 1996
                                            YEAR ENDED            THROUGH
                                        SEPTEMBER 30, 1996     JULY 10, 1997
                                        ------------------    ---------------
Sales to related companies...........        $  2,807             $ 2,350
                                        ==================    ===============
Shipping provided by a related
  company (Included in operating and
  delivery expenses in the
  accompanying statements of
  income)............................        $  1,227             $   989
                                        ==================    ===============
Warehouse rent paid to related entity
  under a one-year lease with seven
  one-year options remaining.
  (Included in operating and delivery
  expenses in the accompanying
  statements of income)..............        $    145             $   109
                                        ==================    ===============

                                UNI-STEEL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

11.  SUBSEQUENT EVENTS

     On July 11, 1997, Metals USA purchased all of the issued and outstanding equity securites of Uni-Steel, through the issuance of common stock and cash pursuant to a definitive merger agreement dated May 1997.

     Concurrent with the merger, Uni-Steel sold certain real property to an affiliated party for $630 and entered into an agreement with the affiliate to lease the real property for an annual lease payment of $115. This lease runs through 2027, and provides for periodic increases in the annual lease payment every five years equal to the cumulative change in the Consumer Price Index.

     The parties to the stock purchase agreements discussed in Note 9 agreed to waive such agreements upon the consumation of the Merger.

     During July 1997, subsequent to the merger, $10,116 of Uni-Steel's debt was repaid with advances from Metals USA.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Harvey Titanium, Ltd.

     We have audited the accompanying consolidated balance sheet of Harvey Titanium, Ltd. and Subsidiary as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harvey Titanium, Ltd. and Subsidiary at June 30, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                    KLEIN, BOGAKOS AND ROBERTSON, CPA'S INC.

Santa Monica, Ca
September 23, 1997

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                       JUNE 30,    SEPTEMBER 30,
                                         1997          1997
                                       ---------   -------------
                                   (UNAUDITED)
               ASSETS
Current assets:
     Cash and cash equivalents.......  $     428      $   584
     Accounts receivable:
          Trade, less allowance of
             $230 at June 30 and
             September 30, 1997......      9,149       12,632
          Other......................         91           75
     Inventories.....................     15,203       16,789
     Deferred income taxes...........        309          309
     Prepaid expenses and other
      current assets.................         22          114
                                       ---------   -------------
               Total current
               assets................     25,202       30,503
Property and equipment, net..........      1,211        1,230
Other assets.........................         56           56
                                       ---------   -------------
               Total assets..........  $  26,469      $31,789
                                       =========   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................  $  10,510      $12,366
     Accrued liabilities.............        756          809
     Income taxes payable............      1,275          244
     Notes payable -- former
     stockholder.....................        400          344
     Current portion of long term
      debt and capitalized lease
      obligation.....................        129           75
                                       ---------   -------------
               Total current
               liabilities...........     13,070       13,838
Long term debt and capitalized lease
  obligations........................      7,286          278
Due to parent........................     --           10,789
Deferred income taxes................        855          855
                                       ---------   -------------
               Total liabilities.....     21,211       25,760
Shareholders' equity:
     Common stock, no par value,
      7,500 shares authorized, 489
      shares issued and outstanding
      at June 30 and September 30,
      1997                                     5            5
     Retained earnings...............      5,253        6,024
                                       ---------   -------------
     Total stockholders' equity......      5,258        6,029
                                       ---------   -------------
          Total liabilities and
           stockholders' equity......  $  26,469      $31,789
                                       =========   =============

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                       THREE MONTHS ENDED
                                        YEAR ENDED       SEPTEMBER 30,
                                         JUNE 30,     --------------------
                                           1997         1996       1997
                                        -----------   ---------  ---------
                                                          (UNAUDITED)
Net Sales............................     $52,630     $  11,678  $  15,561
Costs and expenses:
     Cost of sales...................      41,121         8,861     12,273
     Operating and delivery..........       2,228           491        594
     Selling, general, and
     administrative expenses.........       4,226           706      1,004
     Depreciation and amortization...         200            50         47
                                        -----------   ---------  ---------
          Operating income...........       4,855         1,570      1,643
Other expense:
     Interest expense................         669           142        283
     Loss on abandonment of assets...          60        --         --
                                        -----------   ---------  ---------
                                              729           142        283
                                        -----------   ---------  ---------
Income before taxes..................       4,126         1,428      1,360
Provision for income taxes...........       1,691           586        589
                                        -----------   ---------  ---------
Net income...........................     $ 2,435     $     842  $     771
                                        ===========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                             COMMON STOCK                        TOTAL
                                           -----------------    RETAINED     STOCKHOLDERS'
                                           SHARES     AMOUNT    EARNINGS        EQUITY
                                           ------     ------    ---------    -------------
Balance, July 1, 1996...................     489       $  5      $ 2,818        $ 2,823
     Net income.........................    --         --          2,435          2,435
                                           ------     ------    ---------    -------------
Balance, June 30, 1997..................     489          5        5,253          5,258
     Net income (unaudited).............    --         --            771            771
                                           ------     ------    ---------    -------------
Balance, September 30, 1997
  (unaudited)...........................     489       $  5      $ 6,024        $ 6,029
                                           ======     ======    =========    =============

   The accompanying notes are an integral part of these financial statements.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                         THREE MONTHS ENDED
                                           YEAR ENDED      SEPTEMBER 30,
                                            JUNE 30,    --------------------
                                              1997        1996       1997
                                           ----------   ---------  ---------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................    $  2,435    $     842  $     771
Adjustments to reconcile net income to
  net cash used by operating activities:
     Depreciation and amortization......         200           50         50
     Loss on abandonment of assets......          60       --         --
     Deferred income taxes..............          52       --         --
     Changes in operating assets and
       liabilities:
          Accounts receivable, net......        (756)       1,838     (3,467)
          Inventories...................      (7,087)        (439)    (1,586)
          Prepaid expenses and other
             assets.....................          14            2        (92)
          Other long term assets........          (9)      --         --
          Accounts payable..............       3,067       (1,835)     1,856
          Accrued liabilities...........         373           19         53
          Deferred revenue..............         (25)         (25)    --
          Income taxes payable..........         715           20     (1,031)
                                           ----------   ---------  ---------
               Net cash provided (used)
                  in operating
                  activities............        (961)         472     (3,446)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment........................      (1,073)         (69)       (69)
                                           ----------   ---------  ---------
          Net cash used in investing
             activities.................      (1,073)         (69)       (69)
CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (repayment) on
       revolving line-of-credit.........       2,450          600     (6,950)
     Advances from parent...............      --           --         10,789
     Net payments to former
       stockholder......................        (129)         (99)       (56)
     Proceeds from capital lease
       obligations......................         301       --             40
     Principal payments on long term
       debt.............................         (63)         (17)      (136)
     Principal payments on capital lease
       obligations......................         (27)          (8)       (16)
                                           ----------   ---------  ---------
               Net cash provided by
                  financing
                  activities............       2,532          476      3,671
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................         498          879        156
CASH AND CASH EQUIVALENTS BEGINNING OF
  PERIOD................................         (70)         (70)       428
                                           ----------   ---------  ---------
CASH AND CASH EQUIVALENTS END OF
  PERIOD................................    $    428    $     809  $     584
                                           ==========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest.............    $    636    $     142  $     283
     Cash paid for income taxes.........         918          564      1,620

   The accompanying notes are an integral part of these financial statements

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Harvey Titanium, Ltd., ("Harvey") a California Corporation, is a specialty metal service center located in Santa Monica, California, specializing primarily in the distribution of titanium products. Harvey performs services for its customers including cutting, extruding, machining and treating of titanium sheet, plate, ingot and billet. Harvey's customers are composed primarily of manufacturers of aerospace products. Harvey markets its products principally in the western part of the United States. Total sales to Europe aggregated approximately $7,200.

     As described in Note 10, on September 26, 1997, Harvey and its sole stockholder entered into a definitive merger agreement with Metals USA, Inc. ("Metals USA") pursuant to which all of Harvey's outstanding shares of capital stock were exchanged for cash and shares of Metals USA common stock.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Harvey and its wholly-owned subsidiary, Harvey Overseas Sales Corporation, an Interest-Charge Domestic International Sales Corporation (IC-DISC). Total export sales amounted to $10,700 for the year ended June 30, 1997. All significant intercompany balances and transactions have been eliminated.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published and, (iii) the reported amount of revenues and expenses recognized during the periods presented. Harvey reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, it is possible that an unfavorable resolution of the contingency described in Note 8 could have a material adverse effect on Harvey's consolidated financial position, results of operation or liquidity.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature, which in the opinion of management, are necessary to present fairly the financial position of Harvey at September 30, 1997, and the results of its operations and cash flows for the three months ended September 30, 1996 and 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

  INCOME TAXES

     Harvey accounts for income taxes in accordance with Statement Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable income. The principal items resulting in the differences are different depreciation methods, use of the allowance method for bad debts, commission payments to an IC-DISC and different inventory capitalization methods. Valuation allowances

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

are established when necessary to reduce deferred assets to the amount to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Revenue is generally recognized on the sale of goods when the goods are shipped, all significant contractual obligations have been satisfied, and the collection of the resulting receivable is reasonably assured.

  INVENTORIES

     Inventories are stated at the lower of cost of market with cost determined primarily using the " last-in, first-out" ("LIFO") method, which is not in excess of market. If the first-in, first-out (FIFO) method of inventory valuation had been used, inventory would have been $1,328 higher, and income, before income taxes, would have been $2,651 for the year ended June 30, 1997.

  CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Harvey to concentrations of credit risk, consist principally of cash deposits and trade accounts receivable. Harvey places its temporary cash investments with credit-worthy financial institutions and periodically evaluates the credit ratings of such institutions to mitigate risk. Concentrations of credit risk with respect to trade accounts receivable result from Harvey having one customer, a large aerospace company, that accounted for approximately 20% of the accounts receivable at June 30, 1997. For the year ended June 30, 1997, the same customer accounted for approximately 30% of sales. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Harvey periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

  DEPRECIATION AND AMORTIZATION

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed on the declining balance method over the estimated lives of the assets. Amortization of leasehold improvements over their estimated useful life, regardless of the lease term, is determined on the straight line method. Expenditures for maintenance and repairs are charged to expense as incurred.

  RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121") in March, 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Harvey adopted SFAS No. 121 on July 1, 1996.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1997 consists of the following:

                                          ESTIMATED
                                         USEFUL LIVES
                                        --------------
Machinery and equipment..............     5-7 years     $   1,184
Auto and trucks......................      5 years             19
Furniture............................      5 years            691
Leasehold Improvements...............     7-15 years          357
                                                        ---------
                                                            2,251
Less: accumulated depreciation.......                      (1,040)
                                                        ---------
          Total property and
          equipment, net.............                   $   1,211
                                                        =========

3.  LONG TERM DEBT

     Long-term debt at June 30, 1997 consists of the following:

Revolving line of credit..............................  $   6,950
Loan payable to a lending institution, secured by
  equipment and payable in monthly installments of $5,
  plus interest at a fixed rate of 8.83%, with the
  final payment due in July, 1999.....................        135
                                                        ---------
                                                            7,085
Less: current portion.................................         63
                                                        ---------
                                                        $   7,022
                                                        =========

     Harvey has a revolving line of credit agreement with the Bank of California, effective March 21, 1995, modified on various occasions and restated in its entirety on February 4, 1997, which provides for borrowings of up to $7,500 with interest charged monthly at.875% in excess of the bank's prime lending rate (8.50% at June 30, 1997) and matures January 29, 1998. This line is secured by substantially all of the assets of Harvey and is personally guaranteed by the Company's stockholder.

     In addition, the credit agreement limits advances pursuant to a "borrowing base" calculation based upon receivables and inventory and contains restrictive covenants, which among other things, require Harvey to maintain certain levels of working capital, net worth, profitability and financial leverage ratios. Additional restrictions limit new indebtedness, purchase and sale of assets, investments, mergers and acquisitions and dividend payments. Borrowings of $6,950 were outstanding at June 30, 1997.

     On August 28, 1997 Harvey modified its existing revolving line-of-credit agreement with Bank of California to provide for increased available borrowings of up to $13,000 and to extend the maturity date to August 30, 1998. This debt is classified as noncurrent as a result of this extension.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  OBLIGATIONS UNDER CAPITAL LEASE

     Harvey leases certain shop and office equipment under non-cancelable capital leases through March, 2002, which bear interest at rates ranging from 9.0% to 14.84%.

     Future minimum lease payments under capital leases as of June 30, 1997 are as follows:

YEAR ENDED JUNE 30,
----------------------------------------
     1998...............................  $      97
     1999...............................         97
     2000...............................         90
     2001...............................         74
     2002...............................         53
                                          ---------
     Total future minimum lease
      payments..........................        411
     Less: deferred interest............         81
                                          ---------
     Capital lease obligation...........        330
     Less: current portion, net of
      deferred interest.................         66
                                          ---------
                                          $     264
                                          =========

     The cost of equipment under capital leases and accumulated amortization amounted to approximately $362 and $72 , respectively, at June 30, 1997.

5.  INCOME TAXES

     Income tax expense for the year ended June 30, 1997 is comprised of the following:

Federal:
     Current............................  $   1,232
     Deferred...........................         67
                                          ---------
                                              1,299
State:
     Current............................        407
     Deferred...........................        (15)
                                          ---------
                                                392
                                          ---------
Total tax provision.....................  $   1,691
                                          =========

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax (assets) and liabilities as of June 30, 1997 are as follows:

Deferred tax liabilities:
     Bases differences in property and
      equipment.........................  $      15
     Investment in partnership..........         97
     IC-DISC commission.................        743
                                          ---------
          Total deferred tax
            liabilities.................        855
Deferred tax assets:
     Allowance for doubtful accounts....       (100)
     Inventory bases differences........        (78)
     California franchise tax...........       (131)
                                          ---------
          Total deferred tax assets.....       (309)
                                          ---------
Net deferred tax liabilities............  $     546
                                          =========

     The provision for income taxes differs from an amount computed at the statutory rates as follows:

U.S. Federal statutory rate.............       34.0%
State income taxes, net of Federal tax
  benefit...............................        6.1%
Other...................................        0.9%
                                          ---------
                                               41.0%
                                          =========

6.  EMPLOYEE BENEFIT PLANS

     Effective June 1, 1997, Harvey adopted a profit sharing 401(k) plan with a
Section 125 component. The plan allows for employee contributions through salary reductions of up to 15% of total compensation. Harvey contributes an amount equal to 50% of participant 401(K) contributions, up to a maximum of 3% of their salaries. Employer contributions vest at the rate of 20% per year starting with the completion of the second year of employment Participants are entitled, upon termination, death, or retirement, to their respective portion of retirement fund assets. The Section 125 component allows employees to use pre-tax compensation to pay for dependent care and certain medical costs. Harvey's employer contribution for the year ended June 30, 1997 amounted to $2.

7.  LEASE COMMITMENTS

     Harvey has leased office and warehouse facilities and transportation equipment under various non-cancelable long term agreements, which have initial or remaining non-cancelable terms in excess of one year as of June 30, 1997. Total rent expense related to such leases aggregated $591 for the year ended June 30, 1997.

     The current office/warehouse lease, effective December 1, 1996, expires in November, 2001, and is renewable at the option of Harvey for an additional five years. This lease is a net lease which requires that Harvey pay all executory expenses such as real estate taxes, insurance, common area and other operating costs. Harvey also leases office space in London, England for its international sales office under a lease that expires in October, 1997.

     Future minimum rental commitments for fiscal years ending after June 30, 1997, under the leases described above, net of sub-lease income, are as follows:
1998 -- $567; 1999 -- $551; 2000 -- $516; 2001 -- $485; 2002 -- $182.

                      HARVEY TITANIUM, LTD. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  CONTINGENCY

     Harvey has been notified that it is a party to a product liability claim (for which it has no product liability insurance) relating to the sale of parts that allegedly did not comply with certain contract specifications. Harvey and other parties have entered into a tolling agreement, which effectively delays the statute of limitations with respect to any potential legal action that may arise from this matter. Discussions between the parties are in their early stages with respect to the product liability claim. This matter is subject to significant uncertainties and, accordingly, it is presently impossible to make a reasonable estimate of the amount or range of amounts of any monetary liability that could result from this uncertainty.

9.  RELATED PARTY TRANSACTIONS

     On June 28, 1996, the stockholder loaned Harvey $595 in the form of a subordinated note payable. An additional loan of $452 was made by the stockholder to Harvey on June 30, 1997. Both loans are unsecured, allow for prepayment of principal and bear interest at a rate of 8% per annum, payable semiannually. After reductions for principal repayments made at various times during the year and reclassification of certain personal expenditures at year end in connection with the annual financial audit, the remaining outstanding balance was $400 at June 30, 1997. Interest paid to the stockholder during the year amounted to $25.

     Prior to December 1, 1996, Harvey leased its old office and warehouse facilities from its sole stockholder under a total of two leases. In connection with the lease of the current office/warehouse facility, the old leases were terminated in November, 1996.

10.  SUBSEQUENT EVENTS -- (UNAUDITED)

     On September 26, 1997, Harvey and its sole stockholder entered into a definitive agreement with a wholly-owned subsidiary of Metals USA, which among other things, calls for the merger of Harvey with the Metals USA subsidiary.

     Subsequent to the merger, (i) Harvey repaid the estimated remaining balance on the stockholder note and, (ii) the outstanding balances on the revolving line of credit facility and the long term debt owed to Bank of California totaling $10,789 were paid by Metals USA.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Boards of Directors of
Independent Metals Co., Inc.:

We have audited the accompanying consolidated balance sheets of Independent Metals Co., Inc. (a Wisconsin corporation) and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9 to the financial statements, on January 7, 1998, the shareholders sold all of their stock in the Company.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Metals Co., Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
January 23, 1998.

                          INDEPENDENT METALS CO., INC.
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                         1997       1996
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash............................  $      12  $      12
     Accounts receivable -- net of
      allowance of $100 and $86,
      respectively...................      9,204      8,898
     Inventories.....................     14,766     15,417
     Other current assets............        325        290
                                       ---------  ---------
          Total current assets.......     24,307     24,617
PROPERTY AND EQUIPMENT, net..........      3,918      4,525
GOODWILL, net of accumulated
  amortization of $62 and $32,
  respectively.......................        396        427
OTHER ASSETS, net of accumulated
  amortization of $218 and $236,
  respectively.......................        226        331
                                       ---------  ---------
          Total assets...............  $  28,847  $  29,900
                                       =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
               (DEFICIT)
CURRENT LIABILITIES:
     Current portion of long-term
      debt...........................  $     439  $     608
     Accounts payable................     12,071     12,661
     Accrued liabilities.............      1,008        983
     Current portion of capital
      lease..........................         93        103
                                       ---------  ---------
          Total current
            liabilities..............     13,611     14,355
LONG-TERM DEBT, less current
  portion............................     16,572     14,587
OTHER LONG-TERM LIABILITIES..........     --             93
                                       ---------  ---------
          Total liabilities..........     30,183     29,035
                                       ---------  ---------
SHAREHOLDERS' EQUITY (DEFICIT):
     Common stock, $1.00 par value,
      56,000
       shares authorized, 760 shares
      issued.........................          1          1
     Additional paid-in capital......         75         75
     Retained earnings (deficit).....     (1,060)     1,141
     Less -- Treasury stock, at cost,
      90 shares......................       (352)      (352)
                                       ---------  ---------
          Total shareholders' equity
            (deficit)................     (1,336)       865
                                       ---------  ---------
          Total liabilities and
            shareholders' equity
            (deficit)................  $  28,847  $  29,900
                                       =========  =========

The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
NET SALES............................  $  94,471  $  94,271
OPERATING COST AND EXPENSES:
     Cost of sales...................     78,479     77,917
     Operating and delivery..........      7,297      7,218
     Selling, general and
      administrative.................      5,056      4,399
     Depreciation and amortization...      1,108      1,052
                                       ---------  ---------
          Operating income...........      2,531      3,685
OTHER (INCOME) EXPENSE:
     Interest expense................      1,451      1,645
     Other, net......................          4        (31)
                                       ---------  ---------
          Net income.................  $   1,076  $   2,071
                                       =========  =========

The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
              (IN THOUSANDS OF DOLLARS, EXCEPT FOR SHARE AMOUNTS)

                                                                                                              TOTAL
                                          COMMON STOCK                  RETAINED       TREASURY STOCK     SHAREHOLDERS'
                                        ----------------    PAID-IN     EARNINGS     ------------------      EQUITY
                                        SHARES    AMOUNT    CAPITAL     (DEFICIT)    SHARES     COST        (DEFICIT)
                                        ------    ------    --------    ---------    ------   ---------   -------------
BALANCE, December 31, 1995...........     760      $  1       $ 75       $  (930)       90    $    (352)     $(1,206)
     Net income......................    --        --         --           2,071      --         --            2,071
                                        ------    ------       ---      ---------    ------   ---------   -------------
BALANCE, December 31, 1996...........     760         1         75         1,141        90         (352)         865
     Net income......................    --        --         --           1,076      --         --            1,076
     Distributions to shareholders...    --        --         --          (3,277)     --         --           (3,277)
                                        ------    ------       ---      ---------    ------   ---------   -------------
BALANCE, December 31, 1997...........     760      $  1       $ 75       $(1,060)       90    $    (352)     $(1,336)
                                        ======    ======       ===      =========    ======   =========   =============

The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   1,076  $   2,071
     Adjustments to reconcile net
      income to net cash provided by
       operating activities --
          Depreciation and
            amortization.............      1,108      1,052
          Gain on property and
            equipment transactions...     --             (2)
          Changes in operating assets
            and liabilities --
               Accounts receivable...       (306)     2,679
               Inventories...........        651       (478)
               Other assets..........        (35)      (157)
               Accounts payable......       (590)     3,805
               Accrued liabilities...        125       (407)
                                       ---------  ---------
                     Total
                      adjustments....        953      6,492
                                       ---------  ---------
                     Net cash
                      provided by
                      operating
                      activities.....      2,029      8,563
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of assets....         21          3
     Purchases of property and
      equipment......................       (386)      (618)
     Purchase of businesses, net of
      acquired cash..................     --           (641)
                                       ---------  ---------
                     Net cash used in
                      investing
                      activities.....       (365)    (1,256)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds (payments) on line of
      credit, net....................      2,599     (7,531)
     Payments on long-term debt and
      capitalized lease
      obligations....................       (886)      (771)
     Proceeds from issuance of
      long-term debt.................     --          1,048
     Payments of noncompete
      obligations....................       (100)       (53)
     Distributions to shareholders...     (3,277)    --
                                       ---------  ---------
                     Net cash used in
                      financing
                      activities.....     (1,664)    (7,307)
                                       ---------  ---------
NET CHANGE IN CASH...................     --         --
CASH, beginning of period............         12         12
                                       ---------  ---------
CASH, end of period..................  $      12  $      12
                                       =========  =========

The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT METALS CO., INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                           (IN THOUSANDS OF DOLLARS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Independent Metals Co., Inc. and its wholly owned subsidiary, which are collectively referred to as "Independent." All significant intercompany transactions have been eliminated. Independent is a flat rolled processor of carbon steel, stainless steel and specialty metal, including copper, brass, and aluminum, with operations in Germantown, Wisconsin; Broadview, Illinois; New Hope, Minnesota and Orlando, Florida. Principal customers include: consumer durable goods manufacturers, food equipment manufacturers, metal stamping, and electronic manufacturers. Independent's market areas are concentrated in the midwestern United States and Florida.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

    RECLASSIFICATIONS

     The fiscal 1996 financial statements have been reclassified to conform to the fiscal 1997 financial statement presentation.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVENTORIES

     Inventories are valued at the lower of last-in, first-out (LIFO) cost or market.

    PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method at rates based upon the estimated useful lives of the various classes of assets.

    GOODWILL

     On February 1, 1996, Independent purchased the assets of Jenks Metals, Inc. ("Jenks") for approximately $1,043. The excess of the purchase price over the fair value of the identifiable assets acquired (approximately $328) was recorded as goodwill. After giving effect to the amortization of goodwill for the month of January 1996, on a pro forma basis the results of operations for Independent did not differ in any material respect from the actual results reported for the year ended December 31, 1996.

     Goodwill is amortized on a straight-line basis over fifteen years. Other assets consist primarily of start-up costs related to the acquisition that are being amortized on a straight-line basis over five years.

    OTHER ASSETS

     Deferred loan costs associated with borrowings related to the Industrial Development Revenue Bonds and notes payable to the bank are deferred and amortized on a straight-line basis over the life of the loans. As of December 31, 1997, Independent has paid off all Industrial Development Revenue Bonds.

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

     Noncompete agreements associated with the purchase of Jenks, which totaled $200 as of February 1, 1996, are amortized on a straight-line basis over the terms of the agreements. The term of the agreements range from four to five years through 2001.

     The liability associated with the noncompete agreement is payable over a two year period with the last payment due in February 1998.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Independent having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Independent to concentrations of credit risk, consist principally of cash deposits and trade account receivables. Independent places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Independent periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Approximate cash paid for:

                                         1997       1996
                                       ---------  ---------
Interest.............................  $   1,463  $   1,706
                                       =========  =========

     A noncompete obligation of $200 was incurred in connection with the purchase of Jenks in February, 1996.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                           (YEARS)        1997       1996
                                        -------------   ---------  ---------
Land.................................      --           $     118  $     118
Building and improvements............      30               2,181      2,208
Machinery and equipment..............     3-15              7,422      7,073
Automobiles and trucks...............      4-6                688        674
                                                        ---------  ---------
                                                           10,409     10,073
Less -- Accumulated depreciation.....                       6,491      5,548
                                                        ---------  ---------
                                                        $   3,918  $   4,525
                                                        =========  =========

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

3.  INVENTORIES

     The following summarizes the effect on inventories had Independent used the first-in, first-out ("FIFO") cost method of inventory valuation at December 31:

                                         1997       1996
                                       ---------  ---------
Inventories at FIFO cost.............  $  16,698  $  16,695
Less -- LIFO reserve.................     (1,932)    (1,278)
                                       ---------  ---------
     Total...........................  $  14,766  $  15,417
                                       =========  =========

     Inventories for financial reporting purposes exceed inventories for income tax purposes by $1,241 at December 31, 1997.

4.  LONG-TERM DEBT AND NOTES PAYABLE

     Independent had a Loan and Security Agreement with a bank that covered a term loan and a revolving line of credit. The agreement was secured by substantially all business assets.

     Independent had $15,788 outstanding under the revolving line of credit agreement that included an amount of $635 of outstanding checks, net of deposits in transit, at December 31, 1997. Borrowings under the line of credit carried interest at an adjustable rate based upon prime (8.5% at December 31, 1997) or the London Interbank Offered rate (5.78% at December 31, 1997) based upon levels of net earnings as defined in the agreement. The average interest rate at December 31, 1997 was 8.4%. Aggregate outstanding borrowings under this agreement could not exceed the lesser of $18,000 or a percentage of eligible receivables and of eligible inventories as defined in the agreement. Independent received additional availability of $1,500 from December 30, 1997 to January 15, 1998.

     The entire line of credit has been classified as long-term based upon assumptions by management that the 1998 levels of eligible receivables and inventories would have been sufficient to maintain this amount of borrowings and based on Independent's intent not to reduce the amount in 1998, if the sale (see
Note 9) had not occurred.

     Long-term debt consists of:

                                         1997       1996
                                       ---------  ---------
Revolving line of credit.............  $  15,788  $  13,189
Industrial Development Revenue
  Bonds(a)...........................     --            350
Note payable to bank, due in monthly
  installments of $30,729 plus
  interest at prime (8.5% at December
  31, 1997) plus 1/2% through
  February, 2000(b)..................        799      1,168
Note payable, due in monthly
  installments of $8,591, including
  interest at 8.5% through January,
  2003(c)............................        424        488
                                       ---------  ---------
                                          17,011     15,195
Less -- Current portion of long-term
  debt...............................        439        608
                                       ---------  ---------
                                       $  16,572  $  14,587
                                       =========  =========

------------

(a) In December, 1988, the Village of Germantown, Wisconsin, issued $1,600 of Industrial Development Revenue Bonds. The proceeds were loaned to Independent and were used to expand the building and to purchase equipment. The principal payments reflect the maturity dates of the bonds and are due in annual installments of $175 through 1998. The loans bear interest, payable quarterly, ranging from 7.5% to 7.7%. The bonds were paid in full in 1997.

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

(b) As part of the Jenks acquisition (Note 1), Independent amended its note payable to bank. An additional $500 was added to the note in February 1996, to fund the acquisition.

(c) The note payable had an adjustable interest rate. The rate was set annually at the lesser of prime as of February 1 of each year or 10%. The note was secured by substantially all business assets located in Florida and was subordinate to the bank's security interest.

     Fixed maturities of long-term debt are as follows:

1998.................................  $     439
1999.................................     16,233
2000.................................        144
2001.................................         90
2002.................................         97
Thereafter...........................          8
                                       ---------
                                       $  17,011
                                       =========

     The revolving line of credit and note payable to bank were paid in full subsequent to year end as part of the sale (see Note 9).

5.  INCOME TAXES

     The shareholders of Independent have elected to be treated as an "S Corporation" under the Internal Revenue Code. As an S Corporation, Independent's taxable income or loss is includable in the individual tax returns of its shareholders for federal and state income tax purposes.

     In the event that the S Corporation election is terminated, the net deferred income tax liability would be reflected in Independent's financial statements.

     Independent Metals Co., Inc.'s wholly owned subsidiary is organized as a Limited Liability Corporation ("LLC"). Under the Internal Revenue Code an LLC is treated in a manner similar to a partnership. As an LLC, the subsidiary's taxable income or loss is includable in the tax return of Independent.

6.  EMPLOYEE BENEFIT PLAN

     Independent sponsors the INMETCO Savings and Profit Sharing Plan (the "Plan"), which covers substantially all employees. The Plan offers a 401(k) tax deferral option to employees of Independent. Contributions to the Plan can be made by employees up to a defined percentage of their compensation. Independent matches twenty percent of employee contributions up to six percent of the employee's compensation. Independent may, at its discretion, make additional contributions to the Plan. The total amount charged to operations for the Plan was $58 and $47 for 1997 and 1996, respectively.

7.  LEASES

     Leased property under capital leases consists of the following:

Trucks, computer and peripheral
  equipment and telephone............  $     688
Less -- Accumulated amortization.....        598
                                       ---------
                                       $      90
                                       =========

                          INDEPENDENT METALS CO., INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

     Future minimum lease payments at December 31, 1997, under leases that have noncancellable terms, are as follows:

                                        CAPITAL       OPERATING
                                         LEASES         LEASES
                                        --------      ----------
               1998..................    $   99         $  244
               1999..................     --               243
               2000..................     --               196
               2001..................     --                44
               2002..................     --                22
               Thereafter............     --             --
                                        --------      ----------
                                             99         $  749
                                                      ==========
Less -- Amount representing
  interest...........................         6
                                        --------
Less -- Amounts due within one
  year...............................        93
                                        --------
                                         $--
                                        ========

     Total rent expense under operating leases was approximately $514 and $489 in 1997 and 1996, respectively.

8.  STOCK PURCHASE AGREEMENTS

     Independent has an agreement to repurchase at the option of the shareholders / employees all of its common stock upon their death or termination of employment due to disability. In addition, upon termination of a shareholder / employee for reasons other than disability or death, Independent has the option to purchase all the common stock held by the shareholder / employee. The purchase price is based upon a formula.

     In addition, should a shareholder/employee receive an offer to buy their stock from a third-party, Independent has the right of first refusal to purchase the stock at the third-party offer price.

9.  SUBSEQUENT EVENT

     On January 7, 1998, the shareholders sold all of their stock in Independent to Metals USA, Inc.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pacific Metal Company
Portland, Oregon

     We have audited the accompanying consolidated balance sheets of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in Note 14 to the financial statements, the Company has restated its financial statements to correct an error in accounting for stock appreciation rights.

PERKINS & COMPANY, P.C.

Portland, Oregon
February 11, 1998, except for Note 15 as to which the date is March 3, 1998

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
               ASSETS
Current assets:
     Cash............................     $    255        $ --
     Trade accounts and notes
      receivable, net of allowance of
      $185 and $88...................        6,551           7,335
     Inventories.....................       11,589          10,634
     Refundable income taxes.........          110             124
     Prepaid expenses................          118             148
     Deferred income taxes...........          915           1,360
                                        ------------    ------------
          Total current assets.......       19,538          19,601
Property and equipment, net..........        5,312           5,344
Other assets.........................           90              56
                                        ------------    ------------
          Total assets...............     $ 24,940        $ 25,001
                                        ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Revolving line-of-credit........     $  7,050        $  5,327
     Checks drawn in excess of
      deposits.......................          301              95
     Current portion of long-term
      debt...........................          426             430
     Accounts payable................        5,049           4,921
     Accrued liabilities.............        2,294           4,015
                                        ------------    ------------
          Total current
             liabilities.............       15,120          14,788
Long-term debt, net of current
  portion............................        2,971           2,541
Deferred income taxes................          465             577
Other long-term liabilities..........           12          --
                                        ------------    ------------
          Total liabilities..........       18,568          17,906
Commitments and contingencies........
Stockholders' equity:
     Common stock, $1 par value,
      500,000 shares authorized,
      177,250 shares issued and
      outstanding....................          177             177
     Additional paid-in capital......          269             308
     Unearned ESOP compensation......         (264)           (209)
     Retained earnings...............        6,190           6,819
                                        ------------    ------------
          Total stockholders'
             equity..................        6,372           7,095
                                        ------------    ------------
          Total liabilities and
             stockholders' equity....     $ 24,940        $ 25,001
                                        ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                         YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Net sales............................     $ 84,261        $ 85,920
Operating costs and expenses:
     Costs of sales..................       65,236          66,605
     Operating and delivery..........        6,333           6,465
     Selling, general and
      administrative.................        8,870          10,367
     Depreciation and amortization...          710             812
                                        ------------    ------------
Operating income.....................        3,112           1,671
Other (income) expense:
     Interest expense................          843             679
     Other, net......................         (336)           (274)
                                        ------------    ------------
                                               507             405
                                        ------------    ------------
Income before income taxes...........        2,605           1,266
Provision for income taxes...........        1,008             464
                                        ------------    ------------
Net income...........................     $  1,597        $    802
                                        ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK       ADDITIONAL       UNEARNED                        TOTAL
                                        ------------------      PAID-IN          ESOP         RETAINED     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      COMPENSATION     EARNINGS        EQUITY
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, as previously reported at
  December 31, 1995..................   174,900     $ 175        $ 169          $  (538)       $ 5,411        $ 5,217
     Prior-period
       adjustments -- error in
       accounting for stock
       appreciation rights...........     --         --          --              --               (646)          (646)
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, as restated at December 31,
  1995...............................   174,900       175          169             (538)         4,765          4,571
     Stock options exercised.........     2,350         2           83           --              --                85
     Increase in average fair value
       of ESOT shares allocated......     --         --             17           --              --                17
     Dividends declared..............     --         --          --              --               (177)          (177)
     Dividends on unallocated ESOT
       shares expensed...............     --         --          --              --                  5              5
     Payments made toward principal
       of ESOT obligation............     --         --          --                 274          --               274
     Net income......................     --         --          --              --              1,597          1,597
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, December 31, 1996...........   177,250       177          269             (264)         6,190          6,372
     Increase in average fair value
       of ESOT shares allocated......     --         --             39           --              --                39
     Dividends declared..............     --         --          --              --               (177)          (177)
     Dividends on unallocated ESOT
       shares expensed...............     --         --          --              --                  4              4
     Payments made toward principal
       of ESOT obligation............     --         --          --                  55          --                55
     Net income......................     --         --          --              --                802            802
                                        -------    -------    -----------    -------------    ---------    -------------
BALANCE, December 31, 1997...........   177,250     $ 177        $ 308          $  (209)       $ 6,819        $ 7,095
                                        =======    =======    ===========    =============    =========    =============

The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                         YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................     $  1,597        $    802
  Adjustments to reconcile net income
   to net cash provided in operating
   activities:
     Provision for bad debts.........          174              47
     Depreciation and amortization...          710             812
     (Gain) loss on sale of
     equipment.......................          (98)              8
     Deferred income taxes...........           37            (332)
     Dividends accrued on unallocated
     ESOT shares.....................            5               4
     Increase in average value of
     ESOT shares allocated...........           17              39
     Deferred compensation...........          (11)            (12)
     Changes in operating assets and
     liabilities:
       Trade accounts and notes
       receivable....................          296            (832)
       Refundable income taxes.......          (22)            (14)
       Inventories...................        1,349             955
       Prepaid expenses..............           43             (30)
       Accounts payable..............          323            (128)
       Accrued liabilities...........          226           1,721
                                        ------------    ------------
               Net cash provided by
                   operating
                   activities........        4,646           3,040
                                        ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................          141              23
  Purchase of property and
   equipment.........................       (1,491)           (875)
  Other assets.......................          (38)             34
                                        ------------    ------------
               Net cash used in
                   investing
                   activities........       (1,388)           (818)
                                        ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of revolving
   line-of-credit, net...............       (2,825)         (1,723)
  Net change in checks drawn in
   excess of deposits................         (553)           (205)
  Borrowings on long-term notes......          553          --
  Repayment of long-term notes.......         (196)           (350)
  Payment of lease obligations.......          (20)            (22)
  Proceeds from stock options
   exercised.........................           85          --
  Dividends paid.....................          (87)           (177)
                                        ------------    ------------
               Net cash used in
                   financing
                   activities........       (3,043)         (2,477)
                                        ------------    ------------
NET INCREASE (DECREASE) IN CASH......          215            (255)
CASH, beginning of period............           40             255
                                        ------------    ------------
CASH, end of period..................     $    255        $ --
                                        ============    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for --
     Interest........................     $    865        $    673
     Income taxes....................          993             810
  Noncash activities --
     Reduction in unearned ESOP
     compensation....................          274              55
     Dividends declared..............          177             177

The accompanying notes are an integral part of these consolidated financial statements.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Pacific Metal Company and its wholly owned subidiary PMCC, Inc., dba Pacific Metal, which are collectively referred to as "Pacific Metal." All material intercompany balances and transactions have been eliminated in consolidation. Pacific Metal operates metal service centers distributing principally flat rolled, common alloy aluminum and steel from seven branch locations in Oregon, Washington, Idaho, Montana and California. The products are used predominately in construction, precision fabrication and in the manufacturing of trucks and trailers, consumer durables, and machinery and equipment. As a distributor, Pacific Metal has the ability to select from many alternate sources of supply for its products.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORIES -- Inventories are stated at the lower of cost or market using principally the last-in, first-out ("LIFO") method.

     PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. For financial reporting purposes, the costs of property and equipment are depreciated over the estimated useful lives of the assets using the declining-balance and straight-line methods. Capital leases are amortized over the lease term.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amount of notes receivable approximates fair value at the applicable balance sheet dates. The fair value of the notes was based on expected cash flows discounted using current rates at which similar loans would be made to borrowers with similar credit ratings. The carrying amount of the revolving line-of-credit and long-term debt approximate fair value at the applicable balance sheet dates. The fair value of the line-of-credit and long-term debt are estimated based on interest rates for the same or similar debt offered to Pacific Metal having the same or similar maturities and collateral requirements.

     CONCENTRATIONS OF CREDIT RISK -- Financial instruments, which potentially subject Pacific Metal to concentrations of credit risk, consist principally of cash deposits, trade accounts and notes receivable. Pacific Metal places its cash principally with one large financial institution with balances in excess of Federal Deposit Insurance Corporation limits. Concentrations of credit risk with respect to trade accounts are within the machinists and fabricators, industrial/commercial contractors and transportation equipment manufacturers industries. Generally, credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Pacific Metal periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

     INCOME TAXES -- Pacific Metal accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences of differences between tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS) to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the amount of taxes payable and the applicable changes in deferred tax assets and liabilities.

     ADVERTISING COSTS -- Pacific Metal expenses advertising costs as incurred.

     RECENT ACCOUNTING PRONOUNCEMENTS -- The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF in March 1995. SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pacific Metal adopted SFAS 121 on January 1, 1996. The impact of adopting this standard did not have a material impact on the results of operations.

     SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Pacific Metal has elected to follow APB No. 25 in accounting for its employee stock options. Under APB No. 25, no compensation expense is recognized when the exercise price of options equals the fair market value of the stock on the date of grant.

2.  INVENTORIES

     Inventories consist of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Aluminum products....................     $  8,437        $  8,338
Cargon plates and sheets.............        6,167           5,618
Carbon tubular products..............           99              24
Rolled finished bars/shapes..........          210               2
Stainless steel products.............          319             277
Other................................          745             808
Less -- LIFO reserve.................       (4,388)         (4,433)
                                        ------------    ------------
     Total...........................     $ 11,589        $ 10,634
                                        ============    ============

     The replacement cost of Pacific Metal's inventory exceeds the historical cost of the inventory, computed using LIFO the method of valuation, as reported in the accompanying financial statements. If the average cost method had been used for all inventories, the carrying value would have been $15,977 and $15,067 at December 31, 1996 and December 31, 1997, respectively. Additionally, net income would have been $955 and $829 for the years ended December 31, 1996 and December 31, 1997, respectively.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Land.................................     $    353        $    353
Buildings and improvements...........        3,272           3,731
Machinery and equipment..............        7,321           7,555
Automobiles and trucks...............          162             193
                                        ------------    ------------
                                            11,108          11,832
Less -- Accumulated depreciation and
  amortization.......................       (5,796)         (6,488)
                                        ------------    ------------
          Total......................     $  5,312        $  5,344
                                        ============    ============

4.  REVOLVING LINE OF CREDIT

     Under a loan agreement dated as May 31, 1996, maturing April 30, 1998, and as subsequently amended, Pacific Metal has a revolving line-of credit of $10,000. At Pacific Metal's option, funds are borrowed at either the bank's prime rate or the London Interbank Offered Rate (LIBOR) plus 1.65%. At December 31, 1997, the bank's prime rate was 8.5%, and the LIBOR rate was 6.75%. Pacific Metal's advances against the line of credit are limited to 80% of its qualified accounts receivable and the lesser of 50% of its qualified inventory or $6,500.

     Under the credit agreement, which includes the term loan (See Note 5), inventory, accounts receivable and equipment are pledged as collateral. Also, the agreement contains provisions, among others, requiring the maintenance of certain levels of working capital, tangible net worth and cash flow.

5.  LONG-TERM DEBT

Long-term debt consists of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Note payable to U.S. Bank through June
2001 consisting of monthly principal
payments of $25 plus accrued interest.
For the period June, 1, 1996 to May 31,
2000, interest is accrued at the Index
rate (8.5%) on the principal balance of
$300. Interest is accrued at the Fixed
Interest Rate (2.12% over the constant
maturity auction average for One-year
U.S. Treasury Bills (5.66% until June 1,
1998)) on the remaining principal
balance. For the period June 1, 2000
until paid in full, interest is accrued
at the Index rate on the remaining
principal balance (See Note 4).......      $1,350          $1,050
Mortgage notes payable to U.S. Bank
  through 2003 in monthly
  installments of $16, including
  interest at 8.25%. Property with a
  book value of $926 is subject to
  the mortgage.......................       1,739           1,689
Guaranteed ESOP debt due in
  decreasing annual installments
  through 2002 at an average interst
  rate of 7.61% (Note 10)............         264             209
Capital lease obligation (Note 8)....          44              23
                                        ------------    ------------
                                            3,397           2,971
Less current portion.................         426             430
                                        ------------    ------------
                                           $2,971          $2,541
                                        ============    ============

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     As of December 31, 1997, future maturities of long-term debt for the next five years, exclusive of capital lease obligations, are as follows:

1998.................................  $     407
1999.................................        412
2000.................................        418
2001.................................        272
2002.................................         78

6.  DETAIL OF ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Accrued salaries and benefits........      $  701          $1,074
Accrued stock appreciation rights....       1,380           2,728
Accrued property and sales taxes.....          36              36
Other................................         177             177
                                        ------------    ------------
                                           $2,294          $4,015
                                        ============    ============

7.  DEFERRED COMPENSATION

     Pacific Metal has agreements with three retired management personnel which provided for their employment until retirement and a monthly payment thereafter for specified periods of time. All of the agreements provide that if the employee dies before he has received retirement payments of $50 (except for one person for whom the payments must exceed $75), his surviving spouse shall receive the unpaid balance thereof in monthly installments. The estimated liability under this agreement has been charged to expense over the period of employment ending with the retirement date of each employee. These agreements resulted in a charge to income of $22 for each of the years ended December 31, 1996 and 1997.

8.  COMMITMENTS

     Pacific Metal leases land and buildings under long-term lease agreements classified as operating leases. The lease for its Portland, Oregon distribution facilities expires in 2001 with one five-year option for renewal. The lease is subject to adjustment to fair market value rates, as defined, but not less than the initial annual rental of $378. Leases for two branch warehouse locations expire in 1998 and 2001. In addition to stated rentals, Pacific Metal was responsible for property taxes, maintenance and insurance on the facility. Pacific Metal also leases automobiles, trucks, warehouse and office equipment under operating leases expiring through 2002.

     Pacific Metal has a capital lease for equipment. The amortization of this lease had been included in depreciation expense. Cost and accumulated amortization was $143 and $120, respectively, at December 31, 1996 and $143 and $143, respectively, at December 31, 1997.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The following is a schedule, by years, of future minimum lease payments under leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, and the present value of net minimum lease payments under the capital lease which is carried as a liability as of December 31, 1997:

                                                         OPERATING
                                        CAPITAL LEASE     LEASES
                                        -------------    ---------
Year ending December 31,
1998.................................       $  23         $   930
1999.................................      --                 879
2000.................................      --                 796
2001.................................      --                 499
2002.................................      --                 109
Thereafter...........................      --                  74
                                        -------------    ---------
Total minimum payments required......          23         $ 3,287
                                                         =========
Less amount representing interest....      --
                                        -------------
Present value of minimum payments....       $  23
                                        =============

     The total rental expense for all operating leases amounted to approximately $1,300 and $1,234 for the years ended December 31, 1996 and 1997, respectively.

     Pacific Metal, as lessor, leases portions of its distribution facility in Medford, Oregon. The facility is leased on a noncancelable operating lease. The lease was renewed July 1997 and expires in June 2000 with total minimum future rentals of $90 at December 31, 1997.

     Pacific Metal's warehouse employees and truck drivers at its Seattle, Washington branch, comprising approximately 15% of the Company's employees, are subject to collective bargaining agreements between the Company and the International Brotherhood of Teamsters. The agreements are negotiated every three years and were last negotiated on April 30, 1997.

9.  INCOME TAXES

     The provision for income taxes consists of the following:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Federal --
     Current.........................      $  823            $  684
     Deferred........................          47              (294)
                                        ------------      ------------
                                              870               390
State --
     Current.........................         148               112
     Deferred........................         (10)              (38)
                                        ------------      ------------
                                              138                74
                                        ------------      ------------
               Total provision.......      $1,008            $  464
                                        ============      ============

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

     The provision for income taxes differs from an amount computed at statutory rates as follows:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Federal income tax at statutory
  rates..............................      $  886            $  430
State income taxes, net of federal
  income tax benefit.................          86                41
Nondeductible expenses and other,
  net................................          36                (7)
                                        ------------      ------------
                                           $1,008            $  464
                                        ============      ============

     The significant items giving rise to the deferred tax assets (liabilities) are as follows:

                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Deferred tax assets --
     Allowance for doubtful
       accounts......................      $   71            $   34
     Uniform capitalization of
       inventory.....................         220               194
     Deferred compensation...........           9                 5
     Accrued liabilities.............         616             1,130
     Other...........................           7                 2
                                        ------------      ------------
               Total deferred tax
                  assets.............         923             1,365
                                        ------------      ------------
Deferred tax liabilities --
     Property and equipment..........        (473)             (582)
                                        ------------      ------------
               Total deferred tax
                  liabilities........        (473)             (582)
                                        ------------      ------------
               Net deferred tax
                  assets.............      $  450            $  783
                                        ============      ============

10.  EMPLOYEE BENEFIT PLANS

     Pacific Metal sponsors a leveraged Employee Stock Ownership Plan ("ESOP") that covers employees with more than one year of service and whose employment is not covered by a collective bargaining agreement. An Employee Stock Ownership Trust ("ESOT") was established in 1984 to fund the ESOP by obtaining financing to acquire shares of common stock.

     In 1994, the ESOT acquired 7,320 shares of common stock for $371 with the proceeds of a $384 loan from Centennial Bank of Eugene. The loan is payable through 2001 in monthly installments of $4 plus interest at the bank's prime rate (8.25% at December 31, 1996) plus .75%. Pacific Metal has guaranteed the repayment of the loans to the ESOT. Under the guarantee agreement, Pacific Metal is obligated to make contributions to the ESOT to enable it to make similar payments against the bank loans and, therefore, the unpaid balance is recorded as long-term debt. An unearned ESOP compensation amount has been reported as an offset to stockholder's equity of the same amount.

     The ESOT regularly issues notes for shares repurchased from certain former employees of Pacific Metal. Repurchase notes outstanding as of December 31, 1996 amounted to $3 and were repaid in full during 1997. For 1996, this additional ESOT obligation has been recorded as long-term debt with stockholders' equity offset by the same amount.

     Pacific Metal's contributions are determined annually by the Board of Directors, but are not less than the amount necessary to enable the ESOT to make its regularly scheduled payments of principal and interest due on its term loans plus an amount sufficient to enable the ESOT to repurchase stock from terminated

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

ESOP participants to the extent not funded by the ESOT. Shares are allocated to participants ratably over the life of the ESOT loans.

     Dividends on allocated shares of the ESOT are paid to participants and are reported as a reduction of retained earnings. Dividends on unallocated shares are reported as compensation expense.

     Compensation expense for shares acquired prior to January 1, 1994 is determined based on Pacific Metal's contributions to the ESOT. For shares acquired after December 31, 1993, Pacific Metal measures compensation expense in accordance with Statement of Position 93-6 of the Accounting Standards Division of the American Institute of Certified Public Accountants, which requires compensation expense to be measured using the fair market value of the shares when allocated to participants.

     Selected financial data pertaining to the ESOT is as follows:

                                         YEAR ENDED        YEAR ENDED
                                        DECEMBER 31,      DECEMBER 31,
                                            1996              1997
                                        ------------      ------------
Contributions........................      $  595            $  554
Dividends on unallocated shares
  reported as expense................           5                 4
Increase in average fair value of
  ESOT shares allocated..............          17                39
                                        ------------      ------------
Total ESOP expense...................      $  617            $  597
                                        ============      ============
Interest expense (included in ESOP
  expense above).....................      $   32            $   22
                                        ============      ============

                                        DECEMBER 31,    DECEMBER 31,
                                            1996            1997
                                        ------------    ------------
Allocated shares.....................      118,562         119,681
Unallocated shares, accounted for
  under SOP 93-6.....................        5,213           4,119
                                        ------------    ------------
Total ESOT shares....................      123,775         123,800
                                        ============    ============
Fair value of unallocated ESOT shares
  accounted for under
  SOP 93-6...........................     $    354        $    419
Fair value of allocated ESOT shares
  subject to repurchase by
  the Company........................     $  8,062        $ 12,184

     As of December 31, 1996, the fair value of the ESOT shares subject to repurchase by Pacific Metal represents the best estimate of the fair value of Pacific Metal continuing to operate as an independent entity. As a result of the contemplated merger with Metals USA, Inc., the fair value of the ESOT shares is based upon the proposed transaction price. If this transaction is not completed, the ultimate fair value may be different.

     Pacific Metal contributed $60 and $64 in 1996 and 1997, respectively, to a multi-employer pension plan for a portion of its employees covered by a collective bargaining agreement.

11.  STOCK OPTIONS

     Pacific Metal's non-qualified stock option plan provides for the issuance of stock options to key executive employees covering up to 100,000 shares of Pacific Metal's common stock. Any option granted under the plan may include a stock appreciation right. A stock appreciation right ("SAR") permits the optionee to receive cash in an amount equal to the excess of the fair market value per share of the common stock at the date the right is exercised over the option price per share of the option exercised.

     Options to purchase shares of Pacific Metal's common stock, together with an equivalent number of SARs, have been granted to four employees, and these options become exercisable in two installments and

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

expire ten years after the date of grant. The first installment was effective January 1, 1989 and grants options to purchase 24,970 shares of common stock at a purchase price of $35 per share. The second installment was effective December 31, 1989 and grants options to purchase 25,000 shares of common stock at a purchase price of $43 per share.

     The number of shares which may be purchased under these options will automatically be changed to reflect any subsequent stock split, merger, consolidation, reorganization, recapitalization or other event affecting the outstanding common stock of Pacific Metal.

     Upon exercise of stock options, Pacific Metal receives cash equal to the number of options exercised multiplied by the per share option price. Common stock is credited for the par value of the shares issued and additional paid-in capital is credited for an amount equal to the option price of the shares issued, less the amount credited to common stock. The difference between any increase and decrease in the fair market value of the SARs and the option price is recorded currently in the consolidated statement of income. For 1996, the fair market value of the SARs represents Pacific Metal's best estimate of the fair value of Pacific Metal continuing to operate as an independent entity. In 1997, the fair value of the SARs is based upon the proposed transaction price with Metals USA, Inc. Compensation expense in connection with the SARs amounted to $381 and $1,348 for the years ended December 31, 1996 and 1997, respectively.

     A summary of stock option activity is as follows:

                                          NUMBER OF
                                        SHARES UNDER       AVERAGE
                                           OPTION           PRICE
                                        -------------      --------
Balance at December 31, 1995.........       46,100          $39.29
Exercised in 1996....................       (2,350)         $36.19
                                        -------------
Balance at December 31, 1996.........       43,750          $39.45
Exercised in 1997....................       --               --
                                        -------------
Balance at December 31, 1997.........       43,750          $39.45
                                        =============

     At December 31, 1996 and 1997 there were 19,400 options and SARs exercisable at $35 per share and 24,350 options and SARs exercisable at $43 per share. All of these options are fully vested.

12.  RELATED PARTY TRANSACTION

     Included in trade accounts and notes receivable at December 31, 1997 is a note receivable from an officer of Pacific Metal for $250. This note bears interest at Pacific Metal's line-of-credit rate plus 1% and is due May 12, 1998.

13.  EXCHANGE OF LAND AND BUILDING

     Pacific Metal constructed a new facility in Eugene, Oregon, which was completed in 1996. A portion of the new land and building was obtained through an exchange of the previous facility in Eugene which had a book value of $105 and a fair value of $600. Pacific Metal incurred additional costs of $771 in 1996. The new facility has been recorded in the amount of $876, which represents the book value of the land and building exchanged, plus the additional costs incurred in 1996.

                      PACIFIC METAL COMPANY AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

14.  PRIOR PERIOD ADJUSTMENT

     The accompanying financial statements for 1996 have been restated to correct an error in accounting for SARs. Previously, Pacific Metal recognized compensation expense when the SARs were exercised because Pacific Metal did not expect a significant number of the related stock options to be exercised. The financial statements have been restated to accrue compensation expense as the fair market value of Pacific Metal's stock exceeds the exercise price of the related options. The effect of the restatement was to decrease net income for 1996 by $205, net of an income tax benefit of $128. Retained earnings at December 31, 1995 has been adjusted for the effects of the restatement on prior years.

15.  SUBSEQUENT EVENT

     Pacific Metal and its stockholders entered into a definitive merger agreement with Metals USA, Inc. on March 3, 1998, pursuant to which all of Pacific Metal's outstanding shares of common stock were exchanged for cash and shares of Metals USA, Inc. common stock. The agreement contemplates that the transaction will be accounted for using the purchase method.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fullerton Industries, Inc.

     We have audited the accompanying consolidated balance sheets of Fullerton Industries, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fullerton Industries, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

January 23, 1998, except for Note 10, for which the date is April 17, 1998 Chicago, Illinois

                           FULLERTON INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $   2,670  $   1,885
     Accounts receivable, less
      allowance for doubtful accounts
      of $250........................      8,851      7,662
     Inventories, net................      8,389      8,627
     Other current assets............        384        454
                                       ---------  ---------
          Total current assets.......     20,294     18,628
Property plant and equipment, at
  cost:
     Land............................        623        623
     Building........................      3,199      3,199
     Machinery and equipment.........      8,623      8,412
     Furniture and fixtures..........        556        548
                                       ---------  ---------
                                          13,001     12,782
     Less: Accumulated depreciation
      and amortization...............      9,532      8,944
                                       ---------  ---------
Net property, plant and equipment....      3,469      3,838
                                       ---------  ---------
Other assets:
     Deposits and other..............        198        198
     Cash value of life insurance,
      less policy loans of $121......         27         30
                                       ---------  ---------
          Total assets...............  $  23,988  $  22,694
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term
      portion........................  $     200  $     184
     Accounts payable................      4,156      4,890
     Accrued expenses................      1,239      1,022
     Accrued income taxes............        347        301
                                       ---------  ---------
          Total current
             liabilities.............      5,942      6,397
Long-term obligations, less current
  portion............................      9,678      8,807
Deferred income taxes................        271        422
Stockholders' equity:
     7% noncumulative voting
      preferred stock, $10 par
      value -- 150,000 shares
      authorized, 81,277.89 shares
      issued and outstanding.........        813        813
     Common stock, $100 par
      value -- 15,000 shares
      authorized, 6,617.21 shares
      issued.........................        662        662
     Retained earnings...............      8,504      7,475
                                       ---------  ---------
                                           9,979      8,950
     Less: Cost of 1,474.94 shares of
      common stock in treasury.......      1,882      1,882
                                       ---------  ---------
          Total stockholders'
             equity..................      8,097      7,068
                                       ---------  ---------
          Total liabilities and
             stockholders' equity....  $  23,988  $  22,694
                                       =========  =========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER 31
                                       ----------------------
                                          1997        1996
                                       ----------  ----------
Net sales............................  $  101,007  $   92,443
Costs and expenses:
     Cost of sales...................      83,612      76,508
     Operating and delivery..........       7,905       7,045
     Selling, general and
      administrative expenses........       6,386       5,720
     Depreciation and amortization...         588         599
                                       ----------  ----------
     Operating income................       2,516       2,571
Other expense:
     Interest expense................         714         755
     Other income....................         (20)        (76)
                                       ----------  ----------
Income before income taxes...........       1,822       1,892
Provision for income taxes...........        (793)       (830)
                                       ----------  ----------
Net income...........................  $    1,029  $    1,062
                                       ==========  ==========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                        PREFERRED    COMMON     RETAINED     TREASURY
                                          STOCK       STOCK     EARNINGS       STOCK      TOTAL
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1995...........     $ 813       $ 662      $ 6,413      $ (1,882)   $6,006
     Net income......................     --           --          1,062        --         1,062
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1996...........       813         662        7,475        (1,882)    7,068
     Net income......................     --           --          1,029        --         1,029
                                        ---------    -------    ---------    ---------    ------
BALANCE, December 31, 1997...........     $ 813       $ 662      $ 8,504      $ (1,882)   $8,097
                                        =========    =======    =========    =========    ======

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                       YEAR ENDED DECEMBER
                                                31
                                       --------------------
                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...........................  $   1,029  $   1,062
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
     Depreciation and amortization...        588        599
     Deferred compensation...........         71         60
     Loss on sale of land and
      equipment......................     --              4
     Deferred income taxes...........       (151)      (140)
Changes in operating capital:
     Accounts receivable.............     (1,189)     1,977
     Inventories.....................        238       (796)
     Other current assets............         70        228
     Accounts payable................       (734)       276
     Accrued expenses................        217         41
     Accrued income taxes............         46       (155)
                                       ---------  ---------
          Net cash provided by
             operating activities....        185      3,156
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures.................       (219)      (198)
                                       ---------  ---------
          Net cash used in investing
             activities..............       (219)      (198)
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of long-term obligations.....       (184)      (186)
Proceeds (repayments) of notes
  payable, net.......................      1,000     (2,000)
Change in cash value of life
  insurance..........................          3         (9)
                                       ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............        819     (2,195)
                                       ---------  ---------
NET INCREASE IN CASH.................        785        763
CASH, BEGINNING OF YEAR..............      1,885      1,122
                                       ---------  ---------
CASH, END OF YEAR....................  $   2,670  $   1,885
                                       =========  =========

                See notes to consolidated financial statements.

                           FULLERTON INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Fullerton Industries, Inc. and its wholly-owned subsidiary Fullerton Metals Co., which are collectively referred to as "Fullerton." All significiant intercompany transactions have been eliminated. Fullerton is a flat rolled processor of carbon steel, stainless steel and specialty metal, including copper, brass, and aluminum, with operations in Northbrook, Illinois. Principal customers include consumer durable goods manufacturers and the household appliance and automotive industries. Fullerton's market areas are concentrated in the midwestern United States.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVENTORIES

     Inventories are valued at the lower of cost or market. Fullerton determines cost based on the LIFO (last in, first out) method.

    PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets (building -- 40 years; other property and equipment -- 5 to 12 years) generally using the straight-line method.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for debt offered to Fullerton having similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Fullerton to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Fullerton places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade accounts receivable are within the midwest and Great Lakes regions of the United States. Fullerton had a credit risk concentration as one customer accounted for 12.3% of accounts receivable at December 31, 1997. For the years ended December 31, 1997 and 1996, 11.1%, and 12.8%, respectively, of net sales were to a single customer. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Fullerton periodically reviews the credit history of its customers and generally does not require collateral for the extension of credit.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

2.  TRANSACTIONS WITH AFFILIATES

     Fullerton leases certain equipment from entities controlled by the company's principal stockholders under operating leases with month-to-month terms ($941 and $917 paid in 1997 and 1996, respectively).

     Leases with affiliates are generally extended after the expiration of the initial lease period, and at December 31, 1997, affiliated lessors held $191 of lease deposits.

3.  INVENTORIES

     The current cost of inventories if determined by the average cost method would have been approximately $6,512 and $6,727 greater than that determined by the LIFO method at December 31, 1997 and 1996, respectively.

4.  LONG-TERM OBLIGATIONS AND NOTES PAYABLE TO BANKS

     Long-term obligations at December 31 consist of the following:

                                         1997       1996
                                       ---------  ---------
Notes payable to banks; interest
  ranging from 6.75% to 7.29%........  $   8,000  $   7,000
Subordinated notes payable to former
  shareholders, payable in monthly
  installments (including interest at
  8 1/4%) of $26 to November 2004....      1,543      1,724
Deferred compensation, discounted at
  various rates......................        335        267
                                       ---------  ---------
                                           9,878      8,991
Less: Current portion................        200        184
                                       ---------  ---------
                                       $   9,678  $   8,807
                                       =========  =========

     Annual maturities of long-term obligations, excluding notes payable to banks, are $200 in 1998; $217 in 1999; $235 in 2000; $252 in 2001; $274 in 2002;
and $700 thereafter.

     Loan agreements with two banks, as amended, provide for unsecured borrowings of $10,000 and expire March 31, 1999. During 1996, the company entered into a three-year interest rate swap agreement (the "Swap") for $3,000 of the loan facility. The Swap, which expires on March 31, 1999, fixes the interest rate at 7.29%.

     As part of the loan agreement and subordinated notes payable to former shareholders, certain financial covenants are required to be maintained including limitations on dividends. The subordinated notes are collateralized by the treasury stock.

     Cash payments for interest were $718 and $813 in 1997 and 1996, respectively.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

5.  INCOME TAXES

     Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Significant components of deferred income tax liabilities and assets at December 31 are as follows:

                                         1997       1996
                                       ---------  ---------
Deferred tax liabilities:
     Tax over book depreciation......  $     580  $     722
                                       ---------  ---------
Total deferred tax liabilities.......  $     580  $     722
                                       =========  =========
Deferred tax assets:
     Allowance for doubtful
      accounts.......................  $      99  $     114
     Deferred compensation...........        132        105
     Other -- Net....................         78         81
                                       ---------  ---------
Total deferred tax assets............  $     309  $     300
                                       =========  =========
Net deferred tax liabilities.........  $     271  $     422
                                       =========  =========

     The income tax provisions for the years ended December 31 are as follows:

                                         1997       1996
                                       ---------  ---------
Current:
     Federal.........................  $     770  $     770
     State...........................        174        200

Deferred:
     Federal.........................       (130)      (117)
     State...........................        (21)       (23)
                                       ---------  ---------
                                       $     793  $     830
                                       =========  =========

     A reconulation of the difference between the federal statutory tax rates and the effective tax rates as a percentage of net income is as follows:

                                            YEAR ENDED
                                           DECEMBER 31,
                                       --------------------
                                         1997       1996
                                       ---------  ---------
U.S. federal statutory rate..........       34.0%      34.0%
State income taxes, net of federal
benefit..............................        5.5        6.2
Other, net...........................        4.0        3.7
                                       ---------  ---------
                                            43.5%      43.9%
                                       =========  =========

     Cash payments for income taxes were $898 and $1,125 in 1997 and 1996, respectively.

                           FULLERTON INDUSTRIES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

6.  DESCRIPTION OF LEASING ARRANGEMENTS WITH NONAFFILIATED LESSORS

     Fullerton leases certain equipment and a facility under noncancelable operating leases from nonaffiliated lessors with minimum annual lease payments as follows:

Year ending December 31
     1998............................  $     197
     1999............................        101
     2000............................         64
     2001............................         14
     2002............................          4
                                       ---------
                                       $     380
                                       =========

     Rent expense with nonaffiliated lessors was $504 and $398 in 1997 and 1996, respectively.

7.  EMPLOYEE BENEFIT PLANS

     Fullerton contributes to a Section 401(k) plan covering substantially all employees who are not members of a bargaining unit. Company matching contributions, which are discretionary, to the plan were $34 and $36 in 1997 and 1996, respectively.

     Fullerton contributes to a defined-benefit, multiemployer pension plan under collective bargaining agreements. Contributions to this plan were $134 and $100 in 1997 and 1996, respectively.

8.  COMMITMENTS

     Fullerton periodically uses futures contracts to hedge inventory purchase commitments. Gains and losses are reported as a component of the related transaction. No futures contracts existed at December 31, 1997.

9.  OTHER INFORMATION (UNAUDITED)

    YEAR 2000

     Fullerton has developed a plan to modify its information technololgy to be ready for the year 2000 and has begun converting critical data processing systems. Fullerton currently expects the project to be substantially completed by the end of 1998. Fullerton does not expect this project to have a significant effect on operations or its financial condition.

10.  SUBSEQUENT EVENT

     On April 17, 1998, Metals USA, Inc. purchased all of the issued and outstanding equity securities of Fullerton, through the issuance of common stock and cash pursuant to a definitive merger agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
The Levinson Steel Company:

We have audited the accompanying balance sheets of The Levinson Steel Company (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Levinson Steel Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania, March 4, 1998 (except with respect to the matter discussed in Note 8, as to which the date is March 11, 1998)

                           THE LEVINSON STEEL COMPANY
                                 BALANCE SHEETS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                           DECEMBER 31
                                       --------------------
                                         1997       1996
                                       ---------  ---------
               ASSETS
Current assets:
     Cash............................  $       7  $      19
     Accounts receivable, net of
      allowance for doubtful accounts
      of $200,000 and $150,000,
      respectively...................     10,856      6,018
     Inventories.....................     20,459     19,151
     Other current assets............        185        202
                                       ---------  ---------
          Total current assets.......     31,507     25,390
                                       ---------  ---------
Property, plant and equipment:
     Land............................        325        325
     Building and improvements.......      1,333      1,333
     Machinery, equipment and
      fixtures.......................      2,579      2,300
                                       ---------  ---------
                                           4,237      3,958
     Less -- Accumulated
      depreciation...................     (1,540)    (1,267)
                                       ---------  ---------
          Net property, plant and
            equipment................      2,697      2,691
                                       ---------  ---------
Other assets.........................         47         99
                                       ---------  ---------
               Total assets..........  $  34,251  $  28,180
                                       =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Revolving credit facility.......  $  17,783  $  16,408
     Current maturities of long-term
      debt...........................        443        966
     Accounts payable................      2,976      1,940
     Accrued liabilities.............      2,483        964
                                       ---------  ---------
          Total current
            liabilities..............     23,685     20,278
                                       ---------  ---------
Long-term debt, net of current
  maturities.........................        702      1,256
                                       ---------  ---------
          Total liabilities..........     24,387     21,534
                                       ---------  ---------
Commitments
Stockholders' equity:
     Common stock, par value $.10 per
      share -- authorized 1,000
      shares, issued and outstanding
      -- 300 shares as of December
      31, 1997.......................     --             80
     Paid-in capital.................      3,701      8,028
     Retained earnings...............      6,163      2,311
     Treasury stock..................     --         (3,773)
                                       ---------  ---------
          Total stockholders'
            equity...................      9,864      6,646
                                       ---------  ---------
          Total liabilities and
            stockholders' equity.....  $  34,251  $  28,180
                                       =========  =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                              STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
Net sales............................  $  67,923  $  57,121
Costs and expenses:
     Cost of sales...................     48,103     40,362
     Operating and delivery..........      8,813      8,693
     Selling, general and
     administrative..................      4,997      4,450
     Depreciation and amortization...        345        441
                                       ---------  ---------
     Operating income................      5,665      3,175
Other (income) expenses:
     Interest expense................      1,601      1,652
     Other income....................       (988)        90
                                       ---------  ---------
Income before income taxes...........      5,052      1,433
Provision for income taxes...........      1,200         80
                                       ---------  ---------
Net income...........................  $   3,852  $   1,353
                                       =========  =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                        CAPITAL    PAID-IN    RETAINED       TREASURY
                                         STOCK     CAPITAL    EARNINGS         STOCK          TOTAL
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1995...........    $   80     $ 8,028    $    958       $--           $   9,066
     Repurchase of shares............     --          --         --            (3,773)         (3,773)
     Net income......................     --          --          1,353       --                1,353
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1996...........        80       8,028       2,311        (3,773)          6,646
     Repurchase of shares............     --          --         --              (634)           (634)
     Recapitalization (Note 5).......       (80)     (4,327)     --             4,407          --
     Net income......................     --          --          3,852       --                3,852
                                        --------   --------   ---------   ---------------   ---------
BALANCE, December 31, 1997...........    $--        $ 3,701    $  6,163       $--           $   9,864
                                        ========   ========   =========   ===============   =========

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                         1997       1996
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   3,852  $   1,353
     Adjustments to reconcile net
      income to net cash provided by
      operating activities --
          Depreciation and
            amortization.............        345        441
          Loss on disposition of
            equipment................         11         57
          Changes in operating assets
            and liabilities --
               Accounts receivable...     (4,838)     2,029
               Inventories...........     (1,309)      (255)
               Other current
                 assets..............         17        (75)
               Accounts payable......      1,037     (1,016)
               Accrued liabilities...      1,519        (94)
               Other liabilities.....     --            (20)
                                       ---------  ---------
               Net cash provided by
                 operating
                 activities..........        634      2,420
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and
      equipment......................       (315)      (292)
     Proceeds from sale of
      equipment......................          5        524
                                       ---------  ---------
               Net cash (used in)
                 provided by
                 investing
                 activities..........       (310)       232
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net revolving credit facility
      activity.......................      1,375       (430)
     Repayment of debt...............     (1,077)    (1,169)
     Borrowings......................     --          2,731
     Repurchase of shares............       (634)    (3,773)
                                       ---------  ---------
               Net cash used in
                 financing
                 activities..........       (336)    (2,641)
                                       ---------  ---------
NET CHANGE IN CASH...................        (12)        11
CASH, beginning of year..............         19          8
                                       ---------  ---------
CASH, end of year....................  $       7  $      19
                                       =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
          Cash paid for --
               Interest..............  $   1,469  $   1,646
               Income taxes..........        118        250

        The accompanying notes are an integral part of these statements.

                           THE LEVINSON STEEL COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The Levinson Steel Company ("Levinson") is a distributor of structural steel products and operates five regional service centers with warehouse facilities (Ambridge and York, Pennsylvania; Seekonk, Massachusetts; Camden, New Jersey and Greenville, Kentucky) and two sales offices (Bethlehem, Pennsylvania and Birmingham, Alabama) serving customers throughout the eastern United States.

    USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ACCOUNTS RECEIVABLE

     Levinson grants credit to customers based upon management's assessment of their creditworthiness. Sales to domestic steel fabricators and service centers, original equipment manufacturers and customers in the construction industry account for virtually all of the Levinson trade receivables.

    INVENTORIES

     Inventories are valued at the lower of cost or market. Costs are determined on a weighted moving average basis. Levinson's inventories consist primarily of purchased steel products held for resale through service distribution warehouses.

    PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Maintenance and repairs are charged to operations as incurred. Major renewals and betterments, which increase the value or productive capacity of assets, are capitalized. Upon sale or retirement, the related value and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the accompanying statements of income.

     Depreciation is provided based upon the estimated useful lives using the straight-line method. Estimated useful lives are 5 to 25 years for buildings and improvements and 3 to 10 years for machinery, equipment and fixtures.

    DEFERRED FINANCING COSTS

     Costs incurred in connection with securing financing arrangements have been capitalized and are included with other assets in the accompanying balance sheets. Deferred financing costs are amortized over the term of the borrowing facility and are presented net of accumulated amortization of $107 and $55 at December 31, 1997 and 1996, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the long-term debt is estimated based on interest rates for the same or similar debt offered to Levinson having the same or similar remaining maturities and collateral requirements. The carrying amounts of long-term debt approximate fair value at the applicable balance sheet dates.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

    CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject Levinson to concentrations of credit risk, consist principally of cash deposits and, trade account receivables. Levinson places its cash with several financial institutions limiting the amount of credit exposure to any one financial institution. Concentration of credit risk with respect to trade accounts receivable are within the northeastern regions of the United States. Management performs ongoing credit evaluations of its customers and providers allowances as deemed necessary. Credit is extended once appropriate credit history and references have been obtained. Adjustments to the allowance for doubtful accounts are made periodically (as circumstances warrant) based upon the expected collectibility of all such accounts. Levinson periodically reveiws the credit history of its customers and generally does not require collateral for the extension of credit.

2.  DEBT

                                         1997       1996
                                       ---------  ---------
Revolving credit facility, interest
  at prime plus .25% (8.5% as of
  December 31, 1997), payable
  monthly............................  $  17,783  $  16,408
Term loan, interest at prime plus
  .75% (9% as of December 31, 1997),
  payable in monthly installments of
  $20 excluding interest, maturity
  February 28, 2003..................        934      1,198
Note payable, interest at 7.88%,
  payable in monthly installments of
  $17 including interest.............        159        352
Capital lease obligation, interest at
  9.25%, payable in monthly
  installments of $4 including
  interest...........................         52         89
Other Indebtedness...................     --            583
                                       ---------  ---------
                                          18,928     18,630
     Less -- Revolving credit
       facility......................     17,783     16,408
             Current maturities......        443        966
                                       ---------  ---------
Long-term debt.......................  $     702  $   1,256
                                       =========  =========

     Levinson has a financing agreement with a bank that provides for a Revolving Credit Facility through November 8, 1998, with an automatic annual renewal provision. This agreement provides for borrowings up to the lesser of 85% of eligible accounts receivable and 65% of eligible inventory, as defined, not to exceed borrowings of $19,000. This agreement also provides for additional borrowings under the term loan and up to $500 under a capital expenditure line of credit with interest at prime plus 1% convertible to a term loan with five-year amortization after one year. Borrowings under the various instruments are secured by virtually all of the assets of Levinson, and limitations on borrowings are based upon the secured assets.

     The agreement provides for adjustments to the interest rates for the Revolving Credit Facility the term loan, and the transaction loan based upon financial ratios achieved by Levinson. Additionally, the agreement includes restrictive covenants that require Levinson to maintain specified levels of tangible net worth, cash flow coverage and leverage ratios. Certain other provisions restrict capital expenditures, distributions to stockholders and the incurrence of additional indebtedness.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

  CAPITAL LEASE OBLIGATION

     Levinson leases certain machinery and equipment under a capital lease agreement, which expires March 1999. The following is a schedule of the approximate future minimum lease payments under this obligation together with the present value of the net minimum lease payments:

1998.................................  $      44
1999.................................         11
                                       ---------
Total minimum lease payments.........         55
Less -- Amount representing
  interest...........................          3
                                       ---------
Present value of net minimum lease
  payments...........................  $      52
                                       =========

     The capitalized value of assets recorded as capitalized leases was approximately $176 and depreciation expense on these assets was approximately $18 for each of the years ended December 31, 1997 and 1996.

3.  COMMITMENTS

     Levinson leases certain warehouses, trucks and equipment under noncancellable operating leases. Levinson expects to renew these leases upon expiration. The approximate future minimum obligation under these leases is as follows:

1998.................................  $   1,156
1999.................................        648
2000.................................        462
2001.................................        184
2002.................................         10
                                       ---------
Total................................  $   2,460
                                       =========

     Rent expense for the years ended December 31, 1997 and 1996 was approximately $1,552 and $1,294, respectively.

4.  STOCKHOLDERS EQUITY

     During 1997, Levinson affected a recapitalization via a merger with The Levinson Steel Acquisition Company, a company wholly owned by the majority shareholders of Levinson. In connection with this merger, Levinson reacquired 24,882 shares of common stock representing the minority ownership for $634. As a result of this merger, the shares held in treasury were retired and the then outstanding shares were exchanged for shares of the surviving entity.

     During 1996, Levinson reacquired 639 shares of common stock for $3,773. The shares repurchased were financed with borrowings under the Revolving Credit Facility, term loan and transaction loan.

5.  EMPLOYEE BENEFIT PLANS

     Levinson has a 401(k) benefit plan. Levinson incurred matching contributions expense of approximately $86 and $82 for 1997 and 1996, respectively.

     Levinson contributes to certain pension funds, two of which represent multiemployer plans, in accordance with union contracts at three locations. Contributions are based upon hours worked at one location, gross regular earnings at another location and a monthly amount per eligible employee at the other location. Pension expense for these plans was approximately $88 for both fiscal 1997 and 1996.

                           THE LEVINSON STEEL COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES

     The provision for income taxes recognize the tax effects of all income and expense transactions in the statements of income, regardless of the year in which the transactions are reported for tax purposes.

     The provisions for income taxes consist of the following:

                                         1997       1996
                                       ---------  ---------
Current --
     Federal.........................  $     720  $      25
     State...........................        480         55
                                       ---------  ---------
                                           1,200         80
Deferred.............................     --         --
                                       ---------  ---------
Total................................  $   1,200  $      80
                                       =========  =========

     Utilization of net operating loss carryforwards, serve to reduce the 1997 tax provision and eliminate the regular tax liability for 1996. The 1996 provision for income taxes results from alternative minimum taxes.

     Temporary differences between book and tax income relate primarily to net operating loss carryforwards, depreciation, inventories and various reserve balances. Levinson has net operating loss carryforwards for tax purposes of approximately $4,014 as of December 31, 1997, which will expire on various dates through 2005.

     Deferred tax balances consist of the following as of December 31:

                                         1997       1996
                                       ---------  ---------
Net operating loss carryforward......  $   1,392  $   2,340
Reserves and other differences.......        303        518
Inventories..........................        332        766
Accumulated depreciation.............       (219)      (627)
Valuation allowance..................     (1,808)    (2,997)
                                       ---------  ---------
Net..................................  $  --      $  --
                                       =========  =========

     The benefit of the deferred tax asset will be recognized in the years in which it is realized.

7.  OTHER INCOME

     During 1997, Levinson entered into a settlement agreement relating to a lawsuit filed against a software vendor in 1996. As a result, Levinson recorded a gain of $1,200, which is shown net of related expenses of $211 in the accompanying statement of income.

8.  SUBSEQUENT EVENT

     On March 11, 1998, Levinson entered into a definitive agreement to merge with and into a wholly owned subsidiary of Metals USA, Inc. Subsequent to this merger, the Company will operate as a wholly owned subsidiary of Metals USA, Inc. This transaction was completed during April 1998.

================================================================================
  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

              TABLE OF CONTENTS

                                                 PAGE
                                                 -----
Prospectus Summary.............................     3
Risk Factors...................................     9
Price Range of Common Stock....................    13
Dividend Policy................................    13
Capitalization.................................    14
Selected Financial Data........................    15
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    17
Business.......................................    24
Management.....................................    39
Certain Transactions...........................    46
Principal Stockholders.........................    49
Selling Stockholders...........................    50
Description of Capital Stock...................    51
Shares Eligible for Future Sale................    53
Plan of Distribution...........................    54
Legal Matters..................................    54
Experts........................................    54
Additional Information.........................    54
Index to Financial Statements..................   F-1

                               ------------------

                                2,000,000 SHARES

                                     [LOGO]
                                METALS USA, INC.

                                  COMMON STOCK

                              -------------------
                                   PROSPECTUS
                              -------------------

                                  MAY 20, 1998

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC which have been paid.

                                        AMOUNT TO BE
                                            PAID
                                        -------------
SEC registration fee.................     $  11,800
Printing expenses....................     $  25,000
Legal fees and expenses..............     $  10,000
Accounting fees and expenses.........     $  15,000
Miscellaneous........................     $   8,200
                                        -------------
     Total...........................     $  70,000
                                        =============

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company has purchased liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On July 3, 1996, Metals USA issued and sold 1,000 shares of Common Stock to Notre for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On December 14, 1996, Metals USA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act:
Arthur L. French -- 1,472.645 shares for a consideration of $2,000; J. Michael Kirksey -- 736.322 shares for a consideration of $1,000; Stephen R.
Baur -- 736.322 shares for a consideration of $1,000; and Notre -- 23,798.718 shares for a consideration of $34,375.

     On January 31, 1997, Metals USA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act:
Terry Freeman -- 368.161 shares for a consideration of $500; Frank W.
Montfort -- 73.632 shares for a consideration of $100; Cary Vollintine -- 73.632 shares for a consideration of $100; Shellie Gray LePori -- 184.080 shares for a consideration of $250; Fred Ferreira -- 73.632 shares for a consideration of $100; Emmett E. Moore -- 368.161 shares for a consideration of $500; William J. Lynch -- 36.816 shares for a consideration of $50; James George Lynch -- 36.816 shares for a consideration of $50; Leonard A. Potter -- 73.632 shares for a consideration of $100; Dr. Bernard A. Millstein -- 36.816 shares for a consideration of $50; Infoscope Partners, Inc. -- 7.363 shares for a consideration of $10; Jennifer Summerford -- 73.632 shares for a consideration of $100; Melinda Malek -- 7.363 shares for a consideration of $10; L. E. Peterson -- 55.224 shares for a consideration of $75; and Don Shirtcliff --
73.632 shares for a consideration of $100.

     On February 19, 1997, Metals USA issued and sold 368.161 shares of Common Stock to Keith E. St. Clair for a consideration of $500. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On March 4, 1997, Metals USA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act: T. William Porter -- 73.632 shares for a consideration of $100; Donald D.
Temperton -- 257.712 shares for a consideration of $350; and Kaye M.
Wiggins -- 36.816 shares for a consideration of $50.

     On April 15, 1997, Metals USA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act:
John A. Hageman -- 552.242 shares for a consideration of $750; Robert
DuBose -- 18.408 shares for a consideration of $25; Cindy Barrientes -- 18.408 shares for a consideration of $25; Martha Spradley -- 18.408 shares for a consideration of $25; Claudia Cedillo -- 18.408 shares for a consideration of $25; Mark Alper -- 368.161 shares for a consideration of $500; Jonathan
Alper -- 184.080 shares for a consideration of $250; Lester Peterson -- 368.161 shares for a consideration of $500; Richard A. Singer -- 368.161 shares for a consideration of $500; Arnold Bradburd -- 368.161 shares for a consideration of $500; William B. Edge -- 368.161 shares for a consideration of $500; Patrick A. Notestine -- 368.161 shares for a consideration of $500; Craig R.
Doveala -- 184.080 shares for a consideration of $250; Robert J.
McCluskey -- 184.080 shares for a consideration of $250; Michael E.
Christopher -- 368.161 shares for a consideration of $500; Arthur L.
French -- 441.793 shares for a consideration of $600; J. Michael
Kirksey -- 147.264 shares for a consideration of $200; Steven R. Baur -- 147.264 shares for a consideration of $200; Tommy E. Knight -- 73.632 shares for a consideration of $100; Richard H. Kristinik -- 73.632 shares for a consideration of $100; Keith E. St. Clair -- 73.632 shares for a consideration of $100; Terry Freeman -- 73.632 shares for a consideration of $100; Cheryl Ketchie -- 110.448 shares for a consideration of $150; Kaye Wiggins -- 7.363 shares for a consideration of $10; and Richard T. Howell -- 73.632 shares for a consideration of $100.

     Effective April 21, 1997, Metals USA effected a 135.81-to-1 stock split on outstanding shares of Common Stock as of April 20, 1997.

     Effective April 21, 1997, Metals USA issued and sold 3,122,914 shares of Restricted Common Stock to Notre in exchange for 3,122,914 shares of Common Stock. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On July 11, in connection with the IPO, the Company issued 10,128,609 shares of its Common Stock in connection with the Mergers of the Founding Companies. Each of these transactions was completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     On September 26, 1997, the Company issued 4,023,583 shares of its Common Stock in connection with certain of the Subsequent Acquisitions. This transaction was completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

          The exhibits listed below are filed as exhibits to this Registration Statement and are filed herewith or are incorporated by reference as indicated below:

EXHIBIT
NUMBER                      DESCRIPTION
------                      -----------
  3.1 -- Amended and Restated Certificate of Incorporation of Metals USA, Inc. (the "Company"), as amended, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

  3.2 -- Bylaws of the Company, as amended, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  4.1 -- Form of certificate evidencing ownership of Common Stock of the Company, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

  4.2 -- Indenture, dated February 11, 1998, by and among the Company as issuer and the Guarantors named therein, and U.S. Trust Company of California, N.A., as Trustee regarding the Company's 8 5/8% Senior Subordinated Notes due 2008, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

  4.3 -- Purchase Agreement dated February 6, 1998 by and among the Company and BT Alex. Brown Incorporated, Bear Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC regarding the Company's 8 5/8% Senior Subordinated Notes due 2008, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

  4.4 -- Registration Rights agreement dated February 6, 1998 by and among the Company and BT Alex. Brown Incorporated, Bear Stearns & Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC regarding the Company's 8 5/8% Senior Subordinated Notes due 2008, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

  5.1+ -- Opinion of Bracewell & Patterson, L.L.P.

 10.1 -- The Company's 1997 Long-Term Incentive Plan, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

 10.2 -- The Company's 1997 Non-Employee Directors' Stock Plan, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.3 -- Agreement and Plan of Organization dated as of April 30, 1997, by and among the Company, Affiliated Metals Acquisition Corp., Affiliated Metals Company and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.4 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Interstate Steel I Acquisition Corp., Interstate Steel II Acquisition Corp., Interstate Steel III Acquisition Corp., Interstate Steel IV Acquisition Corp., Interstate Steel Supply Company, Interstate Steel Supply Company of Pittsburgh, Interstate Steel Supply Company of Maryland, Interstate Steel Processing Company and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.5 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Queensboro Steel I Acquisition Corp., Queensboro Steel Corporation and the Stockholders named therein, incorporated by reference to the Company's regis- tration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.6 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Southern Alloy Acquisition Corp., Southern Alloy of America, Inc. and the Stockholders named therein, incorporated by reference to the Company's regis- tration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.7 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Steel Service Systems Acquisition Corp., Steel Service Systems, Inc. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.8 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Texas Aluminum I Acquisition Corp., Texas Aluminum II Acquisition Corp., Texas Aluminum III Acquisition Corp., Texas Aluminum IV Acquisition Corp., Texas Aluminum V Acquisition Corp., Texas Aluminum Industries, Inc., Cornerstone Metals Corporation, Cornerstone Building Products, Inc., Cornerstone Aluminum Company, Inc., Cornerstone Patio Concepts, L.L.C. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

  10.9 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Uni-Steel Acquisition Corp., Uni-Steel, Inc. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

 10.10 -- Agreement and Plan of Organization dated as of April 30, 1997 by and among the Company, Williams Steel Acquisition Corp., Williams Steel & Supply Co., Inc., and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated May 7, 1997.

 10.11 -- Form of Employment Agreement between the Company and Arthur L. French, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.12 -- Form of Employment Agreement between the Company and J. Michael Kirksey, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.13 -- Form of Employment Agreement between the Company and Stephen R.
          Baur, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.14 -- Form of Employment Agreement between the Company and John A.
          Hageman, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.15 -- Form of Employment Agreement between the Company and Terry L. Freeman, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.16 -- Form of Employment Agreement between the Company and Keith E. St. Clair, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.17 -- Form of Founders' Employment Agreement between Interstate Steel
          Supply Company of Maryland and Interstate Steel Processing Company and Arnold W. Bradburd, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.18 -- Form of Founders' Employment Agreement between Steel Service Systems, Inc. and Craig R. Doveala, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.19 -- Form of Founders' Employment Agreement between Southern Alloy of America, Inc. and William Bartley Edge, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.20 -- Form of Founders' Employment Agreement between Queensboro Steel Corporation and Mark Alper, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.21 -- Form of Founders' Employment Agreement between Uni-Steel, Inc. and Richard A. Singer, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.22 -- Form of Founders' Employment Agreement between Williams Steel & Supply Co., Inc. and Lester G. Peterson, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.23 -- Form of Founders' Employment Agreement between Texas Aluminum Industries, Inc., Cornerstone Metals Corporation, Cornerstone Building Products, Inc., Cornerstone Aluminum Company, Inc., Cornerstone Patio Concepts, L.L.C. and Michael E. Christopher, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.24 -- Form of Founders' Employment Agreement between Affiliated Metals Company and Patrick A. Notestine, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated June 17, 1997.

 10.25 -- Form of Agreement among certain stockholders, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.26 -- Indemnity Agreement with Notre Capital Ventures II, L.L.C., incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-26601 dated July 9, 1997.

 10.27 -- Agreement and Plan of Merger dated September 26, 1997, by and among the Company, HTL Acquisition Corp., Harvey Titanium, Ltd. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated November 14, 1997.

 10.28 -- Agreement dated September 26, 1997, by and among the Company,
          Meier Metal Servicenters, Inc. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated November 14, 1997.

 10.29 -- Agreement dated September 26, 1997, by and among the Company, Jeffreys Steel Company, Inc. and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated November 14, 1997.

 10.30 -- Form of Employment Agreement between Jeffreys Steel Company, Inc. and Leon Jeffreys, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

 10.31 -- Agreement and Plan of Merger dated December 17, 1997, by and among the Company, IM Acquisition Corp., Independent Metals Co. Inc., and the Stockholders named therein, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

 10.32 -- Amended and Restated Credit Agreement dated February 11, 1998, by and among the Company and The First National Bank of Chicago, as agent, incorporated by reference to the Company's registration statement on Form S-1, Registration No. 333-35575 dated February 20, 1998.

 10.33 -- Agreement and Plan of Merger dated as of February 16, 1998, by and among the Company, PMC Acquisition Corp., Pacific Metal Company and the Stockholders named therein, incorporated by reference to the Company's Form 8-K dated March 16, 1998.

 21.1+ -- List of subsidiaries of the Company

 23.1+ -- Consent of Arthur Andersen LLP

 23.2+ -- Consent of Ernst & Young LLP

 23.3+ -- Consent of McGladrey & Pullen, LLP

 23.4+ -- Consent of Rubin, Brown, Gornstein & Co.

 23.5+ -- Consent of Klein, Bogakos and Robertson, CPA's Inc.

 23.6+ -- Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)

 23.7+ -- Consent of Ernst & Young LLP

 23.8+ -- Consent of Perkins & Company, P.C.

 23.9+ -- Consent of Arthur Andersen LLP

 23.10+ -- Consent of Arthur Andersen LLP

 24.1+  -- Form of Power of Attorney
------------
 + Included with this filing.

     (b)  Financial Statement Schedules

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Metals USA, Inc. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 1998.

                                          METALS USA, INC.

                                          By: /s/ ARTHUR L. FRENCH
                                                  ARTHUR L. FRENCH
                                                CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON MAY 20, 1998.

             SIGNATURE                                   TITLE
             ---------                                   -----
        /s/ARTHUR L. FRENCH                  Chairman of the Board; Chief
          ARTHUR L. FRENCH                     Executive Officer and President

       /s/J. MICHAEL KIRKSEY                 Senior Vice President; Chief
         J. MICHAEL KIRKSEY                    Financial Officer and Director
                                               (Chief Accounting Officer)

         STEVEN S. HARTER*                   Director

        ARNOLD W. BRADBURD*                  Vice Chairman of the Board and
                                               Director

      MICHAEL E. CHRISTOPHER*                Senior Vice President and Director

            MARK ALPER*                      Director

         A. LEON JEFFREYS*                   Director

       PATRICK S. NOTESTINE*                 Director

         RICHARD A. SINGER*                  Senior Vice President and Director

        LESTER G. PETERSEN*                  Director

         CRAIG R. DOVEALA*                   Director

          WILLIAM B. EDGE*                   Senior Vice President and Director

         T. WILLIAM PORTER*                  Director

       RICHARD H. KRISTINIK*                 Director

          TOMMY E. KNIGHT*                   Director

      *By:/s/ARTHUR L. FRENCH
          ARTHUR L. FRENCH
          ATTORNEY-IN-FACT